                                                              Rule 424(b)(5)
                                                              File No. 333-3911
SUPPLEMENT

(To Prospectus Dated November 13, 1995 and
Prospectus Supplement Dated November 13, 1995)

                      LEHMAN FHA TITLE I LOAN TRUST 1995-6
           FHA Title I Loan Asset-Backed Certificates, Series 1995-6
                Notional Amount Class S 0.4925% Certificate Rate


                      The First National Bank of Keystone,
                                   as Seller

                            Lehman ABS Corporation,
                                  as Depositor

         The FHA Title I Loan Asset-Backed Certificates, Series 1995-6 (the "Certificates"), consist of six Classes of senior Certificates (the "Senior Certificates"): Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 (collectively, the "Class A Certificates") and Class S (the "Class S Certificates") and one Class of subordinated Certificates (the "Class R Certificates"). The Certificates were issued on November 17, 1995 (the "Closing Date"). The Senior Certificates were previously offered for sale to the public pursuant to the accompanying Prospectus Supplement dated November 13, 1995 (the "Prospectus Supplement") and the accompanying Prospectus dated November 13, 1995 (the "Base Prospectus"). This Supplement updates certain information in the Prospectus Supplement relating to the Class S Certificates. Only the Class S Certificates are being offered hereby. The Prospectus Supplement, the Base Prospectus and this Supplement are referred to herein as the "Prospectus."

         The Certificates evidence in the aggregate the entire beneficial interest in the Lehman FHA Title I Loan Trust 1995-6 (the "Trust") formed pursuant to a pooling and servicing agreement (the "Agreement") among Lehman ABS Corporation, as Depositor, The First National Bank of Keystone ("Keystone"), Norwest Bank Minnesota, N.A., as Master Servicer and Claims Administrator, Coast Partners Acceptance Corporation, as Contract of Insurance Holder and First Bank National Association, as Trustee. The property of the Trust initially included funds on deposit in a trust account (the "Pre-Funding Account") to be used for the purchase of additional Loans (as defined in the Prospectus Supplement). During the Funding Period (as defined in the Prospectus Supplement), substantially all the funds on deposit in the Pre-Funding Account were used to purchase additional Loans (the "Subsequent Loans"). All of the Initial Loans (as defined in the Prospectus Supplement) were acquired by Lehman ABS Corporation (the "Depositor") from Keystone. All of the Subsequent Loans were acquired by the Trust from Keystone with funds on deposit in the Pre-Funding Account.

         The Class S Certificateholders will be entitled to receive monthly distributions only of interest on the Class S Notional Amount at the Certificate Rate.

   THE CLASS S CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF KEYSTONE, THE DEPOSITOR, THE MASTER
   SERVICER, THE TRUSTEE, THE CONTRACT OF INSURANCE HOLDER OR ANY AFFILIATE
    THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES
      NOR THE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, OTHER THAN TO THE EXTENT OF THE FHA INSURANCE DESCRIBED HEREIN. THESE
   CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
            EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
             NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                  STATE SECURITIES COMMISSION PASSED UPON THE
                   ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                      ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

         Transfer of the Class S Certificates will be subject to certain restrictions as described herein.

                                LEHMAN BROTHERS

November 20, 1996

         The initial Class S Notional Amount was equal to $135,996,958.88. The Class S Notional Amount with respect to the Distribution Date in November 1996 is $187,555,253.66. With respect to any Distribution Date, the "Class S Notional Amount" is the Pool Balance as of the close of business on the last day of the second calendar month before such Distribution Date. The increase in the Class S Notional Amount reflects the increase in the Pool Balance due to the addition of the Subsequent Loans. No additional Subsequent Loans will be added to the Trust.

         The Class S Certificates are interest-only certificates. The yield to investors in the Class S Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Loans, which may vary over time. A rapid rate of such principal payments on the Loans could result in the failure of investors in the Class S Certificates to fully recover their initial investments. See "SENSITIVITY OF THE PRE-TAX YIELD AND WEIGHTED AVERAGE LIFE OF THE CLASS S CERTIFICATES" herein and "PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus Supplement.

         Until ninety days after the date of this Supplement, all dealers effecting transactions in the Class S Certificates, whether or not participating in this distribution, may be required to deliver this Supplement, the Prospectus Supplement and the Base Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver this Supplement, the Prospectus Supplement and the Base Prospectus with respect to their unsold allotments or subscriptions.

         This Supplement does not contain complete information about the offering of the Class S Certificates. Additional information is contained in the Prospectus Supplement and the Base Prospectus and investors are urged to read this Supplement, the Prospectus Supplement and the Base Prospectus in full. Sales of the Class S Certificates may not be consummated unless the purchaser has received this Supplement, the Prospectus Supplement and the Base Prospectus.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed with respect to the Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus and prior to the termination of the offering of the Class S Certificates shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.



                             AVAILABLE INFORMATION

         In addition to the locations specified under "Available Information" in the Base Prospectus, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

                                     S1-2

                                    GENERAL

         The Prospectus Supplement and the Base Prospectus contain significant additional information concerning the characteristics of the Class S Certificates. The following is qualified in its entirety by reference to the detailed information appearing in the Prospectus Supplement and in the Base Prospectus, both of which should be read in conjunction with this Supplement. Capitalized terms used in this Supplement and not otherwise defined herein have the meanings assigned in the Prospectus Supplement or in the Base Prospectus.


                                 RISK FACTORS

         Investment in the Class S Certificates offered hereby involves a number of significant risks. In addition to the information set forth elsewhere herein and under "RISK FACTORS" in the Prospectus Supplement and in the Base Prospectus, prospective investors should carefully consider the following factors:

ERISA Restrictions

         Transfer of the Class S Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan (a "Plan") subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or
(iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect. See "ERISA CONSIDERATIONS" in the Prospectus Supplement.

Legal Investment Considerations

         The Class S Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") because some of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Class S Certificates. See "LEGAL INVESTMENT CONSIDERATIONS" in the Prospectus Supplement and "LEGAL INVESTMENT" in the Base Prospectus.

Lack of Delinquency and Loss Information

         The following tables illustrate the delinquency and default experience of the loans in existing Related Series Trusts, including the Trust and the Lehman Home Improvement Loan Trust 1995-2, as of the date of this Supplement. The information set forth in the following tables has been obtained from the monthly master servicer reports for the applicable Related Series Trusts, including the Trust

                                     S1-3
and the Lehman Home Improvement Loan Trust 1995-2, and neither the Depositor nor any of its affiliates makes any representation as to the accuracy or completeness of such information.


                                                      Delinquency Experience

                                                                         At                              At
                                                                    December 31,                   September 30,
                                                                        1995                            1996
                                                          ----------------------------------------------------------------
Outstanding Principal Balance                                           $443,645,947.10               $830,524,708.68
30+ Day Delinquency(1)                                                          3.79%                           6.81%
60+ Day Delinquency(1)                                                          0.97%                           2.85%


---------------


(1)      As a percentage of outstanding principal balance.


                                                        Default Experience

                                                                     Year Ended                  Nine Months Ended
                                                                     December 31,                  September 30,
                                                                        1995                            1996
                                                          ----------------------------------------------------------------
Average Principal Balance(1)                                          $406,511,724.64                  $870,729,446.71
Aggregate Defaults(2)                                                 $  4,695,279.76                  $ 26,831,508.88
Default Percentage(3)                                                           1.16%                            3.08%
==========================================================================================================================

(1) Average principal balance equals the sum of the average principal balance for each Related Series Trust and the Lehman Home Improvement Loan Trust 1995-2. The average principal balance for a Related Series Trust or the Lehman Home Improvement Loan Trust 1995-2 is equal to (x) the sum of the principal balances at the end of each Due Period during the indicated period divided by (y) the number of Due Periods included in such period for such Related Series Trust or the Lehman Home Improvement Loan Trust 1995-2.

(2) Aggregate defaults equals the sum of the principal balances of all Defaulted Loans in the Related Series Trusts and the Lehman Home Improvement Loan Trust 1995-2 during the indicated period, where each such principal balance equals the principal balance at the time such Loan became a Defaulted Loan. A Defaulted Loan is a Loan with respect to which: (i) a claim has been submitted pursuant to the Contract of Insurance, (ii) foreclosure proceedings have been commenced, (iii) any portion of a monthly payment is more than 150 days past due (without giving effect to any grace period) or (iv) the Master Servicer has determined, in good faith, in accordance with customary mortgage loan servicing practices that all the amounts which it expects to receive with respect to such Loan have been received.

(3) Default percentages are not annualized. With respect to the year ended December 31, 1995, the Related Series Trusts and the Lehman Home Improvement Loan Trust 1995-2 were outstanding from 2 to 12 months. With respect to the nine months ended September 30, 1996, the Related Series Trusts and the Lehman Home Improvement Loan Trust 1995-2 were outstanding from 2 to 9 months.

         While the above delinquency and default experience represents the recent experience of the Related Series Trusts and the Lehman Home Improvement Loan Trust 1995-2, there can be no assurance that the future delinquency and default experience on the Loans will be similar. Potential investors should make investment determinations based on the Loan underwriting criteria and other information provided herein, and not solely on the prior delinquency and default information provided above. More detailed statistically significant delinquency and loss experience with respect to loans similar to the Loans originated or purchased by the Approved Sellers is not available.

                                     S1-4

                      THE FIRST NATIONAL BANK OF KEYSTONE

         As of September 30, 1996, Keystone has assets of approximately $542 million.


                        DESCRIPTION OF THE CERTIFICATES

         The Certificates were issued pursuant to the Agreement. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement.

General

         The Class S Certificates will have no principal balance, will not be entitled to distributions of principal, and will receive distributions of interest as described herein.

         The Class S Certificates will be offered in fully registered, certificated form in Percentage Interests of not less than 10%. The "Percentage Interest" of the Class S Certificates as of any date of determination will be equal to the percentage stated on the face of such Certificate.

         Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register. However, with respect to any holder of Class S Certificates evidencing, in the aggregate, a minimum Percentage Interest of 30%, distributions will be made on the Distribution Date by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three Business Days prior to the related Distribution Date.

Distributions

         On each Distribution Date, distributions on the Class S Certificates will be made in accordance with the priorities described under "DESCRIPTION OF THE CERTIFICATES -- Distributions" in the Prospectus Supplement.

Interest

         The Class S Certificates will be entitled to a distribution in respect of interest each month, to the extent of funds available therefor, in an amount up to the Class Interest Distribution for the Class S Certificates. For each Distribution Date and the Class S Certificates, the "Class Interest

Distribution" is the sum of (a) one month's interest at the related Certificate Rate on the Class S Notional Amount for such Distribution Date (the "Class Monthly Interest Distributable Amount") and (b) any Class Interest Carryover Shortfall for the Class S Certificates for such Distribution Date. As to any Distribution Date and the Class S Certificates, "Class Interest Carryover Shortfall" is the sum of (a) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to the Class S Certificateholders on such preceding Distribution Date plus (b) 30 days' interest on such excess, to the extent permitted by law, at the related Certificate Rate on the basis of a 360-day year consisting of twelve 30-day months.

         Distributions of the related Class Interest Distribution to the Class S Certificates will be made prior to the distribution of the Class Interest Distribution to the Class A Certificates.

         With respect to any Distribution Date, the "Class S Notional Amount" is the Pool Balance as of the close of business on the last day of the second calendar month before such Distribution Date.


                                     S1-5

         The Class S Notional Amount with respect to the Distribution Date in November 1996 is $187,555,253.66. The initial Class S Notional Amount was $135,996,958.88. The increase in the Class S Notional Amount reflects the increase in the Pool Balance due to the addition of the Subsequent Loans. Interest on the Class S Certificates in respect of any Distribution Date will accrue from the first day of the month preceding such Distribution Date through the last day of the month preceding such Distribution Date (each such period, an "Interest Period") on the basis of a 360-day year consisting of twelve 30-day months.

The Policy

         The Policy was issued on the Closing Date by the Certificate Insurer pursuant to the provisions of the Amended and Restated Insurance and Reimbursement Agreement (the "Insurance Agreement") dated as of July 1, 1995, as supplemented, among the Seller, the Master Servicer, Lomas Mortgage USA, Inc., as master servicer for certain Related Series Trusts (as defined in the Prospectus Supplement), the Trustee, the Depositor and the Certificate Insurer, amending and restating the Insurance and Reimbursement Agreement dated as of April 1, 1995, including without limitation all schedules, exhibits and attachments thereto. Lomas Mortgage USA, Inc. has been replaced as master servicer for certain Related Series Trusts by Norwest Bank Minnesota, N.A.

         The Policy unconditionally and irrevocably guarantees accrued and unpaid interest due on the Class S Certificates as described in the Prospectus

Supplement under "DESCRIPTION OF THE CERTIFICATES -- The Policy."

Transfer and Exchange of the Class S Certificates

         Subject to the limitations on transferability described in the Prospectus Supplement under "ERISA CONSIDERATIONS," the Class S Certificates will be transferable only upon surrender for registration of transfer of any Class S Certificate at the office or agency maintained by the Trustee. The Trustee shall execute, authenticate and deliver in the name of the designated transferee or trans-ferees, one or more new Class S Certificates in authorized denominations of a like Percentage Interest dated the date of authentication by the Trustee. At the option of a Certificateholder, Class S Certificates may be exchanged for other Class S Certificates of authorized denominations of a like Percentage Interest upon surrender of the Class S Certificates to be exchanged at the office or agency referred to above.

         The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to this paragraph, a Certificate Register for each Class of Certificates in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates of such Class and of transfers and exchanges of such Certificates as herein provided. The Trustee shall be the initial Certificate Registrar. The Trustee shall maintain in The City of New York an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange.

         Every Class S Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by, the Certificateholder or such Certificateholder's attorney duly authorized in writing. Each Class S Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge will be made for any registration of exchange or transfer of the Class S Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.


                                     S1-6

                           DESCRIPTION OF THE LOANS

         Information with respect to the Initial Loans as of November 1, 1995 (the "Cut-Off Date") is set forth in the Prospectus Supplement, which contains substantial information concerning the Initial Loans, including the types of dwelling units securing the Initial Loans, the geographic location of the related Properties and information relating to the Initial Loans generally. Investors are urged to read "DESCRIPTION OF THE LOANS" in the Prospectus Supplement.

         During the Funding Period, the Trust acquired approximately

$73,000,000 in aggregate principal balance of Subsequent Loans from Keystone with funds on deposit in the Pre-Funding Account.

         As of September 30, 1996 (the "Reference Date"), the Pool Balance is $187,555,253.66 (the "Reference Date Principal Balance"), which is equal to the sum of the aggregate Principal Balances of the Initial Loans and the Subsequent Loans as of the Reference Date. As of the Reference Date, approximately 0.1% of the Loans (by Reference Date Principal Balance) are Manufactured Housing Contracts. The Properties are located in 44 states. No more than approximately 35.8% of the Loans (by Reference Date Principal Balance) have been originated using criteria substantially similar to the Title I Program, but will not be covered by FHA Insurance. Substantially all of the Loans are partially insured by the FHA under the Title I Program. The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties.

         With respect to the Loans, the average Principal Balance as of the Reference Date is approximately $15,803, the minimum Principal Balance as of the Reference Date is approximately $144, the maximum Principal Balance as of the Reference Date is approximately $59,513, the minimum Loan Rate and the maximum Loan Rate on the Reference Date are 9.990% and 18.000% per annum, respectively, and the weighted average Loan Rate on the Reference Date is approximately 13.734% per annum. As of the Reference Date, the weighted average remaining term to maturity of the Loans is approximately 182 months and the remaining terms to maturity of the Loans range from 4 months to 230 months. No Loan is expected to mature later than November, 2015.

         As of the Reference Date, the Loans included 11,868 loans, having the additional characteristics described below. The percentages in the tables below may not add to 100.0% because of rounding.



                                     S1-7

               CERTAIN STATISTICAL CHARACTERISTICS OF THE LOANS

                       REFERENCE DATE PRINCIPAL BALANCES

                                                                                                           Percent of Reference
                                                            Number of             Reference Date              Date Principal
Range of Principal Balances ($)                               Loans             Principal Balance                Balance
---------------------------------                         --------------   ----------------------------    --------------------
     0.01 to        5,000.00............................            785              $   2,856,850.53                1.5%
 5,000.01 to       10,000.00............................          2,703                 21,178,318.14               11.3
10,000.01 to       15,000.00............................          2,868                 37,429,520.58               20.0
15,000.01 to       20,000.00............................          1,496                 26,756,257.68               14.3

20,000.01 to       25,000.00............................          3,939                 95,868,178.35               51.1
25,000.01 to       30,000.00............................              9                    246,169.82                0.1
30,000.01 to       35,000.00............................             10                    327,650.12                0.2
35,000.01 to       40,000.00............................             15                    545,696.95                0.3
40,000.01 to       45,000.00............................              5                    214,409.27                0.1
45,000.01 to       50,000.00............................              9                    428,106.94                0.2
50,000.01 to       55,000.00............................              1                     53,030.83                0.0
55,000.01 to       60,000.00............................             28                  1,651,064.45                0.9
                                                          --------------   ----------------------------    ----------------

          Total.........................................         11,868               $187,555,253.66              100.0%
                                                          ==============   ============================    ================

                        LOAN RATES AS OF REFERENCE DATE


                                                                                                   Percent of Reference
                                                     Number of             Reference Date              Date Principal
Range of Loan Rates                                    Loans              Principal Balance                Balance
-------------------                              ------------------  ---------------------------  ---------------------
 9.501% to 10.000%.............................                 16           $      300,178.37                0.2%
10.001% to 10.500%.............................                 10                  332,637.59                0.2
10.501% to 11.000%.............................                162                3,563,935.43                1.9
11.001% to 11.500%.............................                 83                1,324,373.29                0.7
11.501% to 12.000%.............................              1,412               24,165,159.65               12.9
12.001% to 12.500%.............................                259                3,191,241.98                1.7
12.501% to 13.000%.............................              2,068               38,097,972.05               20.3
13.001% to 13.500%.............................                356                5,002,730.42                2.7
13.501% to 14.000%.............................              3,588               57,486,720.84               30.7
14.001% to 14.500%.............................                767                9,559,105.02                5.1
14.501% to 15.000%.............................              1,853               29,290,866.81               15.6
15.001% to 15.500%.............................                270                3,028,562.63                1.6
15.501% to 16.000%.............................                851               10,109,263.71                5.4
16.001% to 16.500%.............................                 41                  408,432.14                0.2
16.501% to 17.000%.............................                 92                1,360,629.23                0.7
17.001% to 17.500%.............................                  8                   75,000.98                0.0
17.501% to 18.000%.............................                 32                  258,443.52                0.1
                                                 ------------------  ---------------------------  -----------------

          Total................................             11,868             $187,555,253.66              100.0%
                                                 ==================  ===========================  =================


                                     S1-8

                                   SEASONING


Range of                                                                                         Percent of Reference
Months                                               Number of        Reference Date Principal      Date Principal
of Seasoning                                           Loans                 Balance                  Balance
------------                                      ---------------  ----------------------------  --------------------
     <  12......................................           3,232               $54,051,946.80               28.8%
     -
 13 to  18......................................           7,961               124,517,142.87               66.4
 19 to  24......................................             207                 2,684,366.42                1.4
 25 to  36......................................              65                   959,348.86                0.5
 37 to  48......................................             119                 1,718,087.60                0.9
 49 to  60......................................             121                 1,532,568.17                0.8
 61 to  72......................................              85                 1,124,576.06                0.6
 73 to  84......................................              57                   735,987.58                0.4
 85 to  96......................................              14                   178,064.90                0.1
 97 to 108......................................               5                    43,313.00                0.0
109 to 120......................................               2                     9,851.40                0.0
                                                  ---------------  ----------------------------  -----------------

          Total.................................          11,868              $187,555,253.66              100.0%
                                                  ===============  ============================  =================

                    MONTHS REMAINING TO SCHEDULED MATURITY

Range of                                                                                         Percent of Reference
Remaining Terms                                      Number of        Reference Date Principal      Date Principal
(in months)                                            Loans                 Balance                  Balance
---------------                                   ---------------  ----------------------------  --------------------

  1 to  12......................................              15             $      20,861.34                0.0%
 13 to  24......................................              61                   185,114.29                0.1
 25 to  36......................................              58                   209,902.04                0.1
 37 to  48......................................             398                 2,020,588.06                1.1
 49 to  60......................................             165                   915,129.66                0.5
 61 to  72......................................             375                 2,272,191.02                1.2
 73 to  84......................................             197                 1,449,431.55                0.8
 85 to  96......................................              73                   708,325.19                0.4
 97 to 108......................................           1,504                14,424,264.67                7.7
109 to 120......................................             392                 4,097,348.49                2.2
121 to 132......................................             254                 3,023,909.86                1.6
133 to 144......................................             120                 1,484,226.12                0.8
145 to 156......................................              41                   582,118.08                0.3
157 to 168......................................           3,546                55,366,732.90               29.5
169 to 180......................................             964                16,218,772.20                8.6
181 to 192......................................               4                    95,159.90                0.1
193 to 204......................................              18                   389,821.33                0.2
205 to 216......................................              23                   454,605.60                0.2
217 to 228......................................           2,826                64,363,320.28               34.3

229 to 240......................................             834                19,273,431.08               10.3
                                                  ---------------  ----------------------------   ----------------

          Total.................................          11,868              $187,555,253.66              100.0%
                                                  ===============  ============================   ================

                                     S1-9

                     GEOGRAPHICAL DISTRIBUTION BY STATE(1)


                                                                                                 Percent of Reference
                                                     Number of        Reference Date Principal      Date Principal
State                                                  Loans                 Balance                  Balance
------------                                      ---------------  ----------------------------  --------------------
California                                                  4,976               $101,655,567.34             54.2%
Texas                                                       1,341                 14,359,306.73              7.7
Florida                                                       471                  6,175,598.07              3.3
Colorado                                                      425                  5,999,630.66              3.2
Arizona                                                       335                  5,775,030.41              3.1
Pennsylvania                                                  436                  5,162,606.40              2.8
Arkansas                                                      486                  4,900,884.76              2.6
Washington                                                    365                  4,895,398.29              2.6
Nevada                                                        248                  4,804,679.57              2.6
North Carolina                                                334                  3,721,337.17              2.0
Illinois                                                      327                  3,718,901.43              2.0
New York                                                      196                  3,501,313.69              1.9
Georgia                                                       255                  3,011,156.94              1.6
Mississippi                                                   235                  2,766,539.14              1.5
Ohio                                                          192                  2,211,244.13              1.2
Oregon                                                        166                  2,189,370.45              1.2
New Jersey                                                    115                  1,806,181.61              1.0
Tennessee                                                     164                  1,717,266.43              0.9
Louisiana                                                     113                  1,524,400.54              0.8
Oklahoma                                                      132                  1,339,186.13              0.7
Missouri                                                       88                  1,020,044.86              0.5
South Carolina                                                 93                  1,011,776.27              0.5
Indiana                                                        67                    823,836.16              0.4
Virginia                                                       53                    586,971.79              0.3
Kansas                                                         37                    414,308.57              0.2
Michigan                                                       48                    340,840.02              0.2
Utah                                                           17                    297,906.94              0.2
Wyoming                                                        26                    270,523.24              0.1
Kentucky                                                       24                    226,216.44              0.1

Iowa                                                           19                    207,190.69              0.1
Hawaii                                                         11                    178,162.12              0.1
Connecticut                                                    12                    175,067.92              0.1
New Mexico                                                     12                    142,174.75              0.1
Nebraska                                                       11                    116,194.47              0.1
Rhode Island                                                    7                    114,994.62              0.1
Idaho                                                          10                     88,825.39              0.0
Maryland                                                        5                     84,009.80              0.0
Massachusetts                                                   4                     62,582.12              0.0
Vermont                                                         3                     43,424.02              0.0
Alabama                                                         1                     36,949.04              0.0
West Virginia                                                   5                     32,890.50              0.0
New Hampshire                                                   1                     24,420.56              0.0
North Dakota                                                    1                     13,447.65              0.0
Wisconsin                                                       1                      6,895.83              0.0
                                                    --------------  -----------------------------  ---------------

        Total.....................................         11,868               $187,555,253.66            100.0%
                                                    ==============  =============================  ===============

------------------

(1)      Determined by property address designated as such in the related
         Property.


         Based on information in the Master Servicer's monthly certificate for the October 1996 Distribution Date, as of the Reference Date, approximately 7.90% of the Loans (by Reference Date Principal Balance) were 30 or more days delinquent, approximately 3.35% of the Loans (by Reference Date Principal Balance) were 60 or more days delinquent, and the Cumulative Default Percentage (as

                                     S1-10
defined below) was approximately 3.60%. Such information has not been independently verified by the Depositor, Lehman Brothers Inc. or any person acting on their behalf.

         "Cumulative Default Percentage" means, as of any Determination Date, the aggregate of the Principal Balances (at the time each such Loan became a Defaulted Loan) of the Defaulted Loans (as defined in the Prospectus Supplement) from the Cut-Off Date to the prior Monthly Cut-Off Date, divided by the aggregate of the Cut-Off Date Principal Balances of all Loans.


                       HISTORICAL PAYMENTS OF PRINCIPAL

         The Certificates were issued on November 17, 1995. Set forth below is information as to principal payments on the Loans for the periods indicated.

The information in the table below is from the Master Servicer's monthly certificates covering the months indicated. Neither the Depositor, Lehman Brothers Inc., nor any person acting on their behalf has independently verified the information below.



                      Payments of Principal of the Loans

                    Aggregate Principal
                    Balance of Loans at                                                    Adjustments   Foreclosures      Total
    Due                  Beginning             Regular                          Full            to       (Claim Funds     Principal
  Period              of Due Period(1)        Installments    Curtailments   Prepayments     Principal     Received)     Collections
  ------            -------------------       ------------    -----------    -----------     ---------   ------------    -----------
11/1-11/30/95         $135,997,026.18         $457,028.72      $77,356.09    $644,375.76     $    0.00       $  0.00   $1,178,760.57

12/1-12/31/95          192,621,923.76          402,668.28       88,669.66   1,025,967.54          0.00          0.00    1,517,305.48

 1/1- 1/31/96          206,476,012.65          431,594.48      117,593.21   1,060,557.83          0.00          0.00    1,609,745.52

 2/1- 2/29/96          204,866,267.13          429,586.61       85,057.47   1,282,879.32          0.00          0.00    1,797,523.40

 3/1- 3/31/96          202,532,549.14          411,706.10      237,601.01   1,344,178.62      6,011.38          0.00    1,999,497.11

 4/1- 4/30/96          200,194,877.85          405,202.19      110,428.71   1,083,148.39      6,625.84          0.00    1,605,405.13

 5/1- 5/31/96          197,386,069.14          408,785.81      150,219.77   1,776,899.08      8,831.23      (316.30)    2,344,419.59

 6/1- 6/30/96          194,085,516.17          383,399.05       91,294.06   1,851,502.09    (2,406.40)         31.98    2,323,820.78

 7/1- 7/31/96          190,676,723.64          420,596.49       83,689.87   1,667,271.16        (9.61)   (12,873.12)    2,158,674.79

 8/1- 8/31/96          186,747,425.22          400,744.41       94,286.76   1,970,763.12    (4,004.41)      (580.83)    2,461,209.05

 9/1- 9/30/96          182,509,923.30          377,811.40      108,002.21   1,894,211.74        879.12   (65,524.07)    2,315,380.40

-------------------

(1) Represents aggregate Principal Balance of Loans less total amount of Defaulted Loans.

    The prepayment history of the Loans underlying the Certificates is relatively short and cannot be relied upon as an indicator of the rate of prepayments on the Loans to be experienced over the life of the Class S Certificates. Further, the rate of prepayment of a pool of loans during any period should be considered in light of the amount of time elapsed since the origination of such loans and the absolute levels of, and changes in, prevailing market interest rates during such period. For a further discussion

                                     S1-11
of the factors affecting the rate of prepayments on loans, see "PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus Supplement. Investors are urged to make an independent decision as to the appropriate prepayment assumptions to be used in deciding whether to purchase a Class S Certificate.


                 SENSITIVITY OF THE PRE-TAX YIELD AND WEIGHTED
                   AVERAGE LIFE OF THE CLASS S CERTIFICATES

    The Prospectus Supplement contains important information concerning factors that will affect the yield and weighted average life of the Class S Certificates. Investors are urged to read "PREPAYMENT AND YIELD CONSIDERATIONS" in the Prospectus Supplement.

    Because amounts distributable to the holders of the Class S Certificates consist entirely of interest, the yield to maturity of the Class S Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S Certificates should be aware that, with the consent of the Certificate Insurer, a termination of the Trust may occur when the aggregate outstanding Principal Balance of the Loans is less than 10%, if such right of termination is exercised by the Master Servicer, or 5%, if such right of termination is exercised by Keystone, of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount.

    The yield to investors in the Class S Certificates will be highly sensitive to the timing of defaults, the timing of receipt of prepayments, the overall rate of defaults and the overall rate of principal prepayment on the Loans, which overall rate may fluctuate significantly from time to time. An investor in the Class S Certificates should fully consider the associated risks, including the risk that a rapid rate of defaults and principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.

    Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used herein is the prepayment assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment relative to the then outstanding principal balance of a pool of loans for the life of such loans. The Prepayment Assumption assumes a voluntary prepayment ("CRR") of 3% per annum in the first month of the life of the loans and an additional approximate 0.64% (precisely 7/11 of 1%) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the loans, a CRR of 10% per annum is assumed. In addition, beginning in the thirteenth month of the life of the loans, a default rate ("CDR") of 0.75% per annum is assumed, which increases by approximately 0.84% in each month thereafter until the twenty-fourth month; beginning in the twenty-fourth month and in each month thereafter during the life of the loans, a CDR of 10% per annum is assumed. The CRR and CDR curves are then combined to form the Prepayment Assumption. 100% of the Prepayment Assumption results in the approximate per annum conditional prepayment rate ("CPR") for each month as set forth below:


                                     S1-12

                      Loan
                      Age                       CPR
                      ---                       ---

                       0                       3.00%

                       1                       3.64%

                       2                       4.27%

                       3                       4.91%

                       4                       5.55%

                       5                       6.18%

                       6                       6.82%

                       7                       7.45%

                       8                       8.09%

                       9                       8.73%

                      10                       9.36%

                      11                      10.00%

                      12                      10.68%

                      13                      11.44%

                      14                      12.21%

                      15                      12.97%

                      16                      13.73%

                      17                      14.50%


                      18                      15.26%

                      19                      16.02%

                      20                      16.79%

                      21                      17.55%

                      22                      18.31%

                      23                      19.08%



    The table below indicates the sensitivity to various rates of prepayment on the Loans of the pre-tax yield, on a corporate bond equivalent ("CBE") basis, at various percentages of the Prepayment Assumption. Such calculations are based on the following assumptions:

    (i) the Loans consist of pools of loans with the following characteristics:


                                     S1-13


                                                                     Remaining
                           Principal                 Loan             Term to          Loan
Loan                       Balance                   Rate            Maturity          Age
----                       -------                   ----            --------          ---
1                     $  3,348,993.80               13.927%              84             12

2                        3,493,388.74               13.820              113             11

3                        4,846,168.15               13.734              168             12

4                       16,229,430.60               13.576              169             11

5                        6,860,534.43               13.543              228             12

6                       19,273,431.08               13.444              229             11

7                        2,708,797.43               14.175               63             14

8                        6,720,316.17               14.001              106             14

9                       35,762,334.19               13.676              165             14

10                      43,150,518.29               13.634              226             14


11                       2,659,391.46               14.450               59             17

12                       4,962,888.58               14.250              103             17

13                      15,039,952.81               14.089              162             16

14                      13,512,943.94               13.814              223             17

15                       1,805,420.38               14.613               91             58

16                       5,412,491.56               13.787              136             44

17                       1,768,252.05               13.301              212             28


(ii) the assumptions described in clauses (i), (iii), (iv) and (vi) of the last full paragraph beginning on page S-31 of the Prospectus Supplement, (iii) the Class S Certificates will be purchased on November 22, 1996 for an aggregate purchase price indicated in the table below, plus accrued interest from November 1, 1996 to (but not including) November 22, 1996, (iv) distributions to holders of Class S Certificates will be made on the 25th day of each month commencing in December 1996, (v) scheduled monthly payments of principal and interest on the Loans will be timely received on the first day of each month (with no defaults), commencing in November 1996, (vi) principal prepayments on the Loans will be received on the last day of each month commencing in November 1996 at the respective percentages of the Prepayment Assumption set forth in the table and there are no prepayment interest shortfalls and (vii) the Class S Notional Amount applicable to the Distribution Date occurring in December 1996 will be calculated based on (a) the aggregate Reference Date Principal Balances of the Loans, (b) an

                                     S1-14
assumption that each Loan will amortize in accordance with its terms, and (c) an assumption that prepayments will occur at the rates set forth in the table below.

    As used in the table below, 85% Prepayment Assumption assumes prepayment rates equal to 85% of the Prepayment Assumption and so forth.

    There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage of the Prepayment Assumption. Neither the Prepayment Assumption nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the Prepayment Assumption.



  Pre-Tax Yield(1) -- Sensitivity of the Class S Certificates to Prepayments

                                                      Percentage of the Prepayment Assumption
                               -------------------------------------------------------------------------------------
                                  85%         95%         100%          105%      115%         125%          135%
                               -------------------------------------------------------------------------------------
No Optional Termination
      At a price of
      1.359375%(2)              14.68%      12.43%       11.30%        10.16%     7.86%        5.53%         3.17%
      At a price of
      1.375000%(2)              14.23       11.99        10.85          9.71      7.42         5.09          2.74
      At a price of
      1.390625%(2)              13.79       11.55        10.42          9.28      6.98         4.66          2.31
      At a price of
      1.406250%(2)              13.36       11.12         9.99          8.85      6.56         4.24          1.89
                                -----       -----        -----         -----      ----         ----          ----

Weighted Average Life
         (years)(4)              4.42        4.08         3.93          3.79      3.52         3.29          3.08

Optional Termination(3)
      At a price of
      1.359375%(2)              13.72%      11.06%        9.76%         8.36%     5.50%        2.56%        (0.42)%
      At a price of
      1.375000%(2)              13.25       10.58         9.28          7.87      5.01         2.06         (0.93)
      At a price of
      1.390625%(2)              12.78       10.11         8.81          7.40      4.52         1.57         (1.42)
      At a price of
      1.406250%(2)              12.32        9.65         8.34          6.93      4.05         1.09         (1.90)

Weighted Average Life
         (years)(4)              4.10        3.77         3.62          3.48      3.22         3.00          2.80

-----------------

(1)      Represents a corporate bond equivalent yield.
(2) As a percentage of the Class S Notional Amount as of the Reference Date, determined based on the assumptions in clauses (vii)(a)-(c) of the third preceding paragraph, plus accrued interest.
(3) Optional termination occurs when the Master Servicer, with the consent of the Certificate Insurer, purchases all remaining property of the Trust when the aggregate outstanding Principal Balance of the Loans is less than 10% of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount.
(4) "Weighted Average Life" of the Class S Certificates refers to the average amount of time that will elapse from the date of issuance of the Class S Certificates until the Class S Notional Amount is reduced to zero.


         On the basis of approximately 133% Prepayment Assumption, a purchase price of 1.359375%, optional termination of the Trust and the other assumptions described above, the pre-tax yield of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately

                                     S1-15

133% Prepayment Assumption, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

         On the basis of approximately 131% Prepayment Assumption, a purchase price of 1.375000%, optional termination of the Trust and the other assumptions described above, the pre-tax yield of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 131% Prepayment Assumption, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

         On the basis of approximately 130% Prepayment Assumption, a purchase price of 1.390625%, optional termination of the Trust and the other assumptions described above, the pre-tax yield of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 130% Prepayment Assumption, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

         On the basis of approximately 128% Prepayment Assumption, a purchase price of 1.406250%, optional termination of the Trust and the other assumptions described above, the pre-tax yield of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 128% Prepayment Assumption, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

         It is highly unlikely that the Loans will prepay at a rate consistent with the indicated percentage of the Prepayment Assumption until maturity or that all the Loans will prepay at the same rate. In fact, the Loans are likely to prepay at different rates over time.

         The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S Certificates individually or in the aggregate, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of the Class S Certificates individually or in the aggregate, plus accrued interest, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates.

         The Loans will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class S Certificates will correspond to any of the pre-tax yields shown above or (iii) the purchase price of any of the Class S Certificates will be equal to any of the purchase prices assumed.


                            THE CERTIFICATE INSURER

         The financial statements of CapMAC prepared in accordance with generally accepted accounting principles as of December 31, 1995 and 1994 and June 30, 1996 and for the years ended December 31, 1995, 1994 and 1993 and the six months ended June 30, 1996 and 1995 are attached as exhibits to this Supplement. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with the Insurance Department of the State of New York are available upon request. CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         For federal income tax purposes, the Trust is a real estate mortgage investment conduit (a "REMIC"). The Class S Certificates are designated as regular interests in the REMIC.

                                     S1-16

         The Class S Certificates are treated as "regular interests in a REMIC" for domestic building and loan associations and "real estate assets" for real estate investment trusts, to the extent described in the Base Prospectus under "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of the REMIC and its Holders."

         The yield used to calculate accruals of OID with respect to the Class S Certificates will be the original yield to maturity of such Certificates, determined by assuming that the Loans will prepay in accordance with 14% of CPR. No representation is made as to the actual rate at which the Loans will prepay.

         See "SUMMARY--Certain Federal Income Tax Considerations" and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement and "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Base Prospectus.


                                    EXPERTS

         The financial statements of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994 and 1993 have been included herein in reliance upon the report of KPMG Peat

Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         The report of KPMG Peat Marwick LLP covering the financial statements noted above refers to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


                                    RATINGS

         The Class S Certificates are rated "Aaa" by Moody's Investors Service, Inc. and "AAAr" by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies. See "RATINGS" in the Prospectus Supplement for a further discussion of the ratings of the Certificates. The ratings on the Class S Certificates do not address the possibility that, as a result of principal prepayments, Certificateholders may receive a lower than anticipated yield or the possibility that, as a result of prepayments, investors in the Class S Certificates may fail to recoup their initial investment.


                                     S1-17

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                       DECEMBER 31, 1995, 1994 and 1993

                  (With Independent Auditors' Report Thereon)

                                    A-II-1

                    [LETTERHEAD OF KMPG PEAT MARWICK LLP]

                         Independent Auditors' Report
                         ----------------------------

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the related statements of income, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995 in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities,' at December 31, 1993.

                                        /s/ KPMG Peat Marwick LLP

January 25, 1996

                                    A-II-2

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)

                                    ASSETS
                                    ------
                                                        December 31 December 31
                                                               1995        1994
                                                            -------     -------
Investments:

Bonds at fair value (amortized cost $210,651 at
December 31, 1995 and $178,882 at December 31, 1994)       $215,706    172,016

Short-term investments (at amortized cost which
approximates fair value)                                     68,646      2,083

Mutual funds at fair value (cost $16,434 at
December 31, 1994)                                                -     14,969
                                                           --------    -------
   Total investments                                        284,352    189,068
                                                           --------    -------
Cash                                                            344         85
Accrued investment income                                     3,136      2,746
Deferred acquisition costs                                   35,162     24,860
Premiums receivable                                           3,540      3,379
Prepaid reinsurance                                          13,171      5,551
Other assets                                                  3,428      3,754
                                                           --------    -------
   Total assets                                            $343,133    229,443
                                                           ========    =======

                     LIABILITIES AND STOCKHOLDER'S EQUITY
                     ------------------------------------
Liabilities:

Unearned premiums                                          $ 45,767     25,905
Reserve for losses and loss adjustment expenses               6,548      5,191
Ceded reinsurance                                             2,469      1,497
Accounts payable and other accrued expenses                  10,844     10,372
Current income taxes                                            136          -
Deferred income taxes                                        11,303      3,599
                                                           --------    -------
   Total liabilities                                         77,067     46,564
                                                           --------    -------
Stockholder's Equity:

Common stock                                                 15,000     15,000
Additional paid-in capital                                  205,808    146,808
Unrealized appreciation (depreciation) on investments,
net of tax                                                    3,286     (5,499)
Retained earnings                                            41,972     26,570
                                                           --------    -------
   Total stockholder's equity                               266,066    182,879
                                                           --------    -------
   Total liabilities and stockholder's equity              $343,133    229,443
                                                           ========    =======

                 See accompanying notes to financial statements.

                                    A-II-3

                     Capital Markets Assurance Corporation
                             Statements of Income
                            (Dollars in thousands)

                                         Year Ended    Year Ended   Year Ended
                                       December 31,  December 31, December 31,
                                               1995          1994         1993
                                       ------------  ------------ ------------
Revenues:

Direct premiums written                    $ 56,541        43,598       24,491
Assumed premiums written                        935         1,064          403
Ceded premiums written                      (15,992)      (11,069)      (3,586)
                                           --------       -------       ------
  Net premiums written                       41,484        33,593       21,308
Increase in unearned premiums               (12,242)      (10,490)      (3,825)
                                           --------       -------       ------
  Net premiums earned                        29,242        23,103       17,483
Net investment income                        11,953        10,072       10,010
Net realized capital gains                    1,301            92        1,544
Other income                                  2,273           120          354
                                           --------       -------       ------
  Total revenues                             44,769        33,387       29,391
                                           --------       -------       ------
Expenses:

Losses and loss adjustment expenses           3,141         1,429          902
Underwriting and operating expenses          13,808        11,833       11,470
Policy acquisition costs                      7,203         4,529        2,663
                                           --------       -------       ------
  Total expenses                             24,152        17,791       15,035
                                           --------       -------       ------
  Income before income taxes                 20,617        15,596       14,356
                                           --------       -------       ------
Income Taxes:
Current income tax                            2,113           865        1,002
Deferred income tax                           3,102         2,843        2,724
                                           --------       -------       ------
  Total income taxes                          5,215         3,708        3,726
                                           --------       -------       ------
  NET INCOME                               $ 15,402        11,888       10,630
                                           ========       =======       ======

                See accompanying notes to financial statements.

                                    A-II-4

                     Capital Markets Assurance Corporation
                      Statements of Stockholder's Equity
                            (Dollars in thousands)

                                         Year Ended    Year Ended   Year Ended
                                       December 31,  December 31, December 31,
                                               1995          1994         1993
                                       ------------  ------------ ------------
Common stock:
Balance at beginning of period             $ 15,000        15,000       15,000
                                           --------       -------      -------
  Balance at end of period                   15,000        15,000       15,000
                                           --------       -------      -------
Additional paid-in capital:
Balance at beginning of period              146,808       146,808      146,808
Paid-in capital                              59,000             -            -
                                           --------       -------      -------
  Balance at end of period                  205,808       146,808      146,808
                                           --------       -------      -------
Unrealized (depreciation) appreciation
on investments, net of tax:
Balance at beginning of period               (5,499)        3,600            -
Unrealized appreciation (depreciation)
on investments                                8,785        (9,099)       3,600
                                           --------       -------      -------
  Balance at end of period                    3,286        (5,499)       3,600
                                           --------       -------      -------
Retained earnings:
Balance at beginning of period               26,570        14,682        4,052
Net income                                   15,402        11,888       10,630
                                           --------       -------      -------
  Balance at end of period                   41,972        26,570       14,682
                                           --------       -------      -------
Total stockholder's equity                 $266,066       182,879      180,090
                                           ========       =======      =======

                See accompanying notes to financial statements.

                                    A-II-5

                     Capital Markets Assurance Corporation
                           Statements of Cash Flows
                             (Dollar in thousands)

                                         Year Ended    Year Ended   Year Ended
                                       December 31,  December 31, December 31,
                                               1995          1994         1993
                                       ------------  ------------ ------------
Cash flows from operating activities:
Net income                                $  15,402        11,888       10,630
                                          ---------       -------     --------
Adjustments to reconcile net income
to net cash provided (used) by
operating activities:
  Reserve for losses and loss
  adjustment expenses                         1,357         1,429          902
  Unearned premiums                          19,862        15,843        4,024
  Deferred acquisition costs                (10,302)       (9,611)      (9,815)
  Premiums receivable                          (161)       (2,103)        (432)
  Accrued investment income                    (390)         (848)        (110)
  Income taxes payable                        3,621         2,611        2,872
  Net realized capital gains                 (1,301)          (92)      (1,544)
  Accounts payable and other accrued
  expenses                                      472         3,726        1,079
  Prepaid reinsurance                        (7,620)       (5,352)        (199)
  Other, net                                    992           689        1,201
                                          ---------       -------     --------
     Total adjustments                        6,530         6,292       (2,022)
                                          ---------       -------     --------
  Net cash provided by operating
  activities                                 21,932        18,180        8,608
                                          ---------       -------     --------
Cash flows from investing activities:
Purchases of investments                   (158,830)      (77,980)    (139,061)
Proceeds from sales of investments           49,354        39,967       24,395
Proceeds from maturities of investments      28,803        19,665      106,042
                                          ---------       -------     --------
  Net cash used in investing activities     (80,673)      (18,348)      (8,624)
                                          ---------       -------     --------
Cash flows from financing activities:
Capital contribution                         59,000             -            -
                                          ---------       -------     --------
  Net cash provided by financing
  activities                                 59,000             -            -
                                          ---------       -------     --------
Net increase (decrease) in cash                 259          (168)         (16)
Cash balance at beginning of period              85           253          269
                                          ---------       -------     --------
  Cash balance at end of period           $     344            85          253
                                          =========       =======     ========

Supplemental disclosure of cash flow
information:
Income taxes paid                         $   1,450         1,063          833
                                          =========       =======     ========

                See accompanying notes to financial statements.

                                    A-II-6

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements
                          December 31, 1995 and 1994

1)   Background

     Capital Markets Assurance Corporation ("CapMAC" or "the Company") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is a wholly owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Ratings Group ("S&P"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2)   Significant Accounting Policies

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)   Basis of Presentation

          The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes the most significant estimates relate to deferred acquisition costs, reserve for losses and loss adjustment expenses and disclosures of financial guarantees outstanding. Actual results could differ from those estimates.

     b)   Investments

          At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1995 and 1994, all of the Company's securities have been classified as available-for-sale.

                                    A-II-7

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

          Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

          A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

          Short-term investments are those investments having a maturity of less than one year at purchase date. Short-term investments are carried at amortized cost which approximates fair value.

          Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     c)   Revenue Recognition

          Premiums which are payable monthly to CapMAC are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums that are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1995, 91% of net premiums earned were attributable to premiums payable in installments and 9% were attributable to premiums collected on an up-front basis.

     d)   Deferred Acquisition Costs

          Certain costs incurred by CapMAC, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings. The actual amount of premium earnings may differ from projections due to various factors such as renewal or early termination of insurance contracts or different run-off patterns of exposure resulting in a corresponding change in the amortization pattern of the deferred acquisition costs.

     e)   Reserve for Losses and Loss Adjustment Expenses

          The reserve for losses and loss adjustment expenses consists of a Supplemental Loss Reserve ("SLR") and a case basis loss reserve. The SLR is established based on expected levels of defaults resulting from credit failures on currently insured issues. This SLR is based on estimates of the portion of earned premiums required to cover those claims.

                                    A-II-8

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

          A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable.

          Management believes that the current level of reserves is adequate to cover the estimated liability for claims and the related adjustment expenses with respect to financial guaranties issued by CapMAC. The establishment of the appropriate level of loss reserves is an inherently uncertain process involving numerous estimates and subjective judgments by management, and therefore there can be no assurance that losses in CapMAC's insured portfolio will not exceed the loss reserves.

     f)   Depreciation

          Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

     g)   Income Taxes

          Deferred income taxes are provided with respect to temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     h)   Reclassifications

          Certain prior year balances have been reclassified to conform to the current year presentation.

                                    A-II-9

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

3)   Insured Portfolio

     At December 31, 1995 and 1994, the principal amount of financial obligations insured by CapMAC was $16.9 billion and $11.6 billion, respectively, and net of reinsurance (net principal outstanding), was $12.6 billion and $9.4 billion, respectively, with a weighted average life of 6.0 years and 5.0 years, respectively. CapMAC's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, after giving effect to any reinsurance and collateral, which are a function of CapMAC's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1995 and 1994, the statutory qualified capital was approximately $240 million and $170 million, respectively.

                                                 Net Principal Outstanding

                                            December 31, 1995  December 31, 1994
                                            -----------------  -----------------
Type of Obligations Insured ($ in millions)   Amount       %    Amount        %
-------------------------------------------  -------   -----    ------    -----
Consumer receivables                         $ 6,959    55.1    $4,740     50.4
Trade and other corporate obligations          4,912    38.9     4,039     43.0
Municipal/government obligations                 757     6.0       618      6.6
                                             -------   -----    ------    -----
  Total                                      $12,628   100.0    $9,397    100.0
                                             =======   =====    ======    =====

     At December 31, 1995, approximately 85% of CapMAC's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. CapMAC's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. CapMAC, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, overcollateralization, or recourse to a third party. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

     During 1995, the Company sold without recourse its interest in potential cash flows from transactions included in its insured portfolio and recognized $2,200,000 of income which has been included in other income in the accompanying financial statements.

     The following entities each accounted for, through referrals and otherwise, 10% or more of total revenues for each of the periods presented:

         Year Ended           Year Ended                   Year Ended
     December 31, 1995     December 31, 1994            December 31, 1993
     -----------------     -----------------     -----------------------------
                  % of                  % of                              % of
     Name     Revenues     Name     Revenues     Name                 Revenues
     -----------------     -----------------     -----------------------------
     Citicorp     15.2     Citicorp     16.3     Citicorp                 13.7
                                                 Merrill Lynch & Co.      14.1

                                    A-II-10

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

4)   Investments

     At December 31, 1995 and 1994, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1995 and 1994 were as follows ($ in thousands):

December 31, 1995
-------------------------------------------------------------------------------
                                                   Gross       Gross  Estimated
                                   Amortized  Unrealized  Unrealized       Fair
Securities Available-for-Sale           Cost       Gains      Losses      Value
-----------------------------      ---------  ----------  ----------  ---------
U.S. Treasury obligations           $  4,153          55           -      4,208

Mortgage-backed securities of
U.S. government instrumentalities
and agencies                         100,628         313          79    100,862

Obligations of states,
municipalities and political
subdivisions                         166,010       4,809          82    170,737

Corporate and asset-backed
securities                             8,506          45           6      8,545
                                    --------       -----         ---    -------
   Total                            $279,297       5,222         167    284,352
                                    ========       =====         ===    =======

December 31, 1994
-------------------------------------------------------------------------------
                                                   Gross       Gross  Estimated
                                   Amortized  Unrealized  Unrealized       Fair
Securities Available-for-Sale           Cost       Gains      Losses      Value
-----------------------------      ---------  ----------  ----------  ---------
U.S. Treasury obligations          $   4,295           -         153      4,142

Mortgage-backed securities of U.S.
government instrumentalities and
agencies                              40,973           -       2,986     37,987

Obligations of states,
municipalities and political
subdivisions                         128,856         364       3,994    125,226

Corporate and asset-backed
securities                             6,841          15         112      6,744

Mutual funds                          16,434           -       1,465     14,969
                                    --------         ---       -----    -------
   Total                            $197,399         379       8,710    189,068
                                    ========         ===       =====    =======

     The Company's investment in mutual funds in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies.

                                    A-II-11

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The amortized cost and estimated fair value of investments in debt securities at December 31, 1995 by contractual maturity are shown below ($ in thousands):

     December 31, 1995
     -----------------------------------------------------------------------
                                                  Amortized        Estimated
     Securities Available-for-Sale                     Cost       Fair Value
     -----------------------------                ---------       ----------
     Less than one year to maturity                $  5,569            5,572
     One to five years to maturity                   37,630           38,553
     Five to ten years to maturity                   99,567          102,264
     Greater than ten years to maturity              35,903           37,101
                                                   --------          -------
         Sub-total                                  178,669          183,490
     Mortgage-backed securities                     100,628          100,862
                                                   --------          -------
            Total                                  $279,297          284,352
                                                   ========          =======

     Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

     Proceeds from sales of investment securities were approximately $49 million, $40 million and $24 million in 1995, 1994 and 1993, respectively. Gross realized capital gains of $1,320,000, $714,000 and $1,621,000, and gross realized capital losses of $19,000, $622,000 and $77,000 were realized on those sales for the years ended December 31, 1995, 1994 and 1993, respectively.

     Investments include bonds having a fair value of approximately $3,985,000 and $3,873,000 (amortized cost of $3,970,000 and $4,011,000) which are on deposit at December 31, 1995 and 1994, respectively, with state regulators as required by law.

     Investment income is comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

                               Year Ended         Year Ended         Year Ended
$ in thousands          December 31, 1995  December 31, 1994  December 31, 1993
--------------          -----------------  -----------------  -----------------
Bonds                             $11,105              9,193              7,803
Short-term investments              1,245                484                572
Mutual funds                         (162)               579              1,801
Investment expenses                  (235)              (184)              (166)
                                  -------             ------             ------
  Total                           $11,953             10,072             10,010
                                  =======             ======             ======

                                    A-II-12

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The change in unrealized appreciation (depreciation) on available-for-sale securities is included in a separate component of stockholder's equity as shown below:

                                             Year Ended              Year Ended
     $ in thousands                   December 31, 1995       December 31, 1994
     --------------                   -----------------       -----------------
     Balance at beginning of period             $(5,499)                  3,600
     Change in unrealized
       appreciation (depreciation)               13,386                 (13,786)
     Income tax effect                           (4,601)                  4,687
                                                -------                 -------
     Net change                                   8,785                  (9,099)
                                                -------                 -------
       Balance at end of period                 $ 3,286                  (5,499)
                                                =======                 =======

     No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1995.

5)   Deferred Acquisition Costs

     The following table reflects acquisition costs deferred by CapMAC and amortized in proportion to the related premium earnings:

                                      Year Ended     Year Ended     Year Ended
                                    December 31,   December 31,   December 31,
     $ in thousands                         1995           1994           1993
     --------------                  -----------   ------------   ------------
     Balance at beginning of period      $24,860         15,249          5,434
     Additions                            17,505         14,140         12,478
     Amortization (policy
       acquisition costs)                 (7,203)        (4,529)        (2,663)
                                         -------         ------         ------
       Balance at end of period          $35,162         24,860         15,249
                                         =======         ======         ======

6)   Employee Benefits

     On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Financial Services, Inc. ("CFS"), which was then a newly formed wholly owned subsidiary of Holdings. Under the Service Agreement, CFS has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CFS an arm's length fee for providing such services, but not in excess of CFS's cost for such services. CFS incurred, on behalf of CapMAC, total compensation expenses, excluding bonuses, of $13,484,000, $11,081,000 and $9,789,000 in 1995, 1994 and 1993,
     respectively.

     CFS maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CFS also has a health and welfare plan and a 401(k) plan to cover substantially all of its employees. CapMAC reimburses CFS for all out-of-pocket expenses incurred by CFS in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. For the years ended December 31, 1995, 1994 and 1993, the Company had provided approximately $7,804,000, $5,253,000 and $3,528,000, respectively, for the annual discretionary bonus plan.

                                    A-II-13

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     On June 25, 1992, certain officers of CapMAC were granted 182,633 restricted stock units ("RSU") at $13.33 a share in respect of certain deferred compensation. On December 7, 1995, the RSU's were converted to cash in the amount of approximately $3.7 million, and such officers agreed to defer receipt of such cash amount in exchange for receiving the same number of new shares of restricted stock of Holdings as the number of RSU's such officers previously held. The cash amount will be held by Holdings and invested in accordance with certain guidelines. Such amount, including the investment earnings thereon, will be paid to each officer upon the occurrence of certain events but no later than December, 2000.

7)   Employee Stock Ownership Plan

     On June 25, 1992, Holdings adopted an Employee Stock Ownership Plan ("ESOP") to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the "ESOP Trust"). The ESOP Trust purchased 750,000 shares at $13.33 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan from Holdings in the amount of $10 million. The ESOP loan is evidenced by a promissory note delivered to Holdings. An amount representing unearned employee compensation, equivalent in value to the unpaid balance of the ESOP loan, is recorded as a deduction from stockholder's equity (unallocated ESOP shares).

     CFS is required to make contributions to the ESOP Trust, which enables the ESOP Trust to service its loan to Holdings. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1995 approximately 262,800 shares were allocated to the participants. Compensation expense related to the ESOP was approximately $2,087,000, $2,086,000 and $1,652,000 for the years ended December 31,
     1995, 1994 and 1993, respectively.

8)   Reserve for Losses and Loss Adjustment Expenses

     The reserve for losses and loss adjustment expenses consists of a case basis loss reserve and the SLR.

     In 1995 CapMAC incurred its first claim on a financial guarantee policy. Based on its current estimate, the Company expects the aggregate amount of claims and related expenses not to exceed $2.7 million, although no assurance can be given that such claims and related expenses will not exceed that amount. Such loss amount was covered through a recovery under a quota share reinsurance agreement of $0.2 million and a reduction in the SLR of $2.5 million. The portion of such claims and expenses not covered under the quota share agreement is being funded through payments to CapMAC from the Lureco Trust Account (see note 12).

                                    A-II-14

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The following is a summary of the activity in the case basis loss reserve account and the components of the liability for losses and loss adjustment expenses ($ in thousands):

     Case Basis Loss Reserve:

     Net balance at January 1, 1995                                 $     -
     ----------------------------------------------------------------------
     Incurred related to:
       Current year                                                   2,473
       Prior years                                                        -
                                                                     ------
     Total incurred                                                   2,473
                                                                     ------
     Paid incurred to:
       Current year                                                   1,853
       Prior years                                                        -
                                                                     ------
     Total paid                                                       1,853
                                                                     ------
     Balance at December 31, 1995                                       620
                                                                     ------
     Reinsurance recoverable                                             69
                                                                     ------
     Supplemental loss reserve                                        5,859
                                                                     ------
     Total                                                           $6,548
                                                                     ======

9)   Income Taxes

     Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

     Total income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 35% in 1995 and 34% in 1994 and 1993:

                                                   Year Ended             Year Ended           Year  Ended
                                            December 31, 1995      December 31, 1994     December 31, 1993

     $ in thousands                          Amount         %       Amount         %       Amount        %
     --------------                          ------      ----       ------      ----       ------     ----
     Expected tax expense computed at
     the statutory rate                    $  7,216      35.0      $ 5,303      34.0      $ 4,881     34.0
     Increase (decrease) in tax
     resulting from:
       Tax-exempt interest                   (2,335)    (11.3)      (1,646)    (10.6)      (1,140)    (7.9)
       Other, net                               334       1.6           51       0.4          (15)    (0.1)
                                           --------     -----      -------     -----      -------     ----
         Total income tax expense          $  5,215      25.3      $ 3,708      23.8      $ 3,726     26.0
                                           ========     =====      =======     =====      =======     ====

                                    A-II-15

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

     $ in thousands                                             December 31, 1995     December 31, 1994
     --------------                                             -----------------     -----------------
     Deferred tax assets:
     Unrealized capital losses on investments                         $         -                (2,833)
     Deferred compensation                                                 (1,901)               (1,233)
     Losses and loss adjustment expenses                                   (1,002)                 (936)
     Unearned premiums                                                       (852)                 (762)
     Other, net                                                               (98)                 (228)
                                                                      -----------                ------
         Total gross deferred tax assets                                   (3,853)               (5,992)
                                                                      -----------                ------
     Deferred tax liabilities:
     Deferred acquisition costs                                            12,307                 8,453
     Unrealized capital gains on investments                                1,769                     -
     Deferred capital gains on investments                                    654                   726
     Other, net                                                               426                   412
                                                                      -----------                ------
         Total gross deferred tax liabilities                              15,156                 9,591
                                                                      -----------                ------
         Net deferred tax liability                                   $    11,303                 3,599
                                                                      ===========                ======

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Management believes that the deferred tax assets will be fully realized in the future.

10)  Insurance Regulatory Restrictions

     CapMAC is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid by CapMAC to Holdings during the years ended December 31, 1995, 1994 and 1993. No dividends could be paid during these periods because CapMAC had negative earned surplus. Statutory surplus at December 31, 1995 and 1994 was approximately $195,018,000 and $139,739,000, respectively. Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes and differences in accounting for investments, deferred acquisition costs, SLR and deferred taxes provided under GAAP. Statutory net income was $9,000,000, $4,543,000 and $4,528,000 for the years ended December 31, 1995, 1994 and 1993, respectively. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs, SLR and deferred income taxes.

                                    A-II-16

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

11)  Commitments and Contingencies

     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. As of December 31, 1995, future minimum payments under the lease agreements are as follows:

     $ in thousands                                                   Payment
     ------------------------------------------------------------------------
     1996                                                             $ 2,255
     1997                                                               2,948
     1998                                                               3,027
     1999                                                               3,476
     2000 and thereafter                                               36,172
                                                                      -------
       Total                                                          $47,878
                                                                      =======

     Rent expense, commercial rent taxes and electricity for the years ended December 31, 1995, 1994 and 1993 amounted to $1,939,000, $2,243,000 and
     $2,065,000, respectively.

     CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a consortium of banks, headed by Bank of Montreal, as agent, which is rated "A-1+" and "P-1" by S&P and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able, subject to satisfying certain conditions, to borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1995, 1994 and 1993, no draws had been made under the Liquidity Facility.

12)  Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     The effect of reinsurance on premiums written and earned was as follows:

                                                 Years Ended December 31
                             -------------------------------------------------------------------
                                    1995                    1994                     1993
                             -------------------      -------------------     ------------------
     $ in thousands          Written      Earned      Written      Earned     Written     Earned
     --------------          -------------------      -------------------     ------------------
     Direct                  $56,541      36,853       43,598      28,561      24,491     20,510
     Assumed                     935         761        1,064         258         403        364
     Ceded                   (15,992)     (8,372)     (11,069)     (5,716)     (3,586)    (3,391)
                             -------      ------      -------      ------      ------     ------
     Net Premiums            $41,484      29,242       33,593      23,103      21,308     17,483
                             =======      ======      =======      ======      ======     ======

                                    A-II-17

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1995 and 1994, CapMAC had ceded loss reserves of $69,000 and $0, respectively and had ceded unearned premiums of $13,171,000 and $5,551,000, respectively.

     In 1994, CapMAC entered into a reinsurance agreement (the "Lureco Treaty") with Luxembourg European Reinsurance LURECO S.A. ("Lureco"), a European-based reinsurer. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The Lureco Treaty provides that the annual reinsurance premium payable by CapMAC to Lureco, after deduction of the reinsurer's fee payable to Lureco, be deposited in a trust account (the "Lureco Trust Account") to be applied by CapMAC, at its option, to offset losses and loss expenses incurred by CapMAC in connection with incurred claims. Amounts on deposit in the Lureco Trust Account which have not been applied against claims are contractually due to CapMAC at the termination of the treaty.

     The premium deposit amounts in the Lureco Trust Account have been reflected as assets by CapMAC during the term of the agreement. Premiums in excess of the deposit amounts have been recorded as ceded premiums in the statements of income. In the 1994 policy year, the agreement provided $5 million of loss coverage in excess of the premium deposit amounts of $2 million retained in the Lureco Trust Account. No losses were applied against the Lureco Trust Account or ceded to the Lureco Treaty in 1994.
     The agreement was renewed for the 1995 policy year and provides $5 million of loss coverage in excess of the premium deposit amount of $4.5 million retained in the Lureco Trust Account. Additional coverage is provided for losses incurred in excess of 200% of the net premiums earned up to $4 million for any one agreement year. In September 1995, a claim of approximately $2.5 million on an insurance policy was applied against the Lureco Trust Account.

     In addition to its capital (including statutory contingency reserves) and other reinsurance available to pay claims under its insurance contracts, on June 25, 1992, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop-loss Agreement") with Winterthur Swiss Insurance Company ("Winterthur") which is rated "AAA" by S&P and "Aaa" by Moody's. At the same time, CapMAC and Winterthur also entered into a Quota Share Reinsurance Agreement (the "Winterthur Quota Share Agreement") pursuant to which Winterthur had the right to reinsure on a quota share basis 10% of each policy written by CapMAC.

     The Winterthur Stop-loss Agreement had an original term of seven years and was renewable for successive one-year periods. In April 1995, Winterthur notified CapMAC that it was canceling the Winterthur Stop-loss Agreement and the Winterthur Quota Share Agreement effective June 30, 1996.

     CapMAC elected to terminate the Winterthur Stop-loss Agreement effective November 30, 1995 and, on the same date, entered into a Stop-loss Reinsurance Agreement with Mitsui Marine (the "Mitsui Stop-loss Agreement"). Under the Mitsui Stop-loss Agreement, Mitsui

                                    A-II-18

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     Marine would be required to pay any losses in excess of $100 million in the aggregate incurred by CapMAC during the term of the Mitsui Stop-loss Agreement on the insurance policies in effect on December 1, 1995 and written during the one-year period thereafter, up to an aggregate limit payable under the Mitsui Stop-loss Agreement of $50 million. The Mitsui Stop-loss Agreement has a term of seven years and is subject to early termination by CapMAC in certain circumstances.

     The Winterthur Quota Share Agreement was canceled November 30, 1995. On January 1, 1996, CapMAC reassumed the liability, principally unearned premium, for all policies reinsured by Winterthur. As a result, CapMAC reassumed approximately $1.4 billion of principal insured by Winterthur as of December 31, 1995. In connection with the commutation, Winterthur will return the unearned premiums as of December 31, 1995, net of ceding commission and federal excise tax. Such amount is expected to total approximately $2.0 million.

13)  Disclosures About Fair Value of Financial Instruments

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 1995 and 1994. SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                        December 31, 1995     December 31, 1994
                                       --------------------  -------------------
                                       Carrying   Estimated  Carrying  Estimated
     $ in thousands                      Amount  Fair Value    Amount Fair Value
     --------------                    --------  ----------  -------- ----------
     Financial Assets:
     Investments                       $284,352     284,352   189,068    189,068

     Off-Balance-Sheet Instruments:
     Financial Guarantees Outstanding  $      -     147,840         -     93,494
     Ceding Commission                 $      -      44,352         -     28,048

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments summarized above:

     Investments

     The fair values of fixed maturities and mutual funds are based upon quoted market prices. The fair value of short-term investments approximates amortized cost.

                                    A-II-19

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     Financial Guarantees Outstanding

     The fair value of financial guarantees outstanding consists of (1) the current unearned premium reserve, net of prepaid reinsurance and (2) the fair value of installment revenue which is derived by calculating the present value of the estimated future cash inflow to CapMAC of policies in force having installment premiums, net of amounts payable to reinsurers, at a discount rate of 7% at December 31, 1995 and 1994. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer CapMAC's financial guarantee business to a third party under reinsurance and other agreements. Ceding commission represents the expected amount that would be paid to CapMAC to compensate CapMAC for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization based on discussions with program users. The amount of installment premium actually realized by the Company could be reduced in the future due to factors such as early termination of insurance contracts, accelerated prepayments of underlying obligations or lower than anticipated utilization of insured structured programs, such as commercial paper conduits. Although increases in future installment revenue due to renewals of existing insurance contracts historically have been greater than reductions in future installment revenue due to factors such as those described above, there can be no assurance that future circumstances might not cause a net reduction in installment revenue, resulting in lower revenues.

14)  Capitalization

     The Company's certificate of incorporation authorizes the issuance of 15,000,000 shares of common stock, par value $1.00 per share. Authorized, issued and outstanding shares at December 31, 1995 and 1994 were 15,000,000 at $1.00 per share.

     In 1995, $59.0 million of the proceeds received by Holdings from the sale of shares in connection with an Initial Public Offering and private placements were contributed to CapMAC.

                                    A-II-20

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                                 JUNE 30, 1996

                                  (Unaudited)

                                    A-II-21

                      Capital Markets Assurance Corporation
                                 Balance Sheets
                             (Dollars in thousands)


                                     ASSETS

                                                                      June 30, 1996
                                                                       (Unaudited)    December 31, 1995
-------------------------------------------------------------------------------------------------------
Investments:
Bonds at fair value (amortized cost $282,241 at June 30,
1996 and $210,651 at December 31, 1995)                              $    280,706               215,706
Short-term investments (at amortized cost which
approximates fair value)                                                   15,664                68,646
-------------------------------------------------------------------------------------------------------
   Total investments                                                      296,370               284,352
-------------------------------------------------------------------------------------------------------
Cash                                                                          459                   344
Accrued investment income                                                   3,715                 3,136
Deferred acquisition costs                                                 39,904                35,162
Premiums receivable                                                         3,232                 3,540
Prepaid reinsurance                                                        16,175                13,171
Other assets                                                                3,537                 3,428
-------------------------------------------------------------------------------------------------------
   Total assets                                                      $    363,392               343,133
=======================================================================================================
                                 LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:
Unearned premiums                                                    $     56,743                45,767
Reserve for losses and loss adjustment expenses                             8,369                 6,548
Ceded reinsurance                                                           2,395                 2,469
Accounts payable and other accrued expenses                                 9,582                10,844
Current income taxes                                                          278                   136
Deferred income taxes                                                      12,145                11,303
-------------------------------------------------------------------------------------------------------
   Total liabilities                                                       89,512                77,067
-------------------------------------------------------------------------------------------------------
Stockholder's Equity:
Common stock                                                               15,000                15,000
Additional paid-in capital                                                208,475               205,808
Unrealized (depreciation) appreciation on investments,
net of tax                                                                   (998)                3,286
Retained earnings                                                          51,403                41,972
-------------------------------------------------------------------------------------------------------
   Total stockholder's equity                                             273,880               266,066
-------------------------------------------------------------------------------------------------------
   Total liabilities and stockholder's equity                        $    363,392               343,133


=======================================================================================================

                 See accompanying notes to financial statements.

                                    A-II-22

                      Capital Markets Assurance Corporation
                              Statements of Income
                                   (Unaudited)
                             (Dollars in thousands)

                                                                Three Months Ended           Six Months Ended
                                                                      June 30                     June 30
                                                                 1996         1995          1996           1995
-------------------------------------------------------------------------------------------------------------------
Revenues:
Direct premiums written                                     $    18,622      16,000        32,777         32,838
Assumed premiums written                                            150         669         1,024            823
Ceded premiums written                                           (5,103)     (2,553)       (7,013)        (5,646)
-------------------------------------------------------------------------------------------------------------------
   Net premiums written                                          13,669      14,116        26,788         28,015
Increase in unearned premiums                                    (3,681)     (6,813)       (7,972)       (13,611)
-------------------------------------------------------------------------------------------------------------------
   Net premiums earned                                            9,988       7,303        18,816         14,404
Net investment income                                             4,112       2,956         7,989          5,593
Net realized capital gains                                           19          20           168             85
Other income                                                         25          12            79             24
-------------------------------------------------------------------------------------------------------------------
   Total revenues                                                14,144      10,291        27,052         20,106
-------------------------------------------------------------------------------------------------------------------

Expenses:
Losses and loss adjustment expenses                               1,109         762         2,184          1,458
Underwriting and operating expenses                               3,385       3,638         7,362          7,376
Policy acquisition costs                                          2,059       1,734         4,123          3,459
-------------------------------------------------------------------------------------------------------------------
   Total expenses                                                 6,553       6,134        13,669         12,293
-------------------------------------------------------------------------------------------------------------------
   Income before income taxes                                     7,591       4,157        13,383          7,813
-------------------------------------------------------------------------------------------------------------------

Income Taxes:
Current federal income tax                                        1,316         344         1,981            664
Deferred federal income tax                                       1,148         457         1,971            976
-------------------------------------------------------------------------------------------------------------------
   Total income taxes                                             2,464         801         3,952          1,640
-------------------------------------------------------------------------------------------------------------------

   NET INCOME                                               $     5,127       3,356         9,431          6,173
===================================================================================================================

                                    A-II-23
                See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                        Statement of Stockholder's Equity
                                   (Unaudited)
                             (Dollars in thousands)

                                                              Six Months Ended
                                                                 June 30, 1996
--------------------------------------------------------------------------------
Common stock:
Balance at beginning of period                                      $   15,000
--------------------------------------------------------------------------------
   Balance at end of period                                             15,000
--------------------------------------------------------------------------------

Additional paid-in capital:
Balance at beginning of period                                         205,808
Capital contribution                                                     2,667
--------------------------------------------------------------------------------
   Balance at end of period                                            208,475
--------------------------------------------------------------------------------
Unrealized (depreciation) appreciation
on investments, net of tax:
Balance at beginning of period                                           3,286
Unrealized depreciation on investments                                  (4,284)
--------------------------------------------------------------------------------
   Balance at end of period                                               (998)
--------------------------------------------------------------------------------


Retained earnings:
Balance at beginning of period                                          41,972
Net income                                                               9,431
--------------------------------------------------------------------------------
   Balance at end of period                                             51,403
--------------------------------------------------------------------------------

   Total stockholder's equity                                       $  273,880
================================================================================


                                    A-II-24
                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                            Statements of Cash Flows
                                   (Unaudited)
                             (Dollars in thousands)

                                                                     Six Months Ended      Six Months Ended
                                                                        June 30, 1996         June 30, 1995
-------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
Net income                                                              $       9,431                 6,173
-------------------------------------------------------------------------------------------------------------
Adjustments to reconcile net income to net
cash provided (used) by operating activities:
   Reserve for losses and loss adjustment expenses                              1,821                 1,458
   Unearned premiums                                                           10,977                15,463
   Deferred acquisition costs                                                  (4,742)               (5,428)
   Premiums receivable                                                            308                (3,603)
   Accrued investment income                                                     (579)                 (290)
   Income taxes payable                                                         2,113                 1,123
   Net realized capital gains                                                    (168)                  (85)
   Accounts payable and other accrued expenses                                  2,581                 6,408
   Prepaid reinsurance                                                         (3,004)               (1,852)
   Other, net                                                                    (183)                  692
-------------------------------------------------------------------------------------------------------------
         Total adjustments                                                      9,124                13,886
-------------------------------------------------------------------------------------------------------------
    Net cash provided by operating activities                                  18,555                20,059
-------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
Purchases of investments                                                     (121,115)              (53,597)
Proceeds from sale of investments                                              19,875                 7,829
Proceeds from maturities of investments                                        82,800                25,874
-------------------------------------------------------------------------------------------------------------
   Net cash used in investing activities                                      (18,440)              (19,894)
-------------------------------------------------------------------------------------------------------------
Net increase in cash                                                              115                   165
Cash balance at beginning of period                                               344                    85
-------------------------------------------------------------------------------------------------------------
   Cash balance at end of period                                        $         459                   250
=============================================================================================================
Supplemental disclosures of cash flow
information:
Income taxes paid                                                       $       1,725                   150
Tax and loss bonds purchased                                            $         112                    18
=============================================================================================================

                                    A-II-25

                 See accompanying notes to financial statements.

                      Capital Markets Assurance Corporation
                     Notes to Unaudited Financial Statements
                                  June 30, 1996


1.       Background
         Capital Markets Assurance Corporation ("CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guaranty and surety insurance. CapMAC is a wholly-owned subsidiary of CapMAC Holdings Inc. ("Holdings"). CapMAC is licensed in all 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guaranty reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

         CapMAC's claims-paying ability is rated triple-A by Moody's Investors Service, Inc., Standard & Poor's Ratings Services, Duff & Phelps Credit Rating Co., and Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

2.       Basis of Presentation
         CapMAC's unaudited interim financial statements have been prepared on the basis of generally accepted accounting principles and, in the opinion of management, reflect all adjustments necessary for a fair presentation of the CapMAC's financial condition, results of operations and cash flows for the periods presented. The results of operations for the six months ended June 30, 1996 may not be indicative of the results that may be expected for the full year ending December 31, 1996. These financial statements and notes should be read in conjunction with the financial statements and notes included in the audited financial statements of CapMAC as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995.

3.       Reclassifications
         Certain prior period balances have been reclassified to conform to the current period presentation.

                                    A-II-26

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 13, 1995)

                                  $205,041,000
                      LEHMAN FHA TITLE I LOAN TRUST 1995-6
           FHA TITLE I LOAN ASSET BACKED CERTIFICATES, SERIES 1995-6
                    $68,600,000 CLASS A-1 6.68% CERTIFICATES
                    $32,340,000 CLASS A-2 6.63% CERTIFICATES
                    $42,140,000 CLASS A-3 6.68% CERTIFICATES
                    $12,740,000 CLASS A-4 7.06% CERTIFICATES
                    $49,221,000 CLASS A-5 7.32% CERTIFICATES
                          0.4925% CLASS S CERTIFICATES

                               ------------------

                      THE FIRST NATIONAL BANK OF KEYSTONE,
                                   AS SELLER

                               ------------------

                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR

                               ------------------

    The FHA Title I Loan Asset Backed Certificates, Series 1995-6 (the 'Certificates'), will consist of six Classes of senior Certificates (the 'Senior Certificates'): Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates (collectively, the 'Class A Certificates') and Class S Certificates (the 'Class S Certificates') and one Class of subordinated Certificates (the 'Class R Certificates'). Only the Class A and Class S Certificates are being offered hereby.

    The Certificates will evidence in the aggregate the entire beneficial interest in the Lehman FHA Title I Loan Trust 1995-6 (the 'Trust') to be formed pursuant to a pooling and servicing agreement dated as of November 1, 1995 (the 'Agreement') among Lehman ABS Corporation, as Depositor, The First National Bank of Keystone ('Keystone'), Norwest Bank Minnesota, N.A., as Master Servicer and Claims Administrator, Coast Partners Acceptance Corporation, as Contract of Insurance Holder and First Bank National Association, as Trustee. The property of the Trust will include a pool of fixed-rate residential first and junior lien home improvement loans and retail installment sale contracts (the 'Initial Loans'), any additional home improvement loans and retail installment sale contracts and manufactured housing installment sale contracts and installment loan agreements conveyed to the Trust during the Funding Period, as described herein (the 'Subsequent Loans' and together with the Initial Loans, the 'Loans'), all monies due thereunder, as described herein, liens on the properties which secure the Loans, a financial guaranty insurance policy, funds on deposit in a trust account (the 'Pre-Funding Account') and certain other property. Substantially all of the Loans will be partially insured by the Federal Housing Administration (the 'FHA') of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934.


    All of the Initial Loans will be acquired by Lehman ABS Corporation (the 'Depositor') from Keystone. The aggregate undivided interest in the Trust represented by the Class A Certificates initially will equal $205,041,000, which is approximately 98% of the sum of the outstanding Principal Balances of the Initial Loans as of the Cut-Off Date and $73,229,131.70 on deposit in the Pre-Funding Account. The Class S Certificates will have no Class Principal Balance and will only receive distributions of interest, calculated as specified herein, on the Class S Notional Amount.

    Distributions on the Certificates will be made on the 25th day of each month or, if such date is not a Business Day, then on the succeeding Business Day (each, a 'Distribution Date'), commencing in December, 1995. On each Distribution Date, holders of the Certificates will be entitled to receive, from and to the limited extent of funds available in the Distribution Account (as defined herein), distributions with respect to interest and, with respect to the Class A Certificates, principal, calculated as set forth herein. The Certificates are not guaranteed by the Depositor, Keystone, the Master Servicer, the Trustee or any affiliate thereof. However, the Senior Certificates will have the benefit of an irrevocable and unconditional financial guaranty insurance policy (the 'Policy') issued by Capital Markets Assurance Corporation (the 'Certificate Insurer') covering principal payments on the Class A Certificates plus accrued and unpaid interest due on the Senior Certificates. See 'DESCRIPTION OF THE CERTIFICATES--The Policy' herein.
                                                        (Continued on next page)
    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE OFFERED CERTIFICATES, SEE PAGE S-15 HEREIN AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS.
                               ------------------

 THE CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF KEYSTONE, THE DEPOSITOR, THE MASTER SERVICER,
   THE TRUSTEE, THE CONTRACT OF INSURANCE HOLDER OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE CERTIFICATES NOR THE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY, OTHER THAN
        TO THE EXTENT OF THE FHA INSURANCE DESCRIBED HEREIN. THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
     COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
     STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
       OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                         CRIMINAL OFFENSE.

    The Senior Certificates are being offered by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.

    The aggregate proceeds to the Depositor from the sale of the Senior Certificates will be approximately $204,227,591 plus accrued interest, before deducting expenses payable by the Depositor, estimated to be $300,000 in the aggregate.
                               ------------------

    The Class A Certificates are offered subject to prior sale and subject to the Underwriters' right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System and that the Class S Certificates will be delivered at the offices of Lehman Brothers Inc. in New York, New York, in each case on or about November 17, 1995. The Class A Certificates will be offered in Europe and the United States of America.
                               ------------------

       LEHMAN BROTHERS                     COAST PARTNERS SECURITIES, INC.

November 13, 1995

(Continued from previous page)

     The Agreement provides that the Subsequent Loans may be purchased by the Trust from time to time on or before February 15, 1996 from funds on deposit in the Pre-Funding Account. On the Closing Date an aggregate cash amount of approximately $73,229,131.70 will be deposited with the Trustee in the Pre-Funding Account. Such aggregate amount will be funded from the sale of the Senior Certificates and may be used to acquire Subsequent Loans.

     There is currently no market for the Senior Certificates offered hereby and there can be no assurance that such a market will develop or, if it does develop, that it will continue. See 'RISK FACTORS' herein.

     An election will be made to treat the assets of the Trust as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. As described more fully herein and in the Prospectus, the Senior Certificates will constitute 'regular interests' in the REMIC. See 'Certain Federal Income Tax Consequences' in the Prospectus.
                            ------------------------

     The Class S Certificates are interest-only Certificates. The yield to investors on the Class S Certificates will be extremely sensitive to the rate and timing of principal payments (including prepayments, repurchases, defaults and liquidations) on the Loans, which may vary over time. A rapid rate of such principal payments on the Loans could result in the failure of investors in the Class S Certificates to recover their initial investments. See 'RISK FACTORS--Nature of Class S Certificates,' and 'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

     Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Senior Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

     The Senior Certificates offered hereby constitute part of a separate series of FHA Title I Asset Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated November 13, 1995. This Prospectus Supplement does not contain complete information about the offering of the Senior Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Senior Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed by the Depositor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the '1934 Act'), and are incorporated herein by reference and made a part of this Prospectus Supplement and Prospectus:


          (a) the Depositor's Annual Report on Form 10-K for the fiscal year ended November 30, 1994; and

          (b) the Depositor's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1995.

     There are incorporated herein by reference all documents filed by the Depositor with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, on or subsequent to the date of this Prospectus and prior to the termination of the offering of the Class A Certificates made by this Prospectus Supplement. The Depositor will provide without charge to each person to whom this Prospectus Supplement and Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of Lehman ABS Corporation in writing at Three World Financial Center, New York, New York 10285, or by telephone at (212) 526-7000.

                                    SUMMARY

     The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust.........................  Lehman FHA Title I Loan Trust 1995-6 (the 'Trust') will be formed pursuant to a pooling and servicing agreement (the 'Agreement') dated as of November 1, 1995 among Lehman ABS Corporation, as depositor (the 'Depositor'), The First National
                                Bank of Keystone ('Keystone' or the 'Seller'), Norwest Bank Minnesota, N.A., as
                                master servicer and claims administrator (together with any successor in such capacity, the 'Master Servicer' and 'Claims Administrator,' respectively), Coast
                                Partners Acceptance Corporation, as contract of insurance holder (the 'Contract of Insurance Holder'), and First Bank National Association, as trustee (the
                                'Trustee'). The property of the Trust will include: a pool of closed-end fixed-rate home improvement loans and retail installment sale contracts (the
                                'Initial Loans'), secured by first and junior mortgages, deeds of trust and security deeds on residences (which are primarily condominiums, townhouses and one- to four-family residences), including investment properties, any additional closed-end fixed-rate home improvement loans and retail installment sale contracts and fixed-rate manufactured housing installment sale contracts and installment loan agreements conveyed to the Trust during the Funding Period (the
                                'Subsequent Loans' and together with the Initial Loans, the 'Loans'); payments in respect of the Initial Loans received on or after November 1, 1995, and in the case of the Subsequent Loans, payments received in respect thereof on or after the first day of the month in which the transfer to the Trust occurs (in each case, a 'Cut-Off Date'); property that secured a Loan which has been acquired by foreclosure or deed in lieu of foreclosure; an assignment of the Depositor's rights under the Purchase Agreement (as defined herein); rights under certain hazard insurance policies covering the Properties; and certain other property, as described more fully herein. In addition, the Depositor will cause the
                                Certificate Insurer (as defined below) to issue an irrevocable and unconditional financial guaranty insurance policy (the 'Policy') for the benefit of the Senior
                                Certificateholders pursuant to which it will guarantee payments to Senior
                                Certificateholders as described herein.

                                The Trust property will include the unpaid principal balance of each Loan as of the related Cut-Off Date (the 'Cut-Off Date Principal Balance'). With respect to any date, the 'Pool Balance' will be equal to the aggregate of the Principal
                                Balances of all Loans as of such date. The 'Principal Balance' of a Loan on any day is equal to its related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Loan since such Cut-Off Date. If the Master Servicer determines that it has received all amounts that it expects to receive with respect to a Loan (including amounts in respect of liquidation of the related Property and any FHA Insurance on any FHA Loans (as defined herein)), the Principal Balance of such Loan will be deemed to be zero.

Securities Offered............  The FHA Title I Loan Asset Backed Certificates, Series 1995-6 (the
                                'Certificates') consist of six Classes of senior certificates (the 'Senior
                                Certificates')--the Class A-1 Certificates, Class A-2 Certificates, Class A-3

                                Certificates, Class A-4 Certificates and Class A-5 Certificates (collectively, the 'Class A Certificates') and the Class S Certificates (the 'Class S
                                Certificates') and one Class of subordinated certificates (the 'Class R
                                Certificates'). The Certificates will be issued pursuant to the Agreement. Only the Class A and Class S Certificates are offered hereby. Each Class A Certificate represents the right to receive payments of interest at the applicable rate set forth on the cover hereof (each, a 'Certificate Rate'), subject to certain limitations described herein, payable monthly, and payments of principal to the extent provided below. The aggregate undivided interest in the Trust represented by the Class A Certificates as of the Closing Date will equal $205,041,000 of principal (the 'Original Aggregate Class A Principal Balance'), which represents approximately 98% of the sum of the aggregate Cut-Off Date Principal Balance of the Initial Loans, and $73,229,131.70 to be held in the Pre-Funding Account. The principal amount of a Class of Class A Certificates (each a 'Class A Principal
                                Balance') on any date is equal to the applicable Class A Principal Balance set forth on the cover hereof as of the Closing Date (defined below) minus the aggregate of amounts actually distributed as principal to the holders of such
                                Class A Certificates. On any date, the 'Aggregate Class A Principal Balance' is the aggregate of the Class A Principal Balances on such date. Each Class S
                                Certificate represents the right to receive interest at a Certificate Rate of
                                0.4925% per annum, payable monthly, on the Class S Notional Amount. The Class S
                                Certificates have no class principal balance. The Class R Certificates have no class principal balance and are not entitled to distributions of interest. See
                                'DESCRIPTION OF THE CERTIFICATES' herein.

                                With respect to any Distribution Date, the 'Class S Notional Amount' is the Pool
                                Balance as of the close of business on the last day of the second calendar month before such Distribution Date.

The Loans.....................  The Initial Loans will be conveyed to the Trust by the Depositor on or about
                                November 17, 1995 (the 'Closing Date') and are expected to consist of
                                $135,996,958.88 of closed-end fixed-rate home improvement loans and retail installment sale contracts secured by first and junior mortgages, deeds of trust and security deeds on residences (which are primarily condominiums, townhouses and one- to four-family residences), including investment properties (the
                                'Mortgaged Properties'). The Pool Balance as of the Cut-Off Date is
                                $135,996,958.88. Interest on each Loan is payable monthly on the outstanding
                                Principal Balance thereof at a fixed rate per annum (the 'Loan Rate'). The Cut-
                                Off Date Principal Balances range from $293.14 to $60,000 and average $15,410.42.
                                As of the Cut-Off Date, the Loan Rates range from 9.990% to 18.000% and the weighted average Loan Rate is 13.828%. See 'DESCRIPTION OF THE LOANS' herein.

                                Substantially all of the Initial Loans are and substantially all of the
                                Subsequent Loans will be partially insured under the Title I Program
                                (collectively, the 'FHA Loans'). See 'THE TITLE I LOAN PROGRAM AND THE CONTRACT
                                OF INSURANCE' herein. No more than $1,000,000 in principal amount (based on the aggregate Principal Balances as of the applicable Transfer Date for such Loans)
                                will be originated using criteria substantially similar to the Title I Program, but will not be insured under the FHA Insurance.

                                On the Closing Date, an aggregate cash amount of approximately $73,229,131.70 will be deposited in a trust account in the name of the Trustee (the 'Pre-Funding
                                Account'). It is intended that Subsequent Loans, each satisfying the criteria specified in the Agreement, will be purchased by the Trust from time to time on or before February 15, 1996 from funds on deposit in the
                                Pre-Funding Account. The Subsequent Loans may be home improvement loans and retail installment sale contracts (each a 'Mortgage Loan') and may include fixed-rate manufactured housing installment sale contracts and installment loan agreements (the 'Manufactured Housing Contracts'), secured by either security interests in manufactured homes purchased with the proceeds of such Manufactured
                                Housing Contracts (each a 'Manufactured Home') and/or liens on the real estate to which the related Manufactured Homes are deemed permanently affixed (the
                                'Manufactured Home Properties' and together with the Manufactured Homes and
                                Mortgaged Properties, the 'Properties'). The addition of Subsequent Loans to the
                                Trust will increase the Pool Balance by an amount equal to the aggregate
                                Principal Balance of the Subsequent Loans so purchased and the amount in the
                                Pre-Funding Account will also decrease proportionately.

                                The Loans will not be insured by primary mortgage insurance policies, nor will any pool insurance insure the Loans. The Agreement requires the Master Servicer to service the FHA Loans in accordance with the standards and procedures required by the FHA under the Title I Program. The Loans will not be guaranteed by the
                                Depositor or any affiliate thereof. The FHA Title I insurance claims administration will be performed by the Claims Administrator.

Denominations.................  The Class A Certificates are offered for purchase in minimum denominations of
                                $1,000 and multiples of $1 in excess thereof. The Class S Certificates will be issued in fully registered, definitive form in percentage interests of not more than 10%.

Registration of Class A
  Certificates................  The Class A Certificates will initially be issued in book-entry form. Persons acquiring beneficial ownership interests in the Class A Certificates
                                ('Certificate Owners') will hold their Class A Certificate interests through The
                                Depository Trust Company ('DTC'), in the United States, or Centrale de Livraison
                                de Valeurs Mobilieres S.A. ('CEDEL') or the Euroclear System ('Euroclear'), in
                                Europe. Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system.
                                So long as the Class A Certificates are Book-Entry Certificates (as defined herein), such Certificates will be evidenced by one or more certificates registered in the name of Cede & Co. ('Cede'), as the nominee of DTC or one of the relevant depositaries. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through Citibank N.A. ('Citibank') or Morgan Guaranty Trust Company of New
                                York ('Morgan'), the relevant depositaries of CEDEL or Euroclear, respectively, and each a participating member of DTC. The interests of such Certificate Owners will be represented by book-entries on the records of DTC and participating members thereof. No Certificate Owners will be entitled to receive a definitive certificate representing such person's interest, except in the event that
                                Definitive Certificates (as defined herein) are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class A Certificates reflect the rights of Certificate Owners only as such rights may be exercised through DTC and its participating organizations for so long as such Class A Certificates are held by DTC. See 'RISK FACTORS--Book-Entry
                                Certificates', 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' and
                                'ANNEX I' hereto.

Depositor.....................  Lehman ABS Corporation, a Delaware corporation (the 'Depositor'). The principal executive offices of the Depositor are located at Three World Financial Center,
                                New York, New York 10285 (Telephone: (212) 526-7000). See 'THE DEPOSITOR' in the
                                Prospectus.

The Seller....................  Keystone, as Seller of the Loans under the Purchase Agreement, dated as of
                                November 1, 1995, between Keystone and the Depositor.


Master Servicer and
  Claims Administrator........  Norwest Bank Minnesota, N.A. (the 'Master Servicer'), a national banking association with its executive offices at Sixth and Marquette, Minneapolis,
                                Minnesota 55479 and its master servicing offices located at 11000 Broken Land
                                Parkway, Columbia, Maryland 21044.

The Originators...............  All of the Loans were originated by originators (the 'Originators') that are not affiliated with the Seller, and were purchased from the Originators by the Seller in bulk. All of the Loans originated under the Title I Program have been re-
                                underwritten by the Seller for the purpose of determining whether each such Loan was originated in accordance with the Title I Program. Each Originator is a HUD approved Title I lender and holds a valid Title I contract of insurance. See 'THE
                                FIRST NATIONAL BANK OF KEYSTONE' herein.

Certificate Rate..............  The 'Certificate Rate' applicable to each Class of Senior Certificates on any
                                Distribution Date is the respective rate per annum set forth on the cover hereof.
                                Notwithstanding the foregoing, in no event will the Certificate Rate in respect of a Class of Class A Certificates on any Distribution Date exceed a per annum effective rate equal to the quotient of (a) the excess of (i) interest due on the
                                Loans during the preceding Due Period net of the portion thereof allocable to
                                Master Servicing Fees and Subservicing Fees over (ii) the sum of (x) the amounts described in subparagraphs (i), (iv)-(vi) under 'Description of the
                                Certificates--Distributions' below and (y) the premium for the Policy, in each case required to be paid or distributed by the Trust on such Distribution Date and (b) the Aggregate Class A Principal Balance on such Distribution Date (prior to giving effect to distributions made on such date). Interest on the Senior
                                Certificates in respect of any Distribution Date will accrue from the first day of the month preceding such Distribution Date through the last day of the month preceding such Distribution Date (each such period, an 'Interest Period') on the basis of a 360-day year consisting of twelve 30-day months.

Distributions.................  On the 25th day of each month, or if such a day is not a Business Day, then the next succeeding Business Day, commencing in December 1995 (each such day, a
                                'Distribution Date'), the Trustee will be required to distribute from funds available therefor in the Distribution Account (as described herein) to the holders of the Senior Certificates (the 'Senior Certificateholders') of record as of the last day of the calendar month immediately preceding the calendar month in which such Distribution Date occurs (the 'Record Date'), to the extent and in the priority described below, in the aggregate an amount equal to the sum of (a) the related Class Interest Distribution (as defined below) to each Class of Senior
                                Certificates, and (b) the Class A Principal Distribution to the Class or Classes
                                of Class A Certificates then entitled to receive such distribution. So long as an
                                Insurer Default has not occurred and is continuing, distributions of the Class A
                                Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5
                                Certificates, in that order, such that no Class of Class A Certificates having a higher numerical designation is entitled to distributions of principal until the

                                Class A Principal Balance of each such Class of Class A Certificates having a lower numerical class designation has been reduced to zero. On any Distribution
                                Date during the continuance of an Insurer Default, the Class A Principal
                                Distribution will be applied to the distribution of principal of each Class of the Class A Certificates outstanding on a pro rata basis in accordance with the
                                Class Principal Balance of each such Class.

                                Distributions of the related Class Interest Distribution to the Class S
                                Certificates will be made prior to the distribution of the Class Interest
                                Distribution to the Class A Certificates. See 'DESCRIPTION OF THE CERTIFICATES--
                                Distributions' herein.

                                Interest

                                On each Distribution Date, to the extent of funds available therefor as described herein interest will be distributed with respect to each Class of Senior
                                Certificates in an amount (each a 'Class Interest Distribution') equal to the sum of (a) one month's interest at the related Certificate Rate on the related Class
                                A Principal Balance or Class S Notional Amount, as applicable, at the end of the preceding calendar month (the 'Class Monthly Interest Distributable Amount') and
                                (b) any Class Interest Carryover Shortfall (as defined herein) for such Class of
                                Senior Certificates for such Distribution Date. As to any Distribution Date and
                                Class of Senior Certificates, 'Class Interest Carryover Shortfall' is the sum of
                                (a) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover
                                Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class of
                                Senior Certificateholders on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the related Certificate Rate from such preceding Distribution Date through the current Distribution Date.

                                Principal

                                On each Distribution Date, to the extent of funds available therefor as described herein, principal will be distributed to the holders of the Class A Certificates then entitled to distributions of principal, in an amount equal to the lesser of
                                (A) the Aggregate Class A Principal Balance and (B) the Class A Principal
                                Distribution for such Distribution Date. 'Class A Principal Distribution' means, with respect to any Distribution Date, the sum of the Class A Monthly Principal
                                Distributable Amount for such Distribution Date and any outstanding Class A
                                Principal Carryover Shortfall as of the close of the preceding Distribution Date.

                                'Class A Monthly Principal Distributable Amount' means, with respect to any
                                Distribution Date, the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) that portion of all payments on Loans allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balances of all Loans that became Defaulted Loans for the first time during the related Due Period, (iii)
                                the portion of the Purchase Price allocable to principal of all Loans that became
                                Purchased Loans as of the last day of the calendar month preceding such
                                Distribution Date (the 'Monthly Cut-Off Date'), and, at the discretion of the
                                Certificate Insurer, the Principal Balance as of the Monthly Cut-Off Date of all
                                Loans that were required to be purchased or repurchased as of the related Monthly
                                Cut-Off Date but were not so purchased, (iv) the aggregate amount of

                                Cram Down Losses (as defined herein) that shall have occurred during the related
                                Due Period, (v) the Distributable Excess Spread, if any, (as defined below) in respect of such Distribution Date, and (vi) funds remaining in the Pre-Funding
                                Account at the end of the Funding Period.

                                'Due Period' means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution
                                Date, as the case may be.

                                For a description of a 'Defaulted Loan' see 'DESCRIPTION OF THE
                                CERTIFICATES--Principal' herein.

                                'Excess Spread' means, with respect to any Distribution Date, the excess, if any, of (x) the sum of the amounts deposited to the Distribution Account as described in clauses (i) through (viii) under 'DESCRIPTION OF THE CERTIFICATES--Deposits to the Collection Accounts and the Distribution Account' herein with respect to such
                                Distribution Date over (y) the amount required to be distributed pursuant to priorities (i) through (ix) set forth under the heading 'DESCRIPTION OF
                                CERTIFICATES--Distributions' on such Distribution Date.

                                'Distributable Excess Spread' means, with respect to any Distribution Date, the portion (not greater than 100%) of Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the Required OC
                                Amount (as defined under 'DESCRIPTION OF THE CERTIFICATES-- Overcollateralization
                                Provisions' herein) for such Distribution Date. The overcollateralization (i.e., the excess of the sum of the Pool Balance and the amount on deposit in the
                                Pre-Funding Account over the Aggregate Class A Principal Balance) in effect on the Closing Date equals the Required OC Amount and absent losses on the Loans or an increase in the Required OC Amount, no Distributable Excess Spread will be distributed to the Class A Certificateholders on any Distribution Date.
                                Notwithstanding the foregoing, upon the occurrence and continuance of a Trigger
                                Event, the Certificate Insurer may require that all Excess Spread (net of certain fees and expenses) on each succeeding Distribution Date be distributed as principal to each Class of the Class A Certificates, pro rata, based on the respective Class A Principal Balances. See 'DESCRIPTION OF THE
                                CERTIFICATES--Events of Master Servicing Termination; Trigger Events.'

                                Distributions to the Class A Certificateholders of Distributable Excess Spread
                                will result in acceleration of principal payments to the holders of the Class A
                                Certificates and reduce the weighted average lives of the Class A Certificates.
                                See 'DESCRIPTION OF CERTIFICATES--Overcollateralization Provisions' and
                                'PREPAYMENT AND YIELD CONSIDERATIONS' herein.

Credit Enhancement............  The credit enhancement provided for the benefit of the Certificateholders consists of (x) FHA Title I Insurance to the extent described herein, (y) the overcollateralization in effect on the Closing Date and created by the application of the internal cash flows of the Trust, as described herein, and (z)
                                the Policy.


                                FHA Insurance Program and Contract of Insurance: The insurance provided by the
                                FHA pursuant to the Title I Program (the 'FHA Insurance') that is expected to be available to the Claims Administrator in respect of the Initial Loans is
                                $33,343,300. Such amount of insurance represents the sum of (a) 10% of the outstanding Principal Balance as of the Cut-Off Date of the Initial Loans that were originated under the Title I Program (the 'Initial FHA Loans') and

                                (b) the amount of FHA Insurance coverage available as of the Cut-Off-Date from the current Related Series Trusts (as defined herein) other than the Trust. Such amount of insurance is expected to be reflected in an insurance coverage reserve account maintained by FHA in the name of the Contract of Insurance Holder after the Closing Date (the 'FHA Insurance Coverage Reserve Account'). The Initial FHA
                                Loans have been purchased from the Originators and the related FHA Insurance will be requested to be transferred by FHA from the Originators to the Contract of
                                Insurance Holder after the Closing Date. The amount of FHA Insurance on the
                                Closing Date will be increased, following the end of the Funding Period, by an amount equal to 10% of the lesser of the outstanding Principal Balance as of the
                                Subsequent Transfer Date of, and the purchase price paid for, the Subsequent
                                Loans purchased by the Trust that are FHA Loans. See 'RISK FACTORS--Limitations on FHA Insurance,' 'THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE--FHA
                                Insurance Coverage' and '--The Contract Of Insurance'.

                                The Contract of Insurance Holder is Coast Partners Acceptance Corporation which holds the Contract of Insurance for the benefit of the Trust, Lehman FHA Title I
                                Loan Trust 1995-3, Lehman FHA Title I Loan Trust 1995-4 and subsequent series of trusts to which Title I Loans are sold directly or indirectly by Keystone and the related certificates of which are insured by a financial guarantee insurance policy issued by the Certificate Insurer (collectively, the 'Related Series
                                Trusts'). The Secretary of HUD will not earmark the monies in the FHA Insurance
                                Coverage Reserve Account for the benefit of any particular Related Series Trust;
                                however, the Contract of Insurance Holder has agreed not to hold other Title I
                                Loans other than loans included in Related Series Trusts. In the event the FHA
                                Insurance is applied to loans in a Related Series Trust other than the Trust, there may be insufficient FHA Insurance to cover defaults on the Loans that are
                                FHA Loans.

                                Subject to the then remaining FHA Insurance Amount, each FHA Loan will be insured by the FHA in an amount equal to 90% of the sum of the following: (i) the unpaid principal and uncollected interest earned to the date of default, calculated on the actuarial method, reduced by certain amounts received by the Contract of
                                Insurance Holder in connection with enforcing a lien on the Property prior to the lien of the related FHA Loan; (ii) the unpaid amount of interest on the unpaid principal from the date of default to the date of the claim's initial submission to the FHA for payment plus 15 calendar days, but not for any period greater than nine months from the date of default, calculated at 7% per annum (except for the first month in which interest is calculated at the Loan Rate); and (iii) the amount of certain uncollected court costs, attorneys' fees, and expenses for recording the assignment of the related Loan to the United States of America. See
                                'THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE--General' herein. Since the remaining FHA Insurance Amount is dependent upon future events, including reductions for the payment of claims, no assurance can be given that the FHA
                                Insurance Amount will be adequate to cover 90% of the losses on such Loans.

                                On the Closing Date, the Contract of Insurance Holder will hold for the benefit of the Trust a FHA contract of insurance (the 'Contract of Insurance') covering all of the Initial FHA Loans. With respect to those Initial FHA Loans that are not covered by the Contract of Insurance on the Closing Date, each of the related
                                Originators will be required to cause the balances in their respective insurance coverage reserve accounts maintained by FHA to be transferred on the FHA's books from the related Originator's contract of insurance to the Contract of Insurance. If the FHA Insurance relating to any Initial FHA Loan has not been transferred to the Contract of Insurance Holder on or before 150 days following the Closing Date, the Seller will be required to repurchase such Initial Loan.
                                The Claims Administrator generally will be required to submit claims ('FHA
                                Claims') with respect to defaulted FHA Loans to the FHA. The Certificateholders will not have any direct right to receive the FHA Insurance proceeds from the
                                FHA. All FHA Insurance proceeds received in respect of such FHA Claims shall be deposited into the Collection Account. Similar procedures will apply to the
                                Subsequent Loans.

                                FHA Insurance Premium Account: A separate account (the 'FHA Premium Account') has been established by the Trustee into which an initial deposit of $112,236 (the
                                'Initial FHA Premium Account Deposit') will be made on the Closing Date. No later then the Business Day following each Determination Date, the Trustee will deposit into the FHA Premium Account the FHA insurance premiums received from Obligors on
                                Invoiced Loans (as defined below). The Trustee will also deposit into the FHA
                                Premium Account, to the extent of funds available therefor in the Distribution
                                Account (the 'FHA Premium Account Deposit'), an amount equal to the greater of
                                (i) .75% of the aggregate principal balance of each outstanding FHA Loan, other than Invoiced Loans, divided by 12 and (ii) the positive excess, if any, of (A)
                                the amount of the premium and other charges due under the Contract of Insurance for the next succeeding Due Period over (B) the balance in the FHA Premium
                                Account as of the related Determination Date. 'Invoiced Loans' are FHA Loans with respect to which the related Obligor is required to pay the premium on FHA
                                Insurance as a separate amount with respect to such Loan.

                                Overcollateralization: The credit enhancement provisions of the Trust include overcollateralization in effect as of the Closing Date (i.e., the excess of the sum of the Pool Balance and the amount on deposit in the Pre-Funding Account over the Aggregate Class A Principal Balance). On the Closing Date, the
                                overcollateralization level satisfies the Required OC Amount and absent losses on the Loans or an increase in the Required OC Amount, no Distributable Excess
                                Spread will be distributed to Class A Certificateholders. An increase in the
                                Required OC Amount will result if the delinquency or default experience on the

                                Loans exceeds certain levels set forth in the Agreement. In that event, amortization of the Class or Classes of Class A Certificates then entitled to receive distributions of principal would be accelerated until the level of overcollateralization reaches its required level. The required level of overcollateralization may be decreased, in the sole discretion of the Certificate
                                Insurer with the consent of the Rating Agencies, which will slow the amortization of the Class A Certificates. Accelerated amortization and the resulting overcollateralization is accomplished by distributing a portion of the interest receipts on the Loans as a payment of principal on the Class A Certificates. See
                                'DESCRIPTION OF THE CERTIFICATES-- Overcollateralization Provisions.'

The Policy....................  On or before the Closing Date, the Policy will be issued by the Certificate
                                Insurer pursuant to the provisions of the Amended and Restated Insurance and
                                Reimbursement Agreement (the 'Insurance Agreement') dated as of July 1, 1995, as supplemented, among the Seller, the Master Servicer, Lomas Mortgage USA, Inc., as
                                master servicer for the Related Series Trusts other than the Trust, the Trustee, the Depositor and the Certificate Insurer, amending and restating the Insurance and Reimbursement Agreement dated as of April 1, 1995.

                                The Policy will unconditionally and irrevocably guarantee principal payments on the Class A Certificates plus accrued and unpaid interest due on the Senior
                                Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the
                                Certificate Rate on the Class S Notional Amount for the Class S Certificates and
                                (ii) the applicable Certificate Rate on the outstanding Class A Principal Balance for each Class of Class A Certificates exceeds the amount on deposit in the
                                Distribution Account available to be distributed therefor on such Distribution
                                Date and (b) the amount (the 'Class A Guaranteed Principal Distribution Amount'),
                                if any, by which the Aggregate Class A Principal Balance exceeds the sum of the
                                Pool Balance at the end of the related Monthly Cut-Off Date and the amount, if any, on deposit in the Pre-Funding Account on such date (after giving effect to all amounts distributable and allocable to principal on any Class of Class A
                                Certificates on such Distribution Date). In addition, the Policy will guarantee the payment in full of the Aggregate Class A Principal Balance on the
                                Distribution Date in November 2016 (after giving effect to all other amounts distributable and allocable to principal on the Class A Certificates on such
                                Distribution Date).

                                In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the
                                Trust. See 'Description of the Certificate--The Policy.'

The Certificate Insurer.......  Capital Markets Assurance Corporation ('CapMAC' or the 'Certificate Insurer'), a
                                monoline stock insurance corporation organized under the laws of the state of New
                                York. See 'THE CERTIFICATE INSURER' herein.

Pre-Funding Account...........  On the Closing Date, an aggregate cash amount (the 'Pre-Funded Amount') of approximately $73,229,131.70 will be deposited in an account which will be in the name of, and maintained by, the Trustee on behalf of the Trust (the 'Pre-Funding
                                Account'). Such amount will be funded from the sale of the Senior Certificates and is expected to be used to acquire Subsequent Loans. The Funding Period is the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 and (ii)
                                February 15, 1996. The Pre-Funded Amount will be reduced during the Funding
                                Period by the amount thereof used to purchase Subsequent Loans in accordance with the Agreement. Subsequent Loans purchased by and deposited in the Trust on any date (each, a 'Subsequent Transfer Date' and together with the Closing Date, each a 'Transfer Date') must satisfy the criteria set forth in the Agreement. The approximate aggregate principal amount of Subsequent Loans which may be acquired by the Trust is $73,229,131.70. Any Pre-Funded Amount remaining at the end of the
                                Funding Period will be distributed as part of the Class A Monthly Principal
                                Distributable Amount to the Class or Classes of Class A Certificates entitled to receive principal distributions on the Distribution Date following the end of the
                                Funding Period, which in no event shall be later than the Distribution Date in
                                February 1996, resulting in a partial principal prepayment to such Classes. See
                                'DESCRIPTION OF THE CERTIFICATES--Distributions.' Interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Distribution Account. The Pre-Funding Account will not be an asset of the
                                REMIC (as defined herein).

                                Although no assurance can be given, it is intended that the principal amount of
                                Subsequent Loans sold to the Trust will require application of substantially all of the Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the holders of the Class A Certificates from the
                                Pre-Funding Account.

Capitalized Interest
  Account.....................  On the Closing Date, cash will be deposited in a trust account (the 'Capitalized
                                Interest Account') in the name of, and maintained by, the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, on each of the first three Distribution Dates of (i) the sum of (a) the amount of interest accruing (at the weighted average Certificate Rate on all
                                Class A Certificates) on the amount by which the Aggregate Class A Principal
                                Balance as of the last day of the preceding month exceeds the Pool Balance as of such day and (b) the Trustee and Certificate Insurer fees accruing on such excess balance over (ii) the amount of any reinvestment income on amounts in the Pre-
                                Funding Account deposited to the Distribution Account since the previous
                                Distribution Date. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Seller following the end of the
                                Funding Period. The Capitalized Interest Account will not be an asset of the
                                REMIC.

Servicing.....................  The Master Servicer is responsible for (a) servicing, managing and making collections on the Loans and (b) acting as Claims Administrator with respect to claims filed under the Contract of Insurance. All collections in respect of the
                                Loans will be deposited into the Collection Account as described herein. Not later than the fifth Business Day prior to each Distribution Date (the
                                'Determination Date'), the Trustee will calculate the amounts to be paid, as described herein, to the Certificateholders on such Distribution Date. See
                                'DESCRIPTION OF THE CERTIFICATES--Distributions.' With respect to each Due Period the Master Servicer will receive from payments in respect of interest on the
                                Loans, on behalf of itself, a portion of such payments as a monthly master servicing fee (the 'Master Servicing Fee') in the amount of 0.12% per annum (the
                                'Master Servicing Fee Rate') on the Principal Balance of each Loan as of the first day of each such Due Period as to which such a payment was made. The Master
                                Servicer has entered into subservicing agreements with servicers that are approved to service Title I Loans (each, a 'Subservicer'). Each Subservicer will receive from payments in respect of interest on the Loans a monthly subservicing fee (the 'Subservicing Fee') in an amount ranging from 1.00% to 1.125% per annum
                                (the 'Subservicing Fee Rate') on the Principal Balance of each Loan serviced by such Subservicer pursuant to the related subservicing agreement. See 'DESCRIPTION
                                OF THE CERTIFICATES--Servicing Compensation and Payment of Expenses.' In certain limited circumstances, the Master Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as a successor Master Servicer. See 'DESCRIPTION OF THE CERTIFICATES-- Certain Matters
                                Regarding the Master Servicer.'

Trustee.......................  First Bank National Association, a national banking association (the 'Trustee').
                                Notices and correspondence for the Trustee should be directed to First Bank
                                National Association, First Trust Center, 180 East Fifth Street, St. Paul, MN
                                55101.

Interest Advances.............  The Master Servicer is required to remit to the Trustee no later than the close of business on the Determination Date for each Distribution Date, for deposit in the Distribution Account, an amount equal to the scheduled installment of interest due on each Loan (other than a Defaulted Loan) but not received during the

                                related Due Period, net of the related Sub-Servicing Fee (an 'Interest Advance').
                                The Master Servicer is not required to make any Interest Advances which it determines would be nonrecoverable. Interest Advances are reimbursable to the
                                Master Servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest on the Senior
                                Certificates. See 'DESCRIPTION OF THE CERTIFICATES--Interest Advances' herein.

Optional Termination by the
  Master Servicer and
  Keystone....................  The Master Servicer or Keystone, each with the consent of the Certificate
                                Insurer, may purchase from the Trust all (but not fewer than all) remaining Loans and other property of the Trust, and thereby effect early retirement of the
                                Certificates, on any Distribution Date when the aggregate outstanding Principal
                                Balance of the Loans is less than 10%, in the case of a purchase by the Master

                                Servicer, or 5%, in the case of a purchase by Keystone, of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount. See 'DESCRIPTION OF
                                THE CERTIFICATES--Termination of the Trust.'

Optional Purchase of
  Loans.......................  The Seller has the option, but is not obligated, to purchase from the Trust any
                                Loan 120 days or more delinquent at a purchase price equal to the outstanding
                                Principal Balance as of the date of purchase, plus all accrued and unpaid interest on such Principal Balance through the date of purchase, computed at the
                                Loan Rate without regard to any Interest Advance made by the Master Servicer with respect to such Loan (the 'Purchase Price'). The aggregate of the initial
                                Principal Balances of Loans purchased by the Seller at its option may not exceed 5% of the sum of (a) the initial Pool Balance and (b) the original Pre-
                                Funded Amount. See 'DESCRIPTION OF THE CERTIFICATES--Optional Purchase of Loans'
                                herein.

Certain Federal Tax
  Considerations..............  For federal income tax purposes, the Trust created by the Agreement (exclusive of the Pre-Funding Account and the Capitalized Interest Account) will be treated as a 'real estate mortgage investment conduit' ('REMIC'). The Senior Certificates will constitute 'regular interests' in the REMIC and will be treated as debt instruments of the Trust for federal income tax purposes with payment terms equivalent to the terms of such Certificates. The Class R Certificates (the
                                'Residual Certificates') will constitute the sole Class of 'residual interests'
                                in the REMIC and will be the Class of Residual Certificates, as described in the
                                Prospectus.

                                Owners of the Senior Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting. The
                                Class A Certificates may, depending on their issue price, and the Class S
                                Certificates will, be treated as having been issued with original issue discount for federal income tax purposes. For further information regarding the federal income tax consequences of investing in the Senior Certificates, see 'CERTAIN
                                FEDERAL INCOME TAX CONSEQUENCES' herein and in the Prospectus.

ERISA Considerations..........  The acquisition of a Senior Certificate by a pension or other employee benefit plan (a 'Plan') subject to the Employee Retirement Income Security Act of 1974,
                                as amended ('ERISA'), could, in some instances, result in a 'prohibited transaction' or other violation of the fiduciary responsibility provisions of

                                ERISA and Code Section 4975. Certain exemptions from the prohibited transaction rules could be applicable to the acquisition of such Certificates. Any Plan fiduciary considering whether to purchase any Senior Certificate on behalf of a
                                Plan should consult with its counsel regarding the applicability of the provisions of ERISA and the Code. See 'ERISA CONSIDERATIONS' herein and in the
                                Prospectus.

                                Subject to the considerations and conditions described under 'ERISA

                                Considerations' herein, it is expected that the Senior Certificates (other than the Class S Certificates) may be purchased by a Plan.

Legal Investment
  Considerations..............  The Senior Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'),
                                because some of the mortgages securing the Mortgage Loans are not first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized to invest in the Senior Certificates. See 'LEGAL INVESTMENT
                                CONSIDERATIONS' herein and 'LEGAL INVESTMENT' in the Prospectus.

Certificate Rating............  It is a condition to the issuance of the Senior Certificates that the Class A
                                Certificates receive ratings of 'AAA' by Standard & Poor's Rating Services, a division of the McGraw Hill Company ('Standard & Poor's') and 'Aaa' by Moody's
                                Investors Service ('Moody's' and together with Standard & Poor's, each a 'Rating
                                Agency') and that the Class S Certificates receive ratings of 'AAAr' by S&P and
                                'Aaa' by Moody's. In general, ratings address credit risk and do not address the likelihood of prepayments. See 'RATINGS' herein and 'RISK FACTORS--Rating of the
                                Certificates' in the Prospectus.

                                  RISK FACTORS

     Book-entry Certificates. Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' herein.

     Since transactions in the Class A Certificates can be effected only through DTC, CEDEL, Euroclear, participating organizations, indirect participants and certain banks, the ability of a Certificate Owner to pledge a Class A Certificate to persons or entities that do not participate in the DTC, CEDEL or Euroclear system or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing the Class A Certificates. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' herein.

     Certificateholders may experience some delay in their receipt of distributions of interest and principal on the Class A Certificates since such distributions will be forwarded by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants (as defined herein) which will thereafter credit them to the accounts of Certificate Owners either directly or indirectly through indirect participants. See 'DESCRIPTION OF THE CERTIFICATES--Book-Entry Certificates' herein.

     Nature of Class S Certificates. As the owners of an interest-only security, the Class S Certificateholders will be entitled to receive monthly distributions only of interest, as described herein. The holders of the Class S Certificates will not be entitled to receive any distributions of principal collected on the Loans. Because they will not receive any distributions of principal, the Class S Certificateholders will be affected by prepayments and liquidations and other dispositions (including optional termination described herein) of the Loans to a greater degree than will the Class A Certificateholders. As an extreme illustration, in the event that the entire pool of Loans prepays in full during the first month, then on the initial Distribution Date the Class A Certificateholders will receive the full par value of their Certificates while the Class S Certificateholders will suffer nearly a complete loss (except for one month's interest) on their investment. Because, however, the pool of Loans contains approximately 8,825 Initial Loans, the prepayment experience of any one Loan will not be material to an investor's overall return.

     Because the yield of the Class S Certificates is very sensitive to rates of prepayment, it is advisable for potential investors in the Class S Certificates to consider carefully, and to make their own evaluation of, the effect of any particular assumption regarding the rates and the timing of prepayments. In general, when interest rates decline, prepayments in a pool of loans such as the Loans will increase as borrowers seek to refinance at lower rates. This will have the effect of reducing the future stream of payments available to an owner of an interest-only security based on such loan pool, thus adversely affecting such investor's yield. Conversely, when interest rates increase, prepayments will tend to decrease (because more attractive refinancing opportunities are not available) and the future stream of payments available to such an owner of an interest-only security may not decline as rapidly as originally anticipated, thus positively affecting such investor's yield. See 'PREPAYMENT AND YIELD CONSIDERATIONS--Projected Prepayment and Yields for the Class S Certificates' herein for other factors which may also influence prepayment rates.

     Prepayment Considerations. A portion of the Loans may be prepaid in whole or in part at any time without penalty. However, none of the Loans contain due-on-sale provisions and each of the Loans may be assumed, at the lender's option, upon a sale of the Property. See 'PREPAYMENT AND YIELD CONSIDERATIONS'. The rate of prepayments on fixed-rate home improvement loans and retail installment sale contracts and manufactured housing installment sale contracts and installment loan agreements, such as the Loans, may be sensitive to prevailing interest rates. Generally, if prevailing interest rates on similar loans fall significantly below the interest rates on the related Loans, such Loans may be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on such Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments may decrease. See 'PREPAYMENT AND YIELD CONSIDERATIONS'.

     Manufactured Housing Contracts. Although none of the Initial Loans include Manufactured Housing Contracts, up to $20,899,695 (based on the aggregate Principal Balance as of the applicable Subsequent Transfer Date for such Loans) of the Subsequent Loans may be Manufactured Housing Contracts. Manufactured Homes generally depreciate in value. Consequently the market value of the Manufactured Homes could be or become lower than the outstanding principal balance of the Manufactured Housing Contracts. If the protection afforded by the FHA Insurance and the overcollateralization is insufficient, and the Certificate Insurer does not make a required payment under the Policy, then the Certificateholders will bear the risk of loss on the Manufactured Housing Contracts and must rely on the value of the Manufactured Homes for recovery of the outstanding principal of and interest on any defaulted Manufactured Housing Contract which may be less than such outstanding balance.

     Risk of Higher Default Rates Associated with California Real
Property.  Since a substantial portion (49.94% by Pool Balance as of the Cut-Off
Date) of the Mortgaged Properties is located in California, an overall decline in the California residential real estate market could adversely affect the values of the Mortgaged Properties securing such Mortgage Loans such that the Principal Balances of the related Mortgage Loans, together with any primary financing on such Mortgaged Properties, could equal or exceed the value of such Mortgaged Properties. As the residential real estate market is influenced by many factors, including the general condition of the economy and interest rates, no assurances may be given that the California real estate market will not weaken further. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of losses on the Mortgage Loans may be expected to increase, and may increase substantially. Because a substantial portion of the Mortgaged Properties are in California, the risk of occurrence of earthquake damage exists that is not covered by any hazard insurance.


     Certificate Rating. The rating of the Senior Certificates depends primarily on an assessment by the Rating Agencies of the claims-paying ability of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the rating initially given to the Senior Certificates may result in a reduction in the rating of the Senior Certificates. The rating by the Rating Agencies of the Senior Certificates is not a recommendation to purchase, hold or sell the Senior Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies. In general, the ratings address credit risk and do not address the likelihood of prepayments. The ratings of the Senior Certificates do not address the possibility of the imposition of United States withholding tax with respect to non-U.S. persons.

     Legal Considerations. The Mortgage Loans are secured by first mortgages and junior liens and security deeds. Mortgage Loans secured by junior mortgages are entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loan or mortgage loans and prior statutory liens have been satisfied. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate, the FHA Insurance, if applicable, is insufficient or unavailable and the Certificate Insurer does not perform its obligations under the Policy, the Trust and, accordingly, the Certificateholders, bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See 'CERTAIN LEGAL ASPECTS OF THE LOANS' in the Prospectus.

     Furthermore, Title I Loans generally are not required to be written with any equity in the Property above the aggregate amount of the liens (including the amount of the related Title I lien on the Property). In addition, a junior lienholder may not foreclose on the property securing a junior lien unless it forecloses subject to the senior lien(s), in which case it must either pay the entire amount due on the senior lien(s) to the senior mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage(s) in the event the mortgagor is in default thereunder. In servicing Title I Loans in their portfolios, it is not the Master Servicer's or the related Subservicers' practice to satisfy the senior lien(s) at or prior to the foreclosure sale, nor to advance funds to keep the senior mortgage(s) current. The Trust will have no source of funds (and may not be permitted under the REMIC provisions of the Code) to satisfy the senior mortgagee(s) or make payments due to the senior mortgagee(s), and therefore, Certificateholders should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting the Trust's junior lien. As a result, it is not expected that the Master Servicer or related Subservicer will pursue foreclosure proceedings with respect to the FHA Loans secured by a junior lien on Property, other than any Manufactured Housing Contracts, which must be foreclosed upon prior to the Claims Administrator bringing a claim under the Contract of Insurance. See 'The Title I Loan Program and the Contract of Insurance' herein.

     Any Manufactured Housing Contract will be secured by a security interest in a Manufactured Home or by a Manufactured Home Property. Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Manufactured Housing Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the 'UCC') as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. Because of the expense and administrative inconvenience involved, neither the Seller nor the Depositor will amend any certificate of title to name the Trustee as the lienholder and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest unless the Seller fails to maintain a minimum capital percentage as specified in the Agreement and the Certificate Insurer requires such action to be taken. Consequently, in some states in the absence of such an amendment to the certificate of title, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected. Accordingly, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home to the Trustee may not be effective against creditors of the Seller or any conservator or receiver appointed for the Seller.

     The sale of the Loans from the Seller to the Depositor pursuant to the Purchase Agreement will be treated by the Seller and the Depositor as a sale of the Loans. The Seller will warrant that such transfer is a sale of its interest in the Loans. In the event of an insolvency of the Seller, the receiver of the Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Seller secured by a pledge of the Loans. If the receiver decided to challenge such transfer, delays in payments on the Certificates and possible reductions in the amount thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Initial Loans to the Trust is a valid transfer of all of the Depositor's right, title and interest in the Initial Loans to the Trust.

     The assignments to the Trustee (or any co-trustee appointed under the Agreement) of any mortgage or deed of trust securing a Loan will be recorded in the appropriate public office for real property records within the time period specified in the Agreement, except where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the related Loan against the claim of any subsequent transferee or any successor to a creditor of the Depositor or the Seller. See 'DESCRIPTION OF THE CERTIFICATES--The Trustee' herein and 'CERTAIN LEGAL ASPECTS OF THE LOANS--Contracts Secured by Mortgages' in the Prospectus.

     The Subsequent Loans and the Pre-Funding Account. To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of Subsequent Loans by the Trust by the end of the Funding Period, the Class or Classes of Class A Certificateholders then entitled to receive principal distributions will receive a prepayment of principal in an amount equal to the Pre-Funded Amount remaining in the Pre-Funding Account on the Distribution Date following the end of the Funding Period (in no event later than the February 1996 Distribution Date). Although no assurances can be given, the Depositor intends that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all amounts on deposit in the Pre-Funding Account and that there will be no material principal prepayment to the Class A Certificateholders. See 'Social, Economic and Other Factors'

below.

     The Seller will not select Subsequent Loans in a manner that it believes is adverse to the interest of the Certificateholders. However, Subsequent Loans purchased by the Seller and sold to the Trust may have been originated using credit criteria different from those which were applied to the Initial Loans and may be of a different credit quality. Therefore, following the transfer of Subsequent Loans to the Trust, the aggregate characteristics of the Loans then held in the Trust may vary from those of the Initial Loans. See 'DESCRIPTION OF THE LOANS--Conveyance of Subsequent Mortgage Loans.'

     The ability of the Trust to invest in Subsequent Loans is largely dependent upon the ability of the Seller to purchase additional loans. The ability of the Seller to purchase additional loans may be affected as a result of a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Other factors include changes in borrowers' housing needs and borrowers' net equity in their homes. However, the Depositor is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Seller's ability to purchase additional loans and therefore the availability of Subsequent Loans.

     Related Series Trusts. The Contract of Insurance will be held for the benefit of Related Series Trusts. In the event the FHA Insurance coverage reserves are applied to loans in a Related Series Trust, there may be insufficient FHA Insurance coverage reserves to cover defaults on the FHA Loans. Such an occurrence could result in shortfalls of interest on the Senior Certificates and principal and interest on the Class A Certificates, to the extent such shortfalls are not otherwise covered by the overcollateralization or the Policy.

     Limitations on FHA Insurance. The availability of FHA Insurance following a default on a FHA Loan is subject to a number of conditions, including strict compliance by the Contract of Insurance Holder, the Claims Administrator, the Master Servicer, the Subservicers and the Originators with FHA Regulations in originating and servicing the FHA Loan and limits on the aggregate insurance coverage available with respect to all FHA Title I loans then owned and reported for FHA Insurance by the Contract of Insurance Holder. Although the Contract of Insurance Holder and the Seller have obtained representations from the Originators that they have complied with all applicable FHA Regulations, such regulations are susceptible to substantial interpretation. The Contract of Insurance Holder is not required to obtain, and has not obtained, approval from FHA of the origination and servicing practices of the Originators. Failure to comply with all FHA Regulations may result in a denial of FHA Insurance claims, and there can be no assurance that FHA's interpretation of its regulations will not become stricter in the future. In addition, any claim paid by FHA will cover, at most, 90% of the sum of the unpaid principal on the FHA Loan, a portion of the unpaid interest and certain other liquidation costs up to the Contract of Insurance Holder's aggregate amount of FHA insurance coverage. The Seller and, in limited circumstances, the Master Servicer, has agreed in the

Agreement to purchase from the Trust any FHA Loan that is rejected by the FHA for insurance benefits under the Contract of Insurance.

     The FHA Insurance that is expected to be available to the Contract of Insurance Holder in respect of the Initial FHA Loans is equal to $33,343,300, which amount represents the sum of (a) 10% of the outstanding principal balance of Initial FHA Loans and (b) the amount of FHA Insurance coverage available as of the Cut-Off Date from the current Related Series Trusts other than the Trust. The amount of FHA Insurance on the Closing Date will be increased at the end of the Funding Period by an amount equal to 10% of the lesser of the outstanding Principal Balance as of the Subsequent Transfer Date of, and the purchase price paid for, the Subsequent Loans that are FHA Loans purchased by the Trust.

     Lack of Delinquency and Loss Information. Delinquency and loss experience with respect to loans similar to the Loans originated by the Originators is not available. Potential investors will have to make an investment determination based on the Loan underwriting criteria and other information provided herein, and not on prior delinquency and loss information.

                      THE FIRST NATIONAL BANK OF KEYSTONE

     Keystone, located in Keystone, West Virginia, is a national banking association organized under the laws of the United States of America. Keystone has assets of approximately $205 million as of November 1, 1995 and is primarily engaged in the mortgage lending business. Keystone has managed its growth and profitability over the last several years by capitalizing on the skills of its management. The results of the utilization of innovative management has resulted in Keystone being consistently rated as one of the top five performing banks in the $50,000,000 to $1,000,000,000 asset category. Since 1992, Keystone has pursued a Title I Loan acquisition program.

     The Initial Loans will contain 8,825 loans purchased or originated and sold to Keystone by twenty approved Title I lenders with aggregate outstanding Principal Balances of $135,996,958.88. The Originators are Alta Loma Financial, located in Rancho Cucamonga, California; Ameritex Residential Mortgage, Inc., located in Hurst, Texas; Carl I. Brown, located in Kansas City, Missouri; Cerritos Valley Bank, located in Norwalk, California; City Mortgage Corporation, located in Pittsburgh, Pennsylvania; Clearview Capital Corp., located in Huntington Beach, California; Commonwealth Thrift & Loan, located in Torrance, California; Empire Funding Corporation, located in Austin, Texas; Federal Finance Corporation, located in Chicago, Illinois; Fidelity Union Mortgage Corporation/V.I., located in Phoenix, Arizona; Financial Research Service, located in Miami, Florida; First

Pacific Financial Inc., located in Costa Mesa, California; Homeowners Mortgage & Equity, Inc., located in Austin, Texas; Interbank Funding Group, located in San Diego, California; Industrial Bank, located in Van Nuys, California; Pacwest Services, Inc., located in Spokane, Washington; North County Bank, located in Escondido, California; Trust One Mortgage Corporation, located in Irvine, California; United California Systems International, Inc., located in Culver City, California; and WoodBai, Inc. d/b/a Unlimited Financial Resources, located in Durham, North Carolina. Keystone re-underwrote each of the Loans acquired by it using underwriting standards which would satisfy and/or exceed the standards of the Title I Program, and intends to visit a random sample of the properties improved by, or purchased with the proceeds of the Loans.

                    ORIGINATION AND UNDERWRITING GUIDELINES

TITLE I PROGRAM

     The following is a brief description of the underwriting policies customarily employed by the Seller for re-underwriting Title I Loans with respect to single family and nonresidential property improvement loans and manufactured home loans, which includes manufactured home purchase, lot and combination loans. The Seller considers all aspects of the applicant's credit before approving or rejecting a loan for purchase. The Seller evaluates the applicant's income (present and past), assets, liabilities and net worth in relation to the proposed mortgage payments and to the applicant's demonstrated ability to manage financial affairs. The Seller evaluates each applicant's creditworthiness on a case by case basis to assure sound credit underwriting.

     In evaluating a borrower for creditworthiness key factors viewed by the Seller are the housing to income and debt to income ratios. The monthly housing to income ratio (first and all junior lien payments plus impounds for real estate taxes, insurance premiums and leasehold payments) may normally not exceed approximately 45% (with respect to home improvement loans) and 29% or 31% (with respect to manufactured home loans originated before or on and after August 15, 1994, respectively) of the applicant's stable monthly income. If the property is subject to any homeowner's association fees or common elements, property charges or maintenance charges, they must be included in the monthly housing expense when calculating the housing to income ratio.

     Additionally, the total amount of the monthly housing expenses as described above plus other monthly payments on all installment debts having a remaining term of more than ten (10) months may normally not exceed 45% (with respect to home improvement loans) and 41% or 43% (with respect to manufactured home loans originated before or on and after August 15, 1994, respectively) of the applicant's stable monthly income. Alimony, child support and maintenance payments are considered long-term monthly obligations unless such obligations terminate in less than ten (10) months.

     Other matters considered by the Seller in its evaluation process include the applicant's overall credit history and net worth (accumulation of net worth is considered a strong indication of creditworthiness).

     Exceptions to the Seller's underwriting guidelines may be made by a senior officer of the Seller. The factors considered when determining if an exception to the general underwriting standards should be made include quality and value of the property, how long the applicant has owned the property, amounts of disposable income, length and type of employment, credit history, current and pending debt obligations, payment habits, status of past and other existing mortgages and special circumstances that explain a brief variation from the underwriting guidelines.

             THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE


THE TITLE I PROGRAM

     Substantially all of the Initial Loans are FHA Loans that are partially insured under the Title I Program and substantially all of the Subsequent Loans will have been originated under the Title I Program. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid Principal Balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

     Title I Loans are made to finance actions or items that substantially protect or improve the basic livability or utility for several types of properties and for the purchase of manufactured homes and lots for manufactured homes. Any references herein to 'Title I Loans' shall mean only loans under the Title I Program.

     There are two basic methods of lending or originating loans which include a 'direct loan' or a 'dealer loan.' With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer. Such application must be executed by the borrower and any co-maker or co-signer. The lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. A dealer may be a seller, a contractor or supplier of goods or services. The FHA Loans include direct and dealer loans.

     Title I Loans are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly, or monthly, except that a loan may be payable quarterly or semi-annually in certain circumstances in order to correspond with the borrower's irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than 60 days from the date the loan is funded. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on a Title I Loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable Federal, state and local laws.

     The Title I Program requires each lender to use prudent lending standards in underwriting loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower's creditworthiness which support approval of the loan.

     UNDER THE TITLE I PROGRAM, THE FHA DOES NOT REVIEW OR APPROVE FOR QUALIFICATION FOR INSURANCE ANY LOAN INSURED THEREUNDER AT THE TIME OF APPROVAL BY THE LENDING INSTITUTION (AS IS TYPICALLY THE CASE WITH OTHER FEDERAL LOAN INSURANCE PROGRAMS). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, the lender is required promptly to report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

REQUIREMENTS FOR TITLE I LOANS

     Home Improvement Loans. The maximum principal amounts for home improvement loans insured under the Title I Program must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program. The following is the maximum loan amount for certain types of loans: (i) $25,000 for a single family property improvement loan; and (ii) the lesser of $60,000 or an average of $12,000 per dwelling unit for multifamily property improvement loans. Any Title I home improvement loan to a single borrower in excess of $25,000 require the prior approval of the Secretary of HUD. Generally, the term of a Title I home improvement loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I home improvement loans with respect to multiple properties, and a borrower may obtain more than one Title I home improvement loan with respect to a single property, as long as the total outstanding balance of all Title I home improvement loans on the same property does not exceed the maximum loan amount for the type of Title I home improvement loan thereon.

     Borrower eligibility for a Title I home improvement loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I home improvement loan or a properly recorded land installment contract for the purchase of the real property. Any Title I home improvement loan originated after August 1994 in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple. Prior to August 1994, any Title I home improvement loan in excess of $5,000 was required to be secured by such a recorded lien. A Title I home improvement loan in excess of $15,000 secured by non-owner occupied property must have an appraised loan-to-value ratio not in excess of 100%.


     The proceeds from a Title I home improvement loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I home improvement loans and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I home improvement loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD-approved form, signed by the borrower and the dealer. With respect to any direct Title I home improvement loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I home improvement loan where the original principal balance is $7,500 or more and on any direct Title I Loan where the borrower fails to submit a completion certificate.

     Manufactured home loans. Prior to August 15, 1994, the FHA regulations capped the principal amount for a Title I manufactured home loan available to purchase a new manufactured home at the sum of 125% of the wholesale base price of the home plus any itemized options and applicable fees and charges allowed under the Title I Program, up to a maximum of $40,500 (except in selected high-cost areas defined by the Title I Program or other areas deemed necessary by the Secretary of HUD). The principal amount for a loan to purchase an existing manufactured home was capped at the lesser of 90% of the appraised value of the home (as determined by a HUD-approved appraisal) plus 90% of any applicable fees and charges allowed under the Title I Program, or 90% of the purchase price of the home, up to a maximum of $40,500. The principal amount for a loan to purchase a new manufactured home and a lot on which to place the home was capped at the sum of 125% of the wholesale base price of the home plus any itemized options and applicable fees and charges allowed under the Title I Program, plus the lesser of the appraised value of the developed manufactured home lot (as determined by a HUD-approved appraisal, including on-site water and utility connections, sanitary facilities, site improvements and landscaping) or the purchase price, up to a maximum of $54,000 (except in selected high-cost areas defined by the Title I Program or other areas deemed necessary by the Secretary of HUD). The principal amount for a loan to purchase an existing manufactured home and a lot on which to place the home was capped at the lesser of 95% of the total appraised value of the home, the lot, and any appurtenances (as determined by a HUD-approved appraisal), plus 95% of any applicable charges, or 95% of the purchase price of the home, the lot, and any appurtenances.

     After August 14, 1994, FHA regulations cap the loan amount available for the purchase of a new manufactured home or for the purchase of a new manufactured home and a lot at 130% of the wholesale base price of the home plus any itemized options and applicable fees and charges allowed under the Title I Program. The loan amount for the purchase of an existing manufactured home is capped at the lesser of 95% of the appraised value or purchase price of the home. The maximum loan amounts for the purpose of financing the purchase of a new or existing manufactured home and for purchasing a new or existing manufactured home plus a suitably developed lot have been increased from $40,500 to $48,600 and $54,000 to $64,800, respectively.

     Under the Title I Program, the term of a loan for a manufactured home or a single-module manufactured home and lot must not be less than six months nor more than 20 years and 32 days from the date of the loan. For a loan for a multi-module manufactured home (new or existing) and lot, the maximum term must not exceed 25 years and 32 days from the date of the loan.

     Borrower eligibility for a Title I manufactured home loan (whether for a manufactured home purchase loan, a manufactured home lot loan, or a combination loan) requires that the borrower become the owner of the property which is to be financed with such loan. Where the loan involves a manufactured home that is classified as realty, ownership of the home must be in fee simple. Where the loan involves a manufactured home lot, ownership of the lot must be in fee simple unless the lot consists of a share in a cooperative association that owns and operates a manufactured home park. Where the proceeds are for a manufactured home purchase loan or combination loan, the home must be the borrower's principal residence. Where the proceeds are for a lot loan, a manufactured home must be placed on the lot and occupied as the borrower's principal residence within six months of the loan.

     The proceeds of a Title I manufactured home loan may be used for the purchase or refinancing of a manufactured home, a lot on which to place a manufactured home already owned by the borrower, or a manufactured home and a lot for the home. In addition, the proceeds of a manufactured home purchase loan and combination loan may be used for the purchase of a garage, carport, patio (or a permanent foundation in the case of a combination loan) or other comparable appurtenance to the manufactured home.

     In order to be eligible for financing under the Title I Program, the manufactured home, its warranty and the site on which the home is placed must all meet the specific requirements outlined under the Title I Program. The manufactured home must be certified by the manufacturer that the home has been constructed in compliance with the National Manufactured Housing Construction and Safety Act of 1974. For new homes, the manufacturer must furnish the borrower with a written warranty that obligates the manufacturer to take appropriate action to correct any defects in material or workmanship. The lender must investigate whether the home manufacturer is complying with its warranty obligations, and when consumers have complaints, the lender must ascertain whether the complaints have been resolved. To assure the suitability of the home site, when the manufactured home is to be placed on a leased site in a manufactured home park or on an individual manufactured home lot, the lender must obtain directly or through the borrower a certification from the State or local authority that the site complies with the minimum standards relating to site location (zoned for manufactured homes), vehicular access, water supply, sewerage disposal, utility connections, storm drainage, site development, and landscaping.

     In addition to certain costs which may not be financed with the proceeds of the manufactured home loan, in the case of manufactured home purchase loans, manufactured home lot loans, and combination loans, the borrower is required to make a minimum cash downpayment of 5 percent of the home and/or lot. However, prior to August 15, 1994, the borrower was required to make a minimum cash downpayment of at least five percent of the first $5,000 and 10 percent of the balance of the purchase price of the home, for the purchase of a new home or for the purchase of a new home and lot. In the case of a manufactured home purchase loan for an existing home or a manufactured home lot loan, the borrower was required to make a minimum cash downpayment of at least 10 percent of the purchase price of the home or lot. All manufactured home loans must be secured by a recorded lien on the home (or lot or home and lot), its furnishings equipment, accessories, and appurtenances. The lien must be a first lien, superior to any other lien on that property, evidenced by a properly recorded financing statement, security instrument, or another acceptable instrument, such as a certificate of title issued by the State.

FHA INSURANCE COVERAGE

     Under the Title I Program the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a fee (the 'Insurance Premium'). For loans having a maturity of 25 months or less, the FHA bills the lender for the entire Insurance Premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for an Insurance Premium in an amount equal to 0.50% of the original loan amount. The annual Insurance Premium for manufactured home loans originated prior to October 9, 1989 is equal to an amount which is the product of 0.54% of the original loan amount. The annual Insurance Premium for manufactured home loans originated after October 8, 1989 depends on maturity and is broken down as follows: (a) for loans with a maturity in excess of 25 months but not more than 144 months, the annual Insurance Premium is 1.00% of the original loan amount for the first three years of the loan term, 0.75% of the original loan amount for the next two years, and 0.50% of the original loan amount for all succeeding years until the loan is paid; (b) for loans with a maturity in excess of 144 months but not more than 192 months, annual Insurance Premium is 1.00% of the loan amount for the first four years of the original loan term, 0.75% of the original loan amount for the next three years, and 0.50% of the loan amount for all succeeding years until the loan is paid; and (c) for loans with a maturity in excess of 192 months, the annual Insurance Premium is 1.00% of the original loan amount for the first five years of the loan term, 0.75% of the loan amount for the next four years, and 0.50% of the loan amount for all succeeding years until the loan is paid. If a loan is prepaid during the year, the FHA will not refund or abate the Insurance Premium paid for such year.


     The balance of the lender's FHA insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by the lesser of
(a) the amount of the FHA Insurance available for transfer at the time of transfer to another qualified lender and (b) 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so. As described under the caption 'THE TITLE I LOAN PROGRAM--The Contract of Insurance,' the insurance coverage reserve funds will not be earmarked by the Secretary of HUD solely for the Trust.

     The lender may transfer (except as collateral in a bona fide loan transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guarantee or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 fiscal year without the prior approval of the Secretary of HUD.

CLAIMS PROCEDURES UNDER TITLE I

     Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

     Following acceleration of maturity upon a secured Title I home improvement loan, the lender may either (a) proceed against the related Property under any security instrument, or (b) make a claim under the lender's contract of insurance. Generally lenders make a claim under their contract of insurance. If the lender chooses to proceed against the Property under a security instrument (or if it accepts a voluntary conveyance or surrender of the Property), the lender can later file an insurance claim only with the prior approval of the Secretary of HUD.


     In proceeding against the loan secured by a manufactured home, the lender must proceed against the loan security by foreclosure or repossession, as appropriate, and acquire good, marketable title to the property securing the loan and the lender must take all actions necessary under applicable law to preserve its rights, if any, to obtain a deficiency judgment against the borrower. Where the lender obtains title to property securing a manufactured home loan by repossession or foreclosure, the property shall be sold for the 'best price obtainable' before making an insurance claim. The best price obtainable shall be the greater of (a) the actual sales price of the property, less the cost of repairs to make the property marketable, or (b) the appraised value of the property before repairs. In the case of a combination loan, the manufactured home and lot shall be sold in a single transaction and the manufactured home may not be removed from the lot without prior approval of the Secretary of HUD.

     When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and where the borrower is in bankruptcy or deceased evidence that the lender has properly filed proofs of claims. Generally, a claim for reimbursement for loss on any eligible loan must be filed with the FHA no later than 9 months after the date of default for home improvement loans and, with respect to manufactured home loans, no earlier than three months after the date of sale, but not later than 18 months after the date of default. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the U.S., the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although regulations permit the FHA to contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment (and may do so thereafter in the event of fraud or misrepresentation on the part of the lender), the FHA has expressed an intention to take such action within one year from the date the claim was certified for payment.

     Under the Title I Program the amount of a FHA insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account established by HUD. The 'Claimable Amount' for home improvement loans is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing such loan; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c)

the uncollected court costs; (d) the attorneys' fees not to exceed $500; and (e) the expenses for recording the assignment of the security to the United States. The 'Claimable Amount' for manufactured home loans is equal to 90% of the sum of: (a) the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto including the best price obtainable for the property; (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum; (c) the costs paid to repossess and preserve the manufactured home, plus actual costs (not to exceed $1,000 per module) for removing and transporting the home to the dealer or other off-site location; (d) the sales commission paid for the resale of the repossessed or foreclosed manufactured home and/or lot (but not to exceed 10% of the sales price to homes sold on-site or 7% if sold off-site); (e) local and state tax liens, special assessments, and premiums received for hazard insurance prorated to the date of disposition, plus any transfer taxes imposed upon any deed instruments; (f) the uncollected court costs; (f) the attorney's fees not to exceed $1,000; and (f) the expenses for recording the assignment of the security to the United States.

THE CONTRACT OF INSURANCE

     On the Closing Date, the Contract of Insurance Holder held, or will request for transfer in the name of the Contract of Insurance Holder for the benefit of the Trust, FHA Insurance coverage reserves in an amount that is equal to $33,343,300, which is equal to the sum of (a) approximately 10% of the outstanding Principal Balance of all Initial FHA Loans as of the Cut-Off Date and (b) the amount of FHA Insurance coverage available as of the Cut-Off Date from the current Related Series Trusts other than the Trust. Additional amounts of FHA Insurance will be added as Subsequent Loans are purchased by the Trust. With respect to those Initial FHA Loans for which FHA Insurance coverage reserves have not been transferred to the Contract of Insurance Holder's FHA Insurance coverage reserves account (the 'FHA Insurance Coverage Reserve Account') by the Closing Date, each of the related Originators will be required to take appropriate steps to cause the FHA to transfer the appropriate amounts of FHA Insurance coverage reserves from the FHA Insurance coverage reserve account of the Originator to that of the Contract of Insurance Holder. To accomplish this transfer, on or after the date on which the Originators receive the FHA Title I Case Numbers for such Initial Loans, the Originators will be required to submit a transfer of note report to the Secretary of HUD regarding the conveyance of such Initial Loans to the Trustee. Similar procedures and adjustments will be made with respect to the Subsequent Loans. The 'FHA Insurance Amount' shall mean on any day of determination the initial FHA Insurance Amount plus all amounts subsequently transferred by the Secretary of HUD to the Contract of Insurance Holder's FHA Insurance coverage reserve account (including FHA Insurance coverage amounts transferred to the Contract of Insurance Holder in connection with Subsequent Loans) less the amount of FHA Insurance proceeds previously received under the Contract of Insurance with respect to the FHA Loans and any loans in Related Series Trusts (as described below) since the related Transfer Date. The Claims Administrator shall not submit any claim to the FHA if the amount of such claim would exceed the FHA

Insurance Amount applicable to the Contract of Insurance. All proceeds received in respect of such claims under the Contract of Insurance shall be deposited into the Collection Account.

     The Contract of Insurance will be held by Coast Partners Acceptance Corporation for the benefit of the Trust, Lehman FHA Title I Loan Trust 1995-3, Lehman FHA Title I Loan Trust 1995-4 and any subsequent series of trusts to which loans are sold directly or indirectly by Keystone and the related certificates of which are insured by a financial guarantee insurance policy issued by the Certificate Insurer (collectively, the 'Related Series Trusts'). The Secretary of HUD will not earmark the insurance reserves held for the Contract of Insurance Holder for the benefit of any particular Related Series Trust, however the Contract of Insurance Holder has agreed not to own or hold other Title I Loans covered by the Contract of Insurance other than loans included in Related Series Trusts. In the event the FHA Insurance is applied to loans in a Related Series Trust other than the Trust, there may be insufficient FHA Insurance to cover defaults on the FHA Loans.

                  THE MASTER SERVICER AND CLAIMS ADMINISTRATOR

NORWEST BANK MINNESOTA, N.A.

     The information set forth below has been provided by Norwest Bank Minnesota, N.A. ('Norwest') and neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of such information.

     Norwest is a national banking association, with executive offices located at Six and Marquette, Minneapolis, Minnesota 55479 and its master servicing offices are located at 11000 Broken Land Parkway, Columbia, Maryland 21044.

DELINQUENCY AND LOSSES

     The Master Servicer is engaged in the business of servicing, on behalf of third party investors, residential single family mortgages secured by properties located in all 50 states and the District of Columbia. As of September 30, 1995, the Master Servicer was master servicing more than 117,000 mortgage loans representing an aggregate outstanding principal balance of approximately $18.8 billion. No specific delinquency or foreclosure data relating to the Master Servicer's servicing portfolio is provided because the Master Servicer has no prior servicing experience with Title I Loans.

                          CONTRACT OF INSURANCE HOLDER

     Coast Partners Acceptance Corporation, a Delaware corporation, will be named as Contract of Insurance Holder under the Agreement. Coast Partners Acceptance Corporation is a special purpose corporation and is an affiliate of Coast Partners Securities, Inc.

                            DESCRIPTION OF THE LOANS

GENERAL

     The statistical information presented in this Prospectus Supplement with respect to the Initial Loans describes the Initial Loans as of the Cut-Off Date. Unless otherwise specified, percentages are stated by aggregate Principal Balance of the Initial Loans as of the Cut-Off Date.

     The Initial Loans to be transferred to the Trust on the Closing Date will consist of closed-end fixed-rate home improvement loans and retail installment sale contracts secured by first and junior mortgages, deeds of trust and security deeds on residences (which are primarily condominiums, townhouses and one- to four-family residences), including investment properties (the 'Mortgaged Properties'). The Subsequent Loans to be conveyed to the Trust during the Funding Period will either be home improvement loans and retail installment sale contracts (the 'Mortgage Loans') or may be fixed-rate manufactured housing installment sale contracts and installment loan agreements (the 'Manufactured Housing Contracts' and together with the Mortgage Loans, the 'Loans'), secured by either security interests in manufactured homes purchased with the proceeds of such Manufactured Housing Contracts (each a 'Manufactured Home') and/or liens on the real estate to which the related Manufactured Homes are deemed permanently affixed (the 'Manufactured Home Properties' and together with the Manufactured Homes and the Mortgaged Properties, the 'Properties'). The Mortgaged Properties may be owner-occupied (which includes second and vacation homes) and non-owner occupied investment properties. None of the Initial Loans are Manufactured Housing Contracts. The Mortgaged Properties with respect to the Initial Loans are located in 43 states. Substantially all of the Initial Loans are and substantially all of the Subsequent Loans will be partially insured under the Title I Program (collectively, the 'FHA Loans'). See 'THE TITLE I LOAN PROGRAM AND THE CONTRACT OF INSURANCE' herein. No more than $1,000,000 in principal amount (based on aggregate Principal Balance as of the applicable Transfer Date for such Loans) will be originated using criteria substantially similar to the Title I Program, but will not be insured under the FHA Insurance.

     The Pool Balance as of the Cut-Off Date is $135,966,958.88, which is equal to the aggregate Principal Balances of the Initial Loans as of the Cut-Off Date. With respect to the Initial Loans, the average Cut-Off Date Principal Balance is expected to be $15,410.42, the minimum Cut-Off Date Principal Balance is expected to be $293.14, the maximum Cut-Off Date Principal Balance is expected to be $60,000, the minimum Loan Rate and the maximum Loan Rate on the Cut-Off Date are expected to be 9.990% and 18.000% per annum, respectively, and the weighted average Loan Rate on the Cut-Off Date is expected to be 13.828% per annum. As of the Cut-Off Date, the weighted average remaining term to maturity of the Initial Loans is expected to be 189 months and the remaining terms to maturity of the Initial Loans will range from 10 months to 240 months. No Initial Loan is expected to mature later than October 2015. As of the Cut-Off Date no Initial Loan was more than one month past due.

     Under the Agreement, all Manufactured Homes, if any, are required to comply with the requirements of certain federal statutes which generally would require the Manufactured Homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. Such statutes would also require the Manufactured Homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The Manufactured Homes are also required to include the plumbing, heating, air conditioning, and electrical systems therein. At the time of origination, each Obligor under a Manufactured Housing Contract represented that the related Manufactured Home would be the Obligor's primary residence.

CONVEYANCE OF SUBSEQUENT LOANS

     The Agreement permits the Trust to acquire approximately $73,229,131.70 in aggregate principal balance of Subsequent Loans. Accordingly, the statistical characteristics of the Trust will vary as of any Subsequent Cut-Off Date upon the acquisition of Subsequent Loans.

     The obligation of the Trust to purchase a Subsequent Loan on a Subsequent Transfer Date is subject to the following requirements, among others (i) each such Subsequent Loan must satisfy the representations and warranties specified in the Agreement and in the agreement pursuant to which such Subsequent Loans are transferred to the Trust (each a 'Subsequent Transfer Agreement'); (ii) the Seller will not select such Subsequent Loans in a manner that it believes is adverse to the interest of the Senior Certificateholders or the Certificate Insurer, (iii) the Seller will deliver certain opinions of counsel with respect to the validity of the conveyance of such Subsequent Loans; (iv) as of the date a Subsequent Loan is conveyed to the Trust (the 'Subsequent Transfer Date' and together with the Closing Date, each a 'Transfer Date'), such Subsequent Loan
(a) will not have a last scheduled payment date after October 2015 and (b) will not have a Loan Rate less than 9.990%; (v) following the purchase of the last Subsequent Loan, the Subsequent Loans in the aggregate will have a weighted average maturity of no more than 200 months and a weighted average Loan Rate at least equal to 13.55%, each weighted on the basis of the Cut-Off Date Principal Balances of the Subsequent Loans; and (vi) the Certificate Insurer in its sole and absolute discretion shall have consented to such conveyance.

            CERTAIN STATISTICAL CHARACTERISTICS OF THE INITIAL LOANS

                          ORIGINAL PRINCIPAL BALANCES

                                                                                                          PERCENT OF
                                                                                                           CUT-OFF
                                                                       NUMBER OF      CUT-OFF DATE           DATE
                    RANGE OF PRINCIPAL BALANCES                          LOANS      PRINCIPAL BALANCE    POOL BALANCE
--------------------------------------------------------------------   ---------    -----------------    ------------
     0.01 to  5,000.00..............................................       519       $   2,016,413.72         1.48%
 5,000.01 to 10,000.00..............................................     2,169          17,216,545.76        12.66
10,000.01 to 15,000.00..............................................     2,252          29,361,628.36        21.59
15,000.01 to 20,000.00..............................................     1,239          21,860,478.48        16.07
20,000.01 to 25,000.00..............................................     2,628          64,677,166.68        47.56
25,000.01 to 30,000.00..............................................         1              29,589.01         0.02

30,000.01 to 35,000.00..............................................         2              67,660.77         0.05
35,000.01 to 40,000.00..............................................         3             111,944.58         0.08
40,000.01 to 45,000.00..............................................         1              42,152.53         0.03
45,000.01 to 50,000.00..............................................         4             193,918.88         0.14
55,000.01 to 60,000.00..............................................         7             419,460.11         0.31
                                                                       ---------    -----------------    ------------
     Totals.........................................................     8,825       $ 135,996,958.88       100.00%
                                                                       ---------    -----------------    ------------
                                                                       ---------    -----------------    ------------

                         LOAN RATES AS OF CUT-OFF DATE

                                                                                                          PERCENT OF
                                                                       NUMBER OF      CUT-OFF DATE       CUT-OFF DATE
                        RANGE OF LOAN RATES                              LOANS      PRINCIPAL BALANCE    POOL BALANCE
--------------------------------------------------------------------   ---------    -----------------    ------------
 9.501% to 10.000%..................................................         6       $     124,530.82         0.09%
10.501% to 11.000%..................................................        83           1,602,175.52         1.18
11.001% to 11.500%..................................................        72           1,256,537.95         0.92
11.501% to 12.000%..................................................       866          14,529,910.85        10.68
12.001% to 12.500%..................................................       209           2,558,199.94         1.88
12.501% to 13.000%..................................................     1,441          26,426,758.56        19.43
13.001% to 13.500%..................................................       319           4,334,613.35         3.19
13.501% to 14.000%..................................................     2,747          43,294,683.24        31.84
14.001% to 14.500%..................................................       692           8,663,117.66         6.37
14.501% to 15.000%..................................................     1,377          21,314,675.14        15.67
15.001% to 15.500%..................................................       208           2,456,764.15         1.81
15.501% to 16.000%..................................................       634           7,521,173.02         5.53
16.001% to 16.500%..................................................        42             419,960.55         0.31
16.501% to 17.000%..................................................        88           1,101,842.89         0.81
17.001% to 17.500%..................................................         8              79,417.05         0.06
17.501% to 18.000%..................................................        33             312,598.19         0.23
                                                                       ---------    -----------------    ------------
     Totals.........................................................     8,825       $ 135,996,958.88       100.00%
                                                                       ---------    -----------------    ------------
                                                                       ---------    -----------------    ------------

                       NUMBER OF MONTHS SINCE ORIGINATION

                                                                                                          PERCENT OF
                                                                                                           CUT-OFF
RANGE OF MONTHS                                                        NUMBER OF      CUT-OFF DATE        DATE POOL
SINCE ORIGINATION                                                        LOANS      PRINCIPAL BALANCE      BALANCE
--------------------------------------------------------------------   ---------    -----------------    ------------

    <   0...........................................................     1,372       $  24,836,074.07        18.26%
    -
  1 to   6..........................................................     6,876         103,240,148.75        75.91
  7 to  12..........................................................       138           1,744,837.67         1.28
 13 to  18..........................................................        18             301,081.40         0.22
 19 to  24..........................................................        19             278,938.54         0.21
 25 to  30..........................................................        42             625,532.01         0.46
 31 to  36..........................................................        92           1,380,580.45         1.02
 37 to  42..........................................................        66             879,734.80         0.65
 43 to  48..........................................................        54             717,602.43         0.53
 49 to  54..........................................................        55             751,184.82         0.55
 55 to  60..........................................................        28             403,881.14         0.30
 61 to  66..........................................................        38             531,108.44         0.39
 67 to  72..........................................................         8             107,588.31         0.08
 73 to  78..........................................................        10             131,157.17         0.10
 79 to  84..........................................................         1               5,300.92         0.00
 85 to  90..........................................................         5              47,087.21         0.03
 97 to 102..........................................................         2              13,397.17         0.01
103 to 108..........................................................         1               1,723.58         0.00
                                                                       ---------    -----------------    ------------
     Totals.........................................................     8,825       $ 135,996,958.88       100.00%
                                                                       ---------    -----------------    ------------
                                                                       ---------    -----------------    ------------

                     MONTHS REMAINING TO SCHEDULED MATURITY

                                                                                                          PERCENT OF
    RANGE OF                                                                                               CUT-OFF
REMAINING TERMS                                                        NUMBER OF      CUT-OFF DATE        DATE POOL
  (IN MONTHS)                                                            LOANS      PRINCIPAL BALANCE      BALANCE
--------------------------------------------------------------------   ---------    -----------------    ------------
  1 to  12..........................................................         1       $       5,082.01         0.00%
 13 to  24..........................................................        18              56,208.83         0.04
 25 to  36..........................................................        57             235,091.60         0.17
 37 to  48..........................................................        53             218,168.70         0.16
 49 to  60..........................................................       354           2,083,978.89         1.53
 61 to  72..........................................................        89             584,512.84         0.43
 73 to  84..........................................................       351           2,317,824.05         1.70
 85 to  96..........................................................       137           1,160,760.41         0.85
 97 to 108..........................................................        39             359,884.13         0.26
109 to 120..........................................................     1,402          14,003,868.84        10.30
121 to 132..........................................................        94           1,283,098.06         0.94
133 to 144..........................................................       249           3,065,551.88         2.25
145 to 156..........................................................       101           1,383,082.54         1.02
157 to 168..........................................................        26             347,530.09         0.26
169 to 180..........................................................     3,460          54,662,902.94        40.19
181 to 192..........................................................         1              14,261.90         0.01
205 to 216..........................................................        24             538,949.85         0.40
217 to 228..........................................................         7             143,418.09         0.11
229 to 240..........................................................     2,362          53,532,783.23        39.36

                                                                       ---------    -----------------    ------------
     Totals.........................................................     8,825       $ 135,996,958.88       100.00%
                                                                       ---------    -----------------    ------------
                                                                       ---------    -----------------    ------------

           MORTGAGED PROPERTY GEOGRAPHICAL DISTRIBUTION BY STATE (1)

                                                                                                         PERCENT OF
                                                                    NUMBER OF       CUT-OFF DATE        CUT-OFF DATE
STATE                                                                 LOANS       PRINCIPAL BALANCE     POOL BALANCE
-----                                                               ---------     -----------------     ------------
Arizona..........................................................       252        $   4,452,920.79          3.27%
Arkansas.........................................................       405            4,156,241.28          3.06
California.......................................................     3,339           67,921,735.95         49.94
Colorado.........................................................       403            5,355,157.18          3.94
Connecticut......................................................        13              211,917.63          0.16
Florida..........................................................       383            5,061,105.18          3.72
Georgia..........................................................       190            2,226,450.74          1.64
Hawaii...........................................................         7              115,677.15          0.09
Idaho............................................................        12              117,065.43          0.09
Illinois.........................................................       322            3,640,919.45          2.68
Indiana..........................................................        52              638,449.42          0.47
Iowa.............................................................        18              206,535.00          0.15
Kansas...........................................................        29              338,862.62          0.25
Kentucky.........................................................        17              162,744.81          0.12
Louisiana........................................................        84              862,512.80          0.63
Maryland.........................................................         4               74,777.86          0.05
Massachusetts....................................................         6              113,279.17          0.08
Michigan.........................................................        23              188,477.74          0.14
Mississippi......................................................       212            2,508,957.97          1.84
Missouri.........................................................        72              790,478.51          0.58
Nebraska.........................................................         6               70,735.04          0.05
Nevada...........................................................       179            3,487,340.63          2.56
New Hampshire....................................................         1               24,954.52          0.02
New Jersey.......................................................        89            1,369,221.80          1.01
New Mexico.......................................................        12              127,539.68          0.09
New York.........................................................       127            2,155,817.04          1.59
North Carolina...................................................       250            2,652,003.76          1.95
North Dakota.....................................................         1               13,694.48          0.01
Ohio.............................................................       154            1,811,739.49          1.33
Oklahoma.........................................................       108            1,061,008.19          0.78
Oregon...........................................................       156            2,088,209.08          1.54
Pennsylvania.....................................................       389            4,559,004.41          3.35
Rhode Island.....................................................         5               90,354.26          0.07
South Carolina...................................................        75              877,423.71          0.65
Tennessee........................................................       130            1,330,929.86          0.98

Texas............................................................       911           10,004,364.45          7.36
Utah.............................................................        10              212,660.57          0.16
Vermont..........................................................         4               79,147.31          0.06
Virginia.........................................................        34              403,165.08          0.30
Washington.......................................................       317            4,190,887.85          3.08
West Virginia....................................................         8               68,791.61          0.05
Wisconsin........................................................         1                7,190.87          0.01
Wyoming..........................................................        15              166,508.51          0.12
                                                                    ---------     -----------------     ------------
     Totals:.....................................................     8,825        $ 135,996,958.88        100.00%
                                                                    ---------     -----------------     ------------
                                                                    ---------     -----------------     ------------

------------------

(1) Determined by property address designated as such in the related Mortgaged Property.

INTEREST PAYMENTS ON THE LOANS

     The Loans are actuarial loans which provide that interest is charged to the obligors thereunder (the 'Obligors'), and payments are due from such Obligors, as of a scheduled day of each month which is fixed at the time of origination. Each payment made by the Obligor is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the Obligors on the Loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the Loans due to defaults, casualties, condemnations and repurchases by the Seller). Certain of the Loans are subject to a prepayment penalty which may reduce the amount or the likelihood of prepayments on such Loans.

     Prepayments, liquidations and purchases of the Loans (including any optional purchase by the Seller of a defaulted Loan and any optional repurchase of the remaining Loans in connection with the termination of the Trust, in each case as described herein) will result in distributions on the Class A Certificates of principal amounts which would otherwise be distributed over the remaining terms of the Loans. Since the rate of payment of principal of the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a Class A Certificate may vary from the anticipated yield will depend upon the degree to which such Class A Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Loans. An additional factor affecting the yield to maturity of the Class A Certificates is the overcollateralization amount. The overcollateralization will cause the amortization of the Class A Certificates to accelerate because all principal payments received on the Loans will be distributed to the Class A Certificateholders.

     The rate of prepayment on the Loans cannot be predicted. The prepayment experience of the Trust with respect to the Loans may be affected by a wide variety of factors, including economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility and changes affecting the deductibility for Federal income tax purposes of interest payments on home improvement loans and manufactured housing installment loan agreements. Generally, however, because the Loans bear interest at fixed rates, and the rate of prepayment on fixed rate loans is sensitive to prevailing interest rates, if prevailing interest rates fall significantly below the interest rates on the Loans, the Loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments would be likely to decrease. See 'CERTAIN LEGAL ASPECTS OF LOANS--'Due-on-Sale' Clauses in Mortgage Loans' in the Prospectus.

     In addition to the foregoing factors affecting the weighted average life of the Class A Certificates, if the Required OC Amount is not maintained or is required to increase, the use of Distributable Excess Spread to pay principal of the Class A Certificates will result in acceleration of the Class or Classes of Class A Certificates then entitled to receive distributions of principal relative to the amortization of the Loans. This acceleration feature maintains or increases the overcollateralization to an amount equal to or greater than that level of overcollateralization existing on the Closing Date (i.e., the excess of the sum of the Pool Balance and the amount on deposit in the Pre-Funding Account over the Aggregate Class A Principal Balance). Once the required level of overcollateralization is reached, the acceleration feature will cease, unless it again becomes necessary to maintain or increase the required level of overcollateralization. In addition, the weighted average life of the Class A Certificates will be affected if the Certificate Insurer requires that Excess Spread be distributed on the Class A Certificates upon the occurrence and continuance of a Trigger Event. See 'DESCRIPTION OF THE CERTIFICATES--Events of Master Servicing Termination; Trigger Events.'

MANDATORY PREPAYMENT

     The approximate original Pre-Funded Amount of $73,229,131.70 will be funded from the proceeds of the sale of the Senior Certificates and may be used to acquire Subsequent Loans. In the event that, on the last day of the Funding Period, not all of the $73,229,131.70 funded from the proceeds of the sale of the Class A Certificates has been used to acquire Subsequent Loans, then the Class or Classes of Class A Certificates then entitled to receive distributions of principal will receive a partial prepayment on the Distribution Date immediately following the last day of the Funding Period in an amount equal to the amount remaining in the Pre-Funding Account (taking into account the purchase of Subsequent Loans on such date).

     Although no assurances can be given, Keystone intends that the principal amount of Subsequent Loans sold to the Trust will require the application of substantially all the amount on deposit in the Pre-Funding Account.

PAYMENT DELAY FEATURE OF SENIOR CERTIFICATES

     The effective yield to the Senior Certificateholders will be lower than the yield otherwise produced by the Certificate Rates for the Senior Certificates and the purchase price of such Certificates because principal and interest distributions will not be payable to the Certificateholders until at least the twenty-fifth day of the month following the month of accrual (without any additional distribution of interest or earnings thereon in respect of such delay).

PROJECTED PREPAYMENTS AND YIELDS FOR CLASS A CERTIFICATES


     If purchased at other than par, the yield to maturity on a Class A Certificate will be affected by the rate of the payment of principal of the Loans. If the actual rate of payments on the Loans is slower than the rate anticipated by an investor who purchases a Class A Certificate at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the Loans is faster than the rate anticipated by an investor who purchases a Class A Certificate at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

     In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate loans, such as the Loans, such loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate loans, such as the Loans, such loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such loans. No assurance can be given as to the level of prepayments that the Loans will experience. However, the monthly payment on loans similar to the Loans is often smaller than the monthly payment on a purchase-money first mortgage loan. Consequently, a decrease or increase in interest rates generally results in a smaller reduction or increase in the prepayment rate on the smaller-balance loans.

     Class A Certificates. 'Weighted average life' refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A Certificates will be influenced by the rate at which principal payments on the Loans are paid, which may be in the form of scheduled amortization, accelerated amortization or prepayments (for this purpose, the term 'prepayment' includes liquidations due to default). Prepayments on loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the 'Constant Prepayment Rate' or 'CPR') represents an assumed annualized rate of prepayment relative to the then outstanding principal balance on a pool of new mortgage loans.

     The following tables have been prepared for the Loans, assuming:

          (i) all distributions with respect to the Senior Certificates will be made at the scheduled times as described below under 'DESCRIPTION OF THE CERTIFICATES--Distributions';

          (ii) the Loans will prepay at the indicated constant percentages of CPR;

          (iii) the Class A-1 Certificate Rate is 6.68%; the Class A-2 Certificate Rate is 6.63%; the Class A-3 Certificate Rate is 6.68%: the Class A-4 Certificate Rate is 7.06%; the Class A-5 Certificate Rate is 7.32%; and the Class S Certificate Rate is 0.4925%;

          (iv) no Loan is ever delinquent;


          (v) neither the Master Servicer nor Keystone will exercise their right of early termination of the Trust as described below under 'Description of the Certificates--Termination; Retirement of the Certificates';

          (vi) there is no substitution or repurchase of a Loan;

          (vii) the Loans consists of:

             (a) Initial Loans to be acquired by the Trust on or prior to the Closing Date and having the following characteristics as of October 31, 1995: a weighted average remaining term to stated maturity of 189 months, a weighted average Loan Rate on the related Loans of 13.828% and a weighted average Loan Rate (net of Subservicing Fees) of 12.7530%;

             (b) $73,229,131.70 in Subsequent Loans to be acquired by the Trust by February 15, 1996 and having the following characteristics: a weighted average remaining term to stated maturity of 189 months, a weighted average Loan Rate on the related Loans of 13.828% and a weighted average Loan Rate (net of Subservicing Fees) of 12.7530%;

          (viii) the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are offered with Class A Principal Balances of $68,600,000, $32,340,000, $42,140,000, $12,740,000 and $49,221,000, respectively; and

          (ix) 50% of the Subsequent Loans purchased with funds from the Pre-Funding Account are purchased and conveyed to the Trust in December 1995 and 50% of the Subsequent Loans are purchased and conveyed to the Trust in January 1996.

     With respect to each Class of the Class A Certificates, two scenarios have been presented. The first scenario assumes that the full Pre-Funded Amount is used to acquire Subsequent Loans. The second scenario assumes that no Subsequent Loans are acquired with the Pre-Funded Amount, precipitating mandatory prepayments of $73,229,131.70 to the Class A Certificateholders on February 25, 1996.

     Based upon the foregoing assumptions, some or all of which are unlikely to reflect actual experience, the following tables indicate the projected weighted average life of each Class of the Class A Certificates at various CPR assumptions, assuming the full Pre-Funded Amount is used to acquire Subsequent Loans and assuming no Subsequent Loans are acquired with the Pre-Funded Amount. As used in the tables, 14% indicates prepayments at an annual rate of 14%; 16% indicates prepayments at an annual rate of 16% and so on.

     There is no assurance that prepayments will occur, or, if they do occur, that they will occur at any constant percentage of CPR. Neither the CPR nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool or mortgage loans, including the Loans in the Trust. Variations in the actual prepayment experience and the balance of the Loans that prepay may occur even if the average prepayment experience of all such Loans equals any of the specified percentages of the CPR.

          PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING
                (ASSUMING FULL DELIVERY OF ALL SUBSEQUENT LOANS)

CPR                                CLASS A-1                            CLASS A-2                            CLASS A-3
--------------------    --------------------------------     --------------------------------     --------------------------------
DISTRIBUTION DATE        0%    12%    14%    16%    18%       0%    12%    14%    16%    18%       0%    12%    14%    16%    18%
--------------------    ----   ----   ----   ----   ----     ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial
 Percentage.........     100   100    100    100    100       100   100    100    100    100       100   100    100    100    100
November 25, 1996...      94    60     54     48     43       100   100    100    100    100       100   100    100    100    100
November 25, 1997...      88    23     13      3      0       100   100    100    100     86       100   100    100    100    100
November 25, 1998...      80     0      0      0      0       100    80     53     26      2       100   100    100    100    100
November 25, 1999...      71     0      0      0      0       100    19      0      0      0       100   100     91     69     48
November 25, 2000...      61     0      0      0      0       100     0      0      0      0       100    73     48     26      5
November 25, 2001...      50     0      0      0      0       100     0      0      0      0       100    37     12      0      0
November 25, 2002...      37     0      0      0      0       100     0      0      0      0       100     5      0      0      0
November 25, 2003...      22     0      0      0      0       100     0      0      0      0       100     0      0      0      0
November 25, 2004...       4     0      0      0      0       100     0      0      0      0       100     0      0      0      0
November 25, 2005...       0     0      0      0      0        66     0      0      0      0       100     0      0      0      0
November 25, 2006...       0     0      0      0      0        18     0      0      0      0       100     0      0      0      0
November 25, 2007...       0     0      0      0      0         0     0      0      0      0        71     0      0      0      0
November 25, 2008...       0     0      0      0      0         0     0      0      0      0        22     0      0      0      0
November 25, 2009...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2010...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2011...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
                        ----   ----   ----   ----   ----     ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Weighted Average
 Life (1)...........     5.6   1.4    1.2    1.1    1.0      10.4   3.5    3.1    2.8    2.5      12.5   5.7    5.1    4.5    4.1

CPR                              CLASS A-4                            CLASS A-5
--------------------  --------------------------------     --------------------------------
DISTRIBUTION DATE      0%    12%    14%    16%    18%       0%    12%    14%    16%    18%
--------------------  ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial
 Percentage.........   100   100    100    100    100       100   100    100    100    100
November 25, 1996...   100   100    100    100    100       100   100    100    100    100
November 25, 1997...   100   100    100    100    100       100   100    100    100    100
November 25, 1998...   100   100    100    100    100       100   100    100    100    100
November 25, 1999...   100   100    100    100    100       100   100    100    100    100
November 25, 2000...   100   100    100    100    100       100   100    100    100    100
November 25, 2001...   100   100    100     67      2       100   100    100    100    100
November 25, 2002...   100   100     37      0      0       100   100    100     92     76
November 25, 2003...   100    22      0      0      0       100   100     87     70     57
November 25, 2004...   100     0      0      0      0       100    84     67     53     41
November 25, 2005...   100     0      0      0      0       100    65     50     38     28
November 25, 2006...   100     0      0      0      0       100    49     36     26     18
November 25, 2007...   100     0      0      0      0       100    34     24     16     10
November 25, 2008...   100     0      0      0      0       100    21     13      7      3

November 25, 2009...     0     0      0      0      0        96     9      4      1      0
November 25, 2010...     0     0      0      0      0        41     0      0      0      0
November 25, 2011...     0     0      0      0      0         0     0      0      0      0
                      ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Weighted Average
 Life (1)...........  13.7   7.8    6.9    6.2    5.6      14.9   11.2   10.4   9.6    8.9

------------------
(1) The weighted average life of each Class of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the initial respective Principal Balance for such Class of Class A Certificate.

          PERCENTAGE OF INITIAL CLASS A PRINCIPAL BALANCE OUTSTANDING
                 (ASSUMING NO DELIVERY OF ANY SUBSEQUENT LOANS)

CPR                                CLASS A-1                            CLASS A-2                            CLASS A-3
--------------------    --------------------------------     --------------------------------     --------------------------------
DISTRIBUTION DATE        0%    12%    14%    16%    18%       0%    12%    14%    16%    18%       0%    12%    14%    16%    18%
--------------------    ----   ----   ----   ----   ----     ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial
 Percentage.........     100   100    100    100    100       100   100    100    100    100       100   100    100    100    100
November 25, 1996...       0     0      0      0      0        78    28     20     12      3       100   100    100    100    100
November 25, 1997...       0     0      0      0      0        68     0      0      0      0       100    83     72     61     51
November 25, 1998...       0     0      0      0      0        58     0      0      0      0       100    48     35     22      9
November 25, 1999...       0     0      0      0      0        46     0      0      0      0       100    18      3      0      0
November 25, 2000...       0     0      0      0      0        32     0      0      0      0       100     0      0      0      0
November 25, 2001...       0     0      0      0      0        16     0      0      0      0       100     0      0      0      0
November 25, 2002...       0     0      0      0      0         0     0      0      0      0        98     0      0      0      0
November 25, 2003...       0     0      0      0      0         0     0      0      0      0        82     0      0      0      0
November 25, 2004...       0     0      0      0      0         0     0      0      0      0        63     0      0      0      0
November 25, 2005...       0     0      0      0      0         0     0      0      0      0        42     0      0      0      0
November 25, 2006...       0     0      0      0      0         0     0      0      0      0        18     0      0      0      0
November 25, 2007...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2008...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2009...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2010...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
November 25, 2011...       0     0      0      0      0         0     0      0      0      0         0     0      0      0      0
                        ----   ----   ----   ----   ----     ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Weighted Average
 Life (1)...........     0.3   0.3    0.3    0.3    0.3       3.5   0.7    0.7    0.6    0.5       9.6   3.1    2.7    2.4    2.1

CPR                              CLASS A-4                            CLASS A-5
--------------------  --------------------------------     --------------------------------
DISTRIBUTION DATE      0%    12%    14%    16%    18%       0%    12%    14%    16%    18%

--------------------  ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Initial
 Percentage.........   100   100    100    100    100       100   100    100    100    100
November 25, 1996...   100   100    100    100    100       100   100    100    100    100
November 25, 1997...   100   100    100    100    100       100   100    100    100    100
November 25, 1998...   100   100    100    100    100       100   100    100    100    100
November 25, 1999...   100   100    100     62     18       100   100    100    100    100
November 25, 2000...   100    72     19      0      0       100   100    100     92     81
November 25, 2001...   100     0      0      0      0       100    99     85     72     62
November 25, 2002...   100     0      0      0      0       100    81     67     56     46
November 25, 2003...   100     0      0      0      0       100    65     53     42     33
November 25, 2004...   100     0      0      0      0       100    51     40     31     23
November 25, 2005...   100     0      0      0      0       100    39     29     21     15
November 25, 2006...   100     0      0      0      0       100    28     20     13      8
November 25, 2007...    67     0      0      0      0       100    19     12      7      3
November 25, 2008...     0     0      0      0      0        90    10      5      2      0
November 25, 2009...     0     0      0      0      0        58     3      0      0      0
November 25, 2010...     0     0      0      0      0        22     0      0      0      0
November 25, 2011...     0     0      0      0      0         0     0      0      0      0
                      ----   ----   ----   ----   ----     ----   ----   ----   ----   ----
Weighted Average
 Life (1)...........  12.2   5.3    4.7    4.2    3.8      14.3   9.5    8.7    7.9    7.3

------------------
(1) The weighted average life of each Class of the Class A Certificates is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date,
    (ii) adding the results and (iii) dividing the sum by the initial respective Principal Balance for such Class of Class A Certificate.

PROJECTED PREPAYMENT AND YIELDS FOR THE CLASS S CERTIFICATES

     Because amounts distributable to the holders of the Class S Certificates consist entirely of interest, the yield to maturity of the Class S Certificates will be extremely sensitive to the repurchase, prepayment and default experience of the Loans, and prospective investors should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment. In particular, investors in the Class S Certificates should be aware that the Master Servicer, with the consent of the Certificate Insurer, may cause a termination of the Trust when the aggregate outstanding Principal Balance of the Loans is less than 10% of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount.

     The yield to investors in the Class S Certificates will be highly sensitive to the timing of defaults, the timing of receipt of prepayments, the overall rate of defaults and the overall rate of principal prepayment on the Loans, which overall rate may fluctuate significantly from time to time. An investor in the Class S Certificates should fully consider the associated risks, including the risk that a rapid rate of defaults and principal payments (including prepayments) could result in the failure of such investor to fully recover its initial investment.


     The yields set forth in the preceding tables were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flow to be paid on the Class S Certificates individually or in the aggregate, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class S Certificates individually or in the aggregate and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates.

PRE-TAX YIELD TO MATURITY(1)--SENSITIVITY OF CLASS S CERTIFICATES TO PREPAYMENTS
                  ASSUMING CLASS S CERTIFICATE RATE OF 0.4925%
                (ASSUMING FULL DELIVERY OF ALL SUBSEQUENT LOANS)

                                                                           CPR(2)
                            ----------------------------------------------------------------------------------------------------
                              0%          14%          16%          18%             24%               26%               30%
                            -------     --------     --------     --------     -------------     -------------     -------------
NO OPTIONAL TERMINATION

At a Price of
  1.00%(3)..............     79.311       60.912       58.157       55.366            46.762            43.809            37.759

At a Price of
  1.25%(3)..............     61.741       44.203       41.577       38.917            30.705            27.880            22.074

At a Price of
  1.50%(3)..............     50.224       33.260       30.719       28.144            20.175            17.424            11.748

At a Price of
  1.75%(3)..............     42.052       25.502       23.021       20.504            12.691             9.981             4.371

At a Price of
  2.00%(3)..............     35.920       19.684       17.247       14.773             7.061             4.373            -1.209

At a Price of
  2.25%(3)..............     31.124       15.135       12.732       10.289             2.643            -0.034            -5.612

At a Price of
  2.50%(3)..............     27.250       11.463        9.086        6.667            -0.937            -3.612            -9.199

OPTIONAL TERMINATION

At a Price of
  1.00%(3)..............     79.311       60.896       58.123       55.304            46.456            43.370            36.850

At a Price of

  1.25%(3)..............     61.741       44.151       41.480       38.753            30.066            27.015            20.476

At a Price of
  1.50%(3)..............     50.223       33.150       30.525       27.832            19.137            16.070             9.428

At a Price of
  1.75%(3)..............     42.050       25.313       22.702       20.014            11.228             8.124             1.350

At a Price of
  2.00%(3)..............     35.918       19.403       16.789       14.087             5.173             2.024            -4.890

At a Price of
  2.25%(3)..............     31.120       14.756       12.127        9.402             0.344            -2.853            -9.903

At a Price of
  2.50%(3)..............     27.245       10.982        8.331        5.579            -3.629            -6.873           -14.052

------------------
(1) Represents a corporate bond equivalent yield.

(2) Based on a percentage of CPR.

(3) As a percentage of the Class S Notional Amount on the Closing Date.

     The table above has been prepared based on the assumptions described on pages S-31 and S-32 (including the assumptions regarding the characteristics and performance of the Loans, which differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

     On the basis of approximately 49% constant percentage of CPR, a purchase price of 1.00%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 49% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

     On the basis of approximately 41.3% constant percentage of CPR, a purchase price of 1.25%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 41.3% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

     On the basis of approximately 35.4% constant percentage of CPR, a purchase price of 1.50%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 35.4%
constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.


     On the basis of approximately 30.8% constant percentage of CPR, a purchase price of 1.75%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 30.8% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

     On the basis of approximately 27.2% constant percentage of CPR, a purchase price of 2.00%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 27.2% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the intitial purchase price thereof.

     On the basis of approximately 24.3% constant percentage of CPR, a purchase price of 2.25%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 24.3% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

     On the basis of approximately 21.8% constant percentage of CPR, a purchase price of 2.50%, optional termination of the Trust and the other assumptions described above, the pre-tax yield to maturity of the Class S Certificates would be approximately 0%. If the actual prepayment rate were to exceed approximately 21.8% constant percentage of CPR, based on such assumptions, an investor in the Class S Certificates would not fully recover the initial purchase price thereof.

     It is highly unlikely that the Loans will prepay at a rate consistent with the constant percentage of CPR until maturity or that all the Loans will prepay at the same rate. In fact, the Loans are likely to prepay at different rates over time.

     The Loans will not necessarily have the characteristics assumed above, and there can be no assurance that (i) the Loans will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately, (ii) the pre-tax yield on the Class S Certificates will correspond to any of the pre-tax yields shown above or (iii) the purchase price of any of the Class S Certificates will be equal to any of the purchase prices assumed.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates were issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement.

GENERAL

     The Class A Certificates will be issued in minimum denominations of $1,000 and multiples of $1 in excess thereof and will evidence specified undivided interests in the Trust. Each of the Class S Certificates will be issued in fully registered, definitive form in percentage interests of not less than 10%. The property of the Trust consists of, to the extent provided in the Agreement: (i) the Initial Loans and any Subsequent Loans conveyed to the Trust, substantially all of which are partially insured by the Federal Housing Administration (the 'FHA') of the United States Department of Housing and Urban Development under Title I of the National Housing Act of 1934 (the 'Title I Program'); (ii) payments on the Loans received after the related Cut-Off Date; (iii) Properties relating to the Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account; and (v) an assignment of the Depositor's rights under the Purchase Agreement. In addition, the Depositor has caused the Certificate Insurer to issue an irrevocable and unconditional financial guaranty insurance policy (the 'Policy') for the benefit of the Senior Certificateholders pursuant to which it will guarantee payments to Senior Certificateholders as described herein. Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See '--Book-Entry Certificates' below. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the Trust represented by the Class A Certificates as of the Closing Date will equal $205,041,000 of principal (the 'Original Aggregate Class A Principal Balance'), which represented approximately 98% of the sum of the aggregate Cut-Off Date Principal Balance of the Initial Loans and $73,229,131.70 on deposit in the Pre-Funding Account. The principal amount of an outstanding Class of Class A Certificates (each, a 'Class A Principal Balance') on any Distribution Date is equal to the Class A Principal Balance of such Class minus the aggregate of amounts actually distributed as principal to the Class A Certificateholders of such Class. See '--Distributions' below. Each Class A Certificate represents the right to receive payments of interest at the applicable Certificate Rate for each such Class and payments of principal as described below. On any date, the 'Aggregate Class A Principal Balance' is the aggregate of the Class A Principal Balances on such date.

     The Class S Certificates will have no principal balance and will receive distributions of interest at a per annum Certificate Rate of 0.4925% on the Class S Notional Amount with respect to any Distribution Date. With respect to any Distribution Date, the 'Class S Notional Amount' is the Pool Balance as of the close of business on the last day of the second calendar month before such Distribution Date. The Class R Certificates have no class principal balance and are not entitled to distributions of interest.

     The 'Percentage Interest' of a Class A Certificate as of any date of determination will be equal to the percentage obtained by dividing the denomination of such Certificate by the Class A Principal Balance for the related Class of Class A Certificates as of the Cut-Off Date. The 'Percentage Interest' of the Class S Certificates as of any date of determination will be equal to the percentage stated on the face of such Certificate.

     The Person in whose name a Certificate is registered as such in the Certificate Register is referred to herein as a 'Certificateholder.'

BOOK-ENTRY CERTIFICATES

     The Class A Certificates will be book-entry Certificates (the 'Book-Entry Certificates'). Persons acquiring beneficial ownership interests in the Class A Certificates ('Certificate Owners') will hold their Class A Certificates through the Depository Trust Company ('DTC') in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for CEDEL and Morgan will act as depositary for Euroclear (in such capacities, individually the 'Relevant Depositary' and collectively the 'European Depositaries'). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations of $1,000. Except as described below, no person acquiring a Book-Entry Certificate (each, a 'beneficial owner') will be entitled to receive a physical certificate representing such Certificate (a 'Definitive Certificate'). Unless and until Definitive Certificates are issued, it is anticipated that the only 'Certificateholder' of the Class A Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a 'Financial Intermediary') that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Class A Certificates from the Trustee through DTC and DTC participants. While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the 'Rules'), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and indirect participants with whom Certificate Owners have accounts with respect to Class A Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Holders will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Holders who are not Participants may transfer ownership of Class A Certificates only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Class A Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Holders.

     Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors' and '--Backup Withholding' herein and 'GLOBAL CLEARANCE, SETTLEMENT AND TAX

DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements' in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedel Bank, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-1331 Luxembourg ('Cedel'), was incorporated in 1970 as a limited company under Luxembourg law. Cedel is owned by banks, securities dealers and financial institutions, and currently has about 100 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than five percent of Cedel's stock.

     Cedel is registered as a bank in Luxembourg, and as such is subject to regulation by the Institut Monetaire Luxembourgeois, 'IML', the Luxembourg Monetary Authority, which supervises Luxembourg banks.

     Cedel holds securities for its customers ('CEDEL Participants') and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Cedel provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel also deals with domestic securities markets in several countries through established depository and custodial relationships. Cedel has established an electronic bridge with Morgan Guaranty Trust as the Euroclear Operator in Brussels to facilitate settlement of trades between systems. Cedel currently accepts over 70,000 securities issues on its books.

     Cedel's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Cedel's U.S. customers are limited to securities brokers and dealers and banks. Currently, Cedel has approximately 3,000 customers located in over 60 countries, including all major European countries, Canada, and the United States. Indirect access to Cedel is available to other institutions which clear through or maintain a custodial relationship with an account holder of Cedel.

     Euroclear was created in 1968 to hold securities for its participants ('Euroclear Participants') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the 'Euroclear Operator'), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the 'Cooperative'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear

Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'Terms and Conditions'). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL

Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors' and '--Backup Withholding' herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the Trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-

Entry Certificates and the Depositor or the Trustee is unable to locate a qualified successor, (b) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Master Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Seller, the Master Servicer nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT OF LOANS

     At the time of issuance of the Certificates the Depositor, with respect to the Initial Loans, and on each Subsequent Transfer Date (as defined herein), the Seller, with respect to the Subsequent Loans, will transfer to the Trust all of its right, title and interest in and to each Loan, the related note or contract, any mortgages relating to the Loans or security interests relating to any Manufactured Housing Contracts and other related documents (collectively, the 'Related Documents'), including all payments received on or with respect to each such Loan on or after the Cut-Off Date or the Subsequent Cut-Off Date, as the case may be. The Trustee, concurrently with the transfer of the Initial Loans, will deliver the Certificates to the Depositor. Each Loan transferred to the Trust will be identified on a schedule (the 'Loan Schedule') delivered to the Trustee pursuant to the Agreement. Such schedule will include information as to the related Cut-Off Date, Principal Balance of each Loan, as well as information with respect to the Loan Rate.

     The Agreement requires that, within the time period specified therein, the Depositor deliver or cause to be delivered to the Trustee (or a custodian, as the Trustee's agent for such purpose) the mortgages relating to the Loans with evidence of a recording indicated thereon, the notes relating to the Mortgage Loans endorsed to the Trustee, any Manufactured Housing Contracts and certain other Related Documents. In lieu of delivery of original mortgages, the Depositor may deliver or cause to be delivered true and correct copies thereof which have been certified as to authenticity by the appropriate county recording office where such mortgage is recorded. The Agreement provides, however, that the Seller, for the benefit of and as agent for the Certificateholders, will retain possession of certain portions of the Related Documents, including, without limitation, the application and credit underwriting file with respect to each Loan (the 'Credit File'). The assignments to the Trustee (or any co-trustee appointed under the Agreement) of any mortgage or deed of trust securing a Loan will be recorded in the appropriate public office for real property records within the time period specified in the Agreement, except where, in the opinion of counsel, such recording is not required to protect the Trustee's interest in the related Loan against the claim of any subsequent transferee or any successor to a creditor of the Depositor or the Seller. See 'DESCRIPTION OF THE CERTIFICATES--The Trustee' herein and 'CERTAIN LEGAL ASPECTS OF THE LOANS--Contracts Secured by Mortgages' in the Prospectus.

     If the FHA has not assigned a case number under the Contract of Insurance to a FHA Loan, to indicate that such FHA Loan is eligible for Title I Insurance coverage under the Contract of Insurance, on or before the 120th day after the Closing Date or the Subsequent Transfer Date with respect to Subsequent Loans, the Seller shall be obligated, on the last day of the calendar month in which such 120th day occurs, to repurchase such FHA Loan. If the FHA reserve amount with respect to a FHA Loan has not been transferred to the FHA Insurance Coverage Reserve Account on or before the 150th day after the Closing Date or the Subsequent Transfer Date, as the case may be, the Seller shall be obligated, on the last day of the calendar month in which such 150th day occurs, to repurchase such FHA Loan.

     Within 45 Business Days of the Closing Date, or the Subsequent Transfer Date with respect to Subsequent Loans, the Trustee will review the Related Documents including the Credit Files maintained by Keystone. If any Related Document or Credit File is found to be defective in any material respect and such defect is not cured within 90 days following the receipt of notice thereof, the Seller will be obligated to either (i) substitute for such Loan an Eligible Substitute Loan (provided, however, that such substitution is permitted only within two years of the Closing Date) or (ii) purchase such Loan at a price (the 'Purchase Price') equal to the outstanding Principal Balance of such Loan as of the date of purchase, plus unpaid accrued interest at the Loan Rate to the date of purchase; provided, however, that no such substitution or repurchase may be made unless an opinion of counsel is provided to the effect that such substitution or repurchase will not disqualify the Trust as a REMIC or result in a prohibited transaction tax under the Code. In certain circumstances, the Certificate Insurer may elect to extend by up to 150 days the cure periods described in the preceding sentence. The Purchase Price will be deposited in the Collection Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the Seller to repurchase or substitute for a Defective Loan is the sole remedy regarding any defects in the Loans and Related Documents available to the Trustee or the Certificateholders against the Seller.

     An 'Eligible Substitute Loan' is a mortgage loan or manufactured housing installment sales contract or installment loan agreement substituted by the Seller for a Defective Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Loan for a Defective Loan, an aggregate Principal Balance), not in excess of, and not more than 1% less than, the Principal Balance of the Defective Loan; (ii) have a Loan Rate at least equal to the Loan Rate of the Defective Loan; (iii) have a remaining term to maturity not later than the remaining term to maturity of the Defective Loan; (iv) comply with each representation and warranty as to the Loans set forth in the Agreement (deemed to be made as of the date of substitution); and (v) satisfy certain other conditions specified in the Agreement. Additionally, if more than one Eligible Substitute Loan is being substituted for one or more Defective Loans on any day, in lieu of the requirement in clause (ii) above, the weighted average Loan Rate of such Eligible Substitute Loans must equal or exceed the weighted average Loan Rate of the Loans immediately prior to giving effect to the substitution, in each case weighted on the basis of the outstanding principal balance of such loans as of such day. In no event will the aggregate principal balance of Eligible Substitute Loans exceed 5% of the Pool Balance as of the Closing Date.

     The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Trustee with respect to each Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, on each Transfer Date, the Seller will represent and warrant, among other things, that the Seller has transferred all of its right, title and interest in each Loan and the Related Documents free and clear of liens and that each Loan complied, at the time of origination, in all material respects with applicable state and federal laws, including, without limitation, the requirements of Title I with respect to the FHA Loans. Upon discovery of a breach of any representation and warranty which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in the related Loan and Related Documents, the Seller will have a period of 90 days after the related Transfer Date to cure such breach. If the breach cannot be cured within the 90-day period, the Seller will be obligated to (i) substitute for such Defective Loan an Eligible Substitute Loan or (ii) purchase such Defective Loan from the Trust. The same procedure and limitations that are set forth above for the substitution or purchase of Defective Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Defective Loan as a result of a breach of a representation or warranty in the Agreement that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer.

     Loans required to be repurchased or substituted by the Seller as described in the preceding paragraphs are referred to as 'Defective Loans.'

PAYMENTS ON LOANS; COLLECTION ACCOUNTS AND DISTRIBUTION ACCOUNT

     The Trustee will establish and shall maintain on behalf of the Trust one or more accounts (the 'Collection Account') for the benefit of the Certificateholders. The Collection Account will be an Eligible Account (as defined herein). Upon receipt by each Subservicer of amounts in respect of the Loans, the Master Servicer will cause each Subservicer to deposit such amounts in the Collection Account as described below under '--Deposits to the Collection Account and the Distribution Account.' Amounts so deposited may be invested in Eligible Investments maturing no later than one Business Day prior to the date on which the amount on deposit therein is required to be deposited in the Distribution Account or on such Distribution Date if approved by the Rating Agencies and the Certificate Insurer.

     The Trustee will establish an account (the 'Distribution Account') into which will be deposited all amounts for distribution to Certificateholders on a Distribution Date. The Distribution Account will be an Eligible Account. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Distribution Date.


     An 'Eligible Account' is (i) an account that is a segregated trust account that is maintained with the corporate trust department of a depository institution acceptable to the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing), or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short term deposit or commercial paper rating of at least A-1+ by Standard & Poor's and P-1 by Moody's and (so long as an Insurer Default shall not have occurred and be continuing) acceptable to the Certificate Insurer.

     Eligible Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Certificates.

INTEREST ADVANCES

     The Master Servicer is required to remit to the Trustee no later than the close of business on the Determination Date for each Distribution Date for deposit in the Distribution Account an amount equal to the scheduled installment of interest on each Loan (net of the Subservicing Fee) (other than a Defaulted
Loan) due on a date during the related Due Period (the 'Due Date') less the amount of scheduled installment of interest on each Loan (net of the Subservicing Fee) due during such Due Period and received by a Subservicer and deposited into the Distribution Account during the related Due Period (an 'Interest Advance'). Interest Advances will be made by the Master Servicer from its own funds, from funds held in the Collection Accounts for future distributions to Certificateholders or from any combination of the foregoing.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Interest Advances if in the good faith judgment of the Master Servicer, the Master Servicer determines that such advance will not ultimately be recoverable from collections received from the Obligor in respect of the related Loan or other recoveries in respect of such Loan.

     If Interest Advances are made by the Master Servicer from funds held in the Collection Account for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Collection Account with respect to such Distribution Date would be less than the amount required to be available for distribution on such Distribution Date as a result of such Interest Advances. The Master Servicer will be entitled to be reimbursed for previously unreimbursed Interest Advances made from its own funds with respect to a Loan on Distribution Dates subsequent to the Distribution Date in respect of which such Interest Advance was made from payments with respect to such Loan. If a Loan shall become a Defaulted Loan and the Master Servicer shall not have been fully reimbursed for any Interest Advances with respect to such Loan, the Master Servicer shall be entitled to be reimbursed for the outstanding amount of such Interest Advances from unrelated Loans. No interest shall be due to the Master Servicer in respect of any Interest Advance for any period prior to the reimbursement thereof.

DISTRIBUTION DATES


     On each Distribution Date, the Senior Certificateholders will be entitled to receive in the aggregate, from amounts then on deposit in the Distribution Account, to the extent of funds available therefor in accordance with the priority and in the amounts described below under 'Distributions' on such Distribution Date the sum of (a) the Class Interest Distribution for each Class of Senior Certificates and (b) the Class A Principal Distribution. Distributions will be made (i) in immediately available funds to holders of Senior Certificates holding, with respect to the Class A Certificates, the aggregate principal balance of which is at least $500,000 or with respect to the Class S Certificates, an aggregate Percentage Interest of which is 30%, by wire transfer or otherwise, to the account of such Certificateholder at a domestic bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee, or (ii) by check mailed to the address of the person entitled thereto as it appears on the register (the 'Certificate Register') maintained by the Trustee as registrar (the 'Certificate Registrar').

DEPOSITS TO THE COLLECTION ACCOUNTS AND THE DISTRIBUTION ACCOUNT

     Each Subservicer shall deposit into the related Collection Account all payments of principal and interest (net of the Subservicing Fee) on the Loans received by it within two Business Days of receipt. The Subservicer shall also deposit into the related Collection Account all payments of premiums with respect to FHA Insurance received from Obligors; provided however, if the Master Servicer assumes the obligations of a Subservicer, the Master Servicer may hold such payments for up to 30 days and retain investment earnings thereon as long as certain conditions specified in the Agreement are satisfied.

     The following amounts shall be deposited into the Distribution Account: (i) from the Collection Account (a) payments of principal and interest on the Loans,
(b) FHA Insurance premiums received by the Subservicers during the related Due Period and (c) any reinvestment earnings in the Collection Account; (ii) net liquidation proceeds from the sale of Foreclosed Property; (iii) the Purchase Price for repurchased Loans; (iv) Insurance Proceeds received by the Master Servicer; (v) payments of FHA Insurance; (vi) payments from the Master Servicer or Keystone in connection with the termination of the Trust as provided in the Agreement; (vii) transfers from the Pre-Funding Account of funds not used to purchase Subsequent Loans during the Funding Period; (viii) transfers from the Capitalized Interest Account during the Funding Period of funds for the payment of interest on the Class A Certificates; and (ix) any amounts paid under the Policy.

DISTRIBUTIONS

     On each Distribution Date, the Trustee is required to make the following disbursements and transfers from monies then on deposit in the Distribution Account in respect of the related Due Period and payable on such Distribution Date, to the extent of funds available therefor, in the following order of priority:


          (i) for deposit in the FHA Premium Account, the FHA Premium Account Deposit for such Distribution Date;

          (ii) to the Master Servicer, the Master Servicing Fee for such Distribution Date;

          (iii) to the Master Servicer, any amount in respect of reimbursement of Interest Advances or Foreclosure Advances to which the Master Servicer is entitled with respect to such Distribution Date;

          (iv) to the Trustee, the Trustee Fee for such Distribution Date;

          (v) certain taxes of the Trust, if any, and certain expenses to the Persons entitled thereto on such Distribution Date;

          (vi) to the holders of the Class S Certificates, an amount equal to the related Class Interest Distribution for such Distribution Date;

          (vii) to each Class of Class A Certificateholders, an amount equal to the related Class Interest Distribution for such Distribution Date;

          (viii) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the Class A Principal Distribution (other than the portion constituting the Distributable Excess Spread) for such Distribution Date; provided, however, after the occurrence and continuance of an Insurer Default, such portion of the Class A Principal Distribution will be distributed pro rata to the Class A Certificateholders based on the respective Class A Principal Balances;

          (ix) to the Certificate Insurer, amounts owing to the Certificate Insurer under the Insurance Agreement for premiums payable pursuant thereto and for reimbursement for prior draws made on the Policy with respect to which no other Person is obligated to pay such amounts;

          (x) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, Distributable Excess Spread, if any, for such Distribution Date; provided, however, after the occurrence and continuance of an Insurer Default, such portion of the Distributable Excess Spread will be distributed pro rata to the Class A Certificateholders based on the respective Class A Principal Balances;

          (xi) sequentially, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificateholders, in that order, until the respective Class A Principal Balance of each such Class is reduced to zero, the Class A Guaranteed Principal Distribution Amount, if any, for such Distribution Date;

          (xii) to any successor Master Servicer, such fees and expenses reimbursable to the Master Servicer pursuant to the Agreement, if any, for such Distribution Date in addition to the Master Servicer Fee paid pursuant to (ii) above;

          (xiii) payments in respect of other fees to the Persons entitled thereto pursuant to the Agreement;

          (xiv) to the Certificate Insurer, any other amounts owing to the Certificate Insurer under the Insurance Agreement; and

          (xv) the balance of the monies on deposit in the Distribution Account, to the Class R Certificateholders or after the occurrence and continuance of a Trigger Event and at the direction of the Certificate Insurer, to the Class A Certificateholders, as principal, pro rata based on the respective Class A Principal Balances.

     The 'Trustee Fee' as of each Distribution Date will be one-twelfth of the product of .02% and the sum of (a) the Pool Balance and (b) the amount on deposit in the Pre-Funding Account, each as of the close of business on the last day of the second calendar month before such Distribution Date.

     See 'Collection and Other Servicing Procedures on Loans' below for a discussion of Foreclosure Advances.

INTEREST

     'Senior Interest Distribution' means, with respect to any Distribution Date, to the extent of funds available therefor in accordance with the priorities as described above under 'Distribution' the sum of the Class Interest Distributions for each Class of Senior Certificates. For each Distribution Date and each Class of Senior Certificates, the 'Class Interest Distribution' is the sum of (a) one month's interest at the related Certificate Rate on the related Class A Principal Balance or Class S Notional Amount, as applicable, at the end of the preceding calendar month (the 'Class Monthly Interest Distributable Amount') and (b) any Class Interest Carryover Shortfall for such Class of Senior Certificates for such Distribution Date. As to any Distribution Date and Class of Senior Certificates, Class Interest Carryover Shortfall is the sum of (a) the excess of the related Class Monthly Interest Distributable Amount for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to such Class on such preceding Distribution Date, over the amount in respect of interest that is actually distributed to such Class of Senior Certificateholders on such preceding Distribution Date plus (b) interest on such excess, to the extent permitted by law, at the related Certificate Rate from such preceding Distribution Date through the current Distribution Date.

     Distributions of the related Class Interest Distribution to the Class S Certificates will be made prior to the distribution of the Class Interest Distribution to the Class A Certificates. In the event that on any Distribution Date there are not sufficient funds available in accordance with the priorities described above under 'Distributions' to distribute the full amount of the Class Interest Distribution to each Class of Class A Certificates, interest will be distributed on each Class of Class A Certificates pro rata based on the amount each such Class would otherwise have been entitled to receive on such Distribution Date in the absence of such shortfall.


PRINCIPAL

     'Class A Principal Distribution' means, with respect to any Distribution Date, the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and any outstanding Class A Principal Carryover Shortfall as of the close of business on the preceding Distribution Date.

     'Class A Monthly Principal Distributable Amount' means, with respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period (as defined below): (i) that portion of all payments on Loans allocable to principal, including all full and partial principal prepayments, (ii) the Principal Balance as of the related Monthly Cut-Off Date of all Loans that became Defaulted Loans for the first time during such Due Period, (iii) the portion of the Purchase Price allocable to principal of all Loans that became Purchased Loans as of the last day of the calendar month preceding such Distribution Date (the 'Monthly Cut-Off Date'), and, at the discretion of the Certificate Insurer, the Principal Balance as of the Monthly Cut-Off Date of all Loans that were required to be purchased or repurchased as of the related Monthly Cut-Off Date but were not so purchased, (iv) the aggregate amount of Cram Down Losses (as defined below) that shall have occurred during such Due Period, (v) the amount of Distributable Excess Spread, if any, in respect of such Distribution Date; and (vi) funds remaining in the Pre-Funding Account at the end of the Funding Period.

     So long as an Insurer Default, has not occurred and is continuing, distributions of the Class A Principal Distribution will be applied, sequentially, to the distribution of principal to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, such that no Class of Class A Certificates having a higher numerical designation is entitled to distributions of principal until the Class A Principal Balance of each such Class of Certificates having a lower numerical designation has been reduced to zero.

     As to any Distribution Date and Class of Class A Certificates, Class A Principal Carryover Shortfall is the excess of the sum of the related Class A Monthly Principal Distributable Amount for the preceding Distribution Date and any outstanding Class A Principal Carryover Shortfall on such preceding Distribution Date, over the amount in respect of principal that is actually distributed to the Class A Certificateholders on such preceding Distribution Date.

     'Due Period' means, with respect to any Determination Date or Distribution Date, the calendar month immediately preceding such Determination Date or Distribution Date, as the case may be.

     A 'Defaulted Loan' is a Loan with respect to which: (i) a claim has been submitted pursuant to the Contract of Insurance, (ii) foreclosure proceedings have been commenced, (iii) any portion of a Monthly Payment is more than 150 days past due (without giving effect to any grace period) or (iv) the Master Servicer has determined in good faith in accordance with customary mortgage loan servicing practices that all amounts which it expects to receive with respect to the Loan have been received.


     'Excess Spread' means, with respect to any Distribution Date, the positive excess, if any, of (x) the sum of the amounts deposited into the Distribution Account as described in clauses (i) through (viii) under 'Deposits to the Collection Accounts and the Distribution Account' above with respect to such Distribution Date over (y) the amount required to be distributed pursuant to priorities (i) through (ix) above under 'Distributions' on such Distribution Date.

     An 'Insurer Default' will occur in the event the Certificate Insurer fails to make a payment required under the Policy.

     'Distributable Excess Spread' means, with respect to any Distribution Date, the portion of (not greater than 100%) Excess Spread, if any, required to be distributed on such Distribution Date to satisfy the Required OC Amount for such Distribution Date. The overcollateralization (i.e., the excess of the sum of the Pool Balance and the amount on deposit in the Pre-Funding Account over the Aggregate Class A Principal Balance) in effect on the Closing Date equals the Required OC Amount and absent losses on the Loans or an increase in the Required OC Amount, no Distributable Excess Spread will be distributed to the Class A Certificateholders on any Distribution Date.

     A 'Cram Down Loss' shall be deemed to have occurred with respect to a Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Principal Balance of such Loan or otherwise modifying or restructuring the scheduled payments to be made on such Loan. The Cram Down Loss shall be an amount equal to the excess of the Principal Balance of such Loan immediately prior to such order over the Principal Balance of such Loan as so reduced or the net present value (using as the discount rate the higher of the Loan Rate or the rate of interest, if any, specified by the court in such order) of the scheduled payments as so modified or restructured.

     The last scheduled Distribution Date for each Class of Senior Certificates is as follows: Class A-1 Certificates, February 25, 2005; Class A-2 Certificates, May 25, 2007; Class A-3 Certificates, June 25, 2009; Class A-4 Certificates, February 25, 2010; Class A-5 Certificates, November 25, 2016 and Class S Certificates, November 25, 2016. It is expected that the actual last Distribution Date for each Class of Class A Certificates will occur significantly earlier than such scheduled Distribution Dates. See 'PREPAYMENT AND YIELD CONSIDERATIONS.'

     Such last scheduled Distribution Dates are based on a 0% CPR with no Excess Spread used to make accelerated payments of principal to the holders of the Class A Certificates; provided that the last scheduled Distribution Dates for the Class A-5 Certificates have been calculated assuming that a Loan (including any Subsequent Loans) having the latest maturity allowed by the Agreement amortizes according to its terms, plus thirteen months.

THE POLICY

     On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the amended and restated Insurance and

Reimbursement Agreement, (the 'Insurance Agreement') dated as of July 1, 1995 as supplemented, among the Seller, the Master Servicer, Lomas Mortgage USA, Inc., as master servicer for Related Series Trusts other than the Trust, the Trustee, the Depositor and the Certificate Insurer amending and restating the Insurance and Reimbursement Agreement dated as of April 1, 1995 including without limitation all schedules, exhibits and attachments thereto.

     The Policy will unconditionally and irrevocably guarantee principal payments on the Class A Certificates plus accrued and unpaid interest due on the Senior Certificates. On each Distribution Date, a draw will be made on the Policy equal to the sum of (a) the amount by which the sum of interest accrued at (i) the applicable Certificate Rate on the Class S Notional Amount for the Class S Certificates and (ii) the applicable Certificate Rate on the outstanding Class Principal Balance for each Class of Class A Certificates exceeds the amount on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (b) the amount (the 'Class A Guaranteed Principal Distribution Amount'), if any, by which the Aggregate Class A Principal Balance exceeds the sum of the Pool Balance at the end of the related Monthly Cut-Off Date and the amount, if any, on deposit in the Pre-Funding Account on such date (after giving effect to all amounts distributable and allocable to principal on the Class A Certificates on such Distribution Date). In addition, the Policy will guarantee the payment in full of the Aggregate Class A Principal Balance on the Distribution Date in November 2016 (after giving effect to all other amounts distributable and allocable to principal on the Class A Certificates on such Distribution Date).

     In the absence of payments under the Policy, Certificateholders will directly bear the credit and other risks associated with their undivided interest in the Trust.

OVERCOLLATERALIZATION PROVISIONS

     On each Distribution Date, the Distributable Excess Spread (as defined above) if any, will be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates to the extent required to satisfy the Required OC Amount. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Loans.

     The 'Required OC Amount' will equal with respect to any Distribution Date, absent certain delinquency and default experience on the Loans, $4,184,521.81. On the Closing Date, the excess of the sum of the Pool Balance and the original Pre-Funding Amount over the Aggregate Class A Principal Balance equals the Required OC Amount in effect on the Closing Date and absent losses on the Loans or an increase in the Required OC Amount, no Distributable Excess Spread will be distributed to Class A Certificateholders on any Distribution Date. An increase in the Required OC Amount will result if the delinquency or default experience on the Loans exceeds certain levels set forth in the Agreement. In that event, amortization of the Class A Certificates would be accelerated until the level of overcollateralization reaches its required level. The Required OC Amount may be decreased, in the sole discretion of the Certificate Insurer with the consent of the Rating Agencies, as low as zero, which would have the effect of reducing the amortization of the Class A Certificates below what it otherwise would have been.

CERTIFICATE RATE

     The 'Certificate Rate' for each Class of Senior Certificates is as set forth on the cover page hereof. Notwithstanding the foregoing, in no event will the Certificate Rate in respect of any Class of Class A Certificates on any Distribution Date exceed a per annum effective rate equal to the quotient of (a) the excess of (i) interest due on the Loans during the preceding Due Period net of the portion thereof allocable to Master Servicing Fees and Subservicing Fees over (ii) the sum of (x) the amounts described in subparagraphs (i), (iv)-(vi) under 'Description of the Certificates--Distributions' below and (y) the premium for the Policy, in each case required to be paid or distributed by the Trust on such Distribution Date and (b) the Aggregate Class A Principal Balance on such Distribution Date (prior to giving effect to distributions made on such date). Interest on each Class of Senior Certificates in respect of any Distribution Date will accrue from the first day of the month preceding such Distribution Date through the last day of the month preceding such Distribution Date (each such period, an 'Interest Period') on the basis of a 360-day year consisting of twelve 30-day months.

PRE-FUNDING ACCOUNT

     On the Closing Date, an aggregate cash amount (the 'Pre-Funded Amount'), of approximately $73,229,131.70 will be deposited in an account which is in the name of, and maintained by, the Trustee on behalf of the Trust (the 'Pre-Funding Account') and will be funded from the sale of the Senior Certificates. The amount to be deposited in the Pre-Funding Account is intended to be used to acquire Subsequent Loans. The Funding Period is the period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000 and (ii) February 15, 1996. The Pre-Funded Amount will be reduced during the Funding Period by the amount thereof used to purchase Subsequent Loans in accordance with the Agreement. Subsequent Loans purchased by and added to the Trust on any date (each, a 'Subsequent Transfer Date' and together with the Closing Date, each a 'Transfer Date') must satisfy the criteria set forth in the Agreement. The approximate aggregate principal amount of Subsequent Loans which may be acquired by the Trust is $73,229,131.70. Any Pre-Funded Amount remaining at the end of the Funding Period will be distributed as part of the Class A Monthly Principal Distributable Amount to the Class or Classes of Class A Certificates entitled to receive principal distributions on the Distribution Date following the last day of the Funding Period, thus resulting in a partial principal prepayment to such Class. It is expected that substantially all of the Subsequent Loans will be sold to the Trust by February 15, 1996. Interest and other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Distribution Account. The Pre-Funding Account will not be an asset of the REMIC (as defined herein).

     Although no assurance can be given, it is intended that the principal amount of Subsequent Loans sold to the Trust will require application of substantially all of the original Pre-Funded Amount and it is not intended that there will be any material amount of principal prepaid to the holders of the Class A Certificates from the Pre-Funding Account.


CAPITALIZED INTEREST ACCOUNT

     On the Closing Date, cash will be deposited in a trust account (the 'Capitalized Interest Account') in the name of, and maintained by, the Trustee on behalf of the Trust. The amount on deposit in the Capitalized Interest Account, including reinvestment income thereon, will be used by the Trustee to fund the excess, if any, on each of the first three Distribution Dates of (i) the sum of the amount of interest accruing at the weighted average Certificate Rate on all Class A Certificates on the amount by which the Aggregate Class A Principal Balance as of the last day of the preceeding month exceeds the Pool Balance as of such day plus the Trustee and Certificate Insurer fees accruing on such excess balance over (ii) the amount of investment earnings on amounts in the Pre-Funding Account deposited to the Distribution Account since the previous Distribution Date. Any amounts remaining in the Capitalized Interest Account not needed for such purpose will be paid to the Seller on the Distribution Date following the end of the Funding Period. The Capitalized Interest Account will not be an asset of the REMIC.

FHA INSURANCE PREMIUM ACCOUNT

     A separate account (the 'FHA Premium Account') will be established by the Trustee into which an initial deposit of $112,236 (the 'Initial FHA Premium Account Deposit') will be made on the Closing Date. No later than the Business Day following each Determination Date, the Trustee will deposit into the FHA Premium Account FHA insurance premiums received from Obligors on Invoiced Loans (as defined below). The Trustee will also deposit into the FHA Premium Account, to the extent of funds available therefor in the Distribution Account, an amount equal to the greater of (i) .75% of the aggregate principal balance of each outstanding Loan, other than Invoiced Loans, divided by 12 and (ii) the positive excess, if any, of (A) the amount of premium and other charges due under the Contract of Insurance for the next succeeding Due Period over (B) the balance in the FHA Premium Account as of the related Determination Date (the 'FHA Premium Account Deposit'). 'Invoiced Loans' are Loans with respect to which the related obligor is required to pay the premium on FHA Insurance as a separate amount with respect to such Loan.

REPORTS TO CERTIFICATEHOLDERS

     Concurrently or before the third Business Day following each distribution to the Certificateholders, the Trustee will forward to each Certificateholder a statement setting forth as to each Class of Certificates among other items:

          (i) the aggregate amount of the distribution to each Class of Certificateholders on the Distribution Date set forth above;

          (ii) the amount of distribution set forth in paragraph (i) above in respect of interest and the amount thereof in respect of any Class Interest Carryover Shortfall for each Class, and the amount of any Class Interest Carryover Shortfall remaining;


          (iii) with respect to each Class of Class A Certificates, the amount of distribution set forth in paragraph (i) above in respect of principal; and the amount thereof in respect of the Class A Principal Carryover Shortfall, and any remaining Class A Principal Carryover Shortfall;

          (iv) the amount of Distributable Excess Spread paid as principal to each Class of Class A Certificateholders;

          (v) Class A Guaranteed Principal Distribution Amount (if applicable);

          (vi) the amount paid to each Class of Certificateholders under the Policy for such Distribution Date in respect of the Class Interest Distribution of each Class of Certificates and the portion of the Class A Guaranteed Principal Distribution Amount paid to each Class of Class A Certificates;

          (vii) the Master Servicer Fee and the aggregate Subservicing Fees;

          (viii) the aggregate Principal Balance of the Loans as of the close of business on the last day of the preceding Due Period;

          (ix) the aggregate Class A Principal Balance of each Class after giving effect to payments allocated to principal in paragraph (iii) above;

          (x) the Required OC Amount and the amount of overcollateralization as of the close of business on the Distribution Date, after giving effect to distributions of principal on such Distribution Date;

          (xi) the Class S Notional Amount for such Distribution Date;

          (xii) the aggregate amount of FHA Claims for the related Due Period;

          (xiii) the Principal Balance of each Defaulted Loan and the aggregate amount of Defaulted Loans for the related Due Period; and

          (xiv) the number and aggregate Principal Balance of Loans that have been repurchased by Keystone for the related Due Period.

     In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

COLLECTION AND OTHER SERVICING PROCEDURES ON LOANS

     The Master Servicer has agreed to manage, service, administer and make collections on the Loans, and perform the other actions required by the Master Servicer under the Agreement. In performing such obligations, the Master Servicer is required to act in good faith in a commercially reasonable manner and with respect to the FHA Loans, in accordance with all requirements of the FHA applicable to the servicing of the Title I Loans, and to service and administer such Loans in accordance with the Title I Program, the terms of the Agreement and the respective Loans. The Master Servicer has full power and authority, acting alone and/or through Subservicers subject only to the specific requirements and prohibitions of the Title I Program (with respect to the FHA Loans), the Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which it services similar types of loans owned by the Master Servicer or any of its affiliates or serviced by the Master Servicer for others and which are consistent with the ordinary practices of prudent mortgage lending institutions.

     If any payment due under any Loan is not paid when the same becomes due and payable, or if the related Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Master Servicer must take such action (consistent with Title I, if applicable including efforts to cure the default of such Loan) as it shall deem to be in the best interest of the Trust. With respect to the FHA Loans, if the maturity of the related note or obligation has been accelerated pursuant to the requirements under Title I following the Master Servicer's efforts to cure the default of such FHA Loan (and such Loan is not required to be purchased pursuant to the Agreement) and (i) if the FHA Insurance Amount has not been depleted at that time (an 'FHA Insurance Coverage Insufficiency'), the Master Servicer must initiate, on behalf of the Trust, a claim under the Contract of Insurance for reimbursement for loss on such Loan pursuant to Title I or, (ii) if a FHA Insurance Coverage Insufficiency exists at the time, the Master Servicer shall determine within 90 days whether or not to proceed against the property securing the Loan pursuant to the provisions of the Agreement, and if thereafter a FHA Insurance Coverage Insufficiency does not exist, may submit a claim under the Contract of Insurance with respect to such Loan if it has obtained the prior approval of the Secretary of HUD.

     In the event that in accordance with clause (ii) above the Master Servicer determines not to proceed against the Property, on or before the Determination Date following such determination the Master Servicer shall determine if in good faith in accordance with customary mortgage loan servicing practices all amounts which it expects to receive with respect to such Loan have been received. If the Master Servicer makes such a determination, it shall include such information in its records.

     If the FHA rejects or refuses to pay any claim made under the Contract of Insurance (including a rejection of a previously paid claim and a demand by the FHA of a previously paid claim amount for such Loan) for a Loan (other than a refusal or rejection for clerical error in computing the claim amount or due to an exhaustion of the FHA Insurance Amount), upon receipt of the FHA's rejection notice and determination by the Master Servicer that the rejection was not due to clerical error, then (i) the Master Servicer must promptly notify the Trustee (if the Trustee shall not initially have received such notice) and the Certificate Insurer of such fact, and (ii) if the FHA indicates rejection for other than a failure to service such FHA Loan in accordance with Title I, the Seller shall be liable on or before the last day of the calendar month next following the date of such notice from the Master Servicer to repurchase such Loan for the Purchase Price thereof. In connection with its rejection or refusal to pay a claim, if the FHA shall have indicated in writing, or if the FHA does not indicate in writing the reason for its rejection or refusal and it is otherwise evident that such rejection or refusal is due to a failure to service such Loan in accordance with Title I, the Master Servicer shall notify the

Seller and the Certificate Insurer of such determination, and the Master Servicer shall on or before the later to occur of (i) the last day of the calendar month next succeeding the date of such rejection and (ii) ten Business Days from the date on which such rejection notice is received by the Master Servicer from the FHA, either directly or from the Seller or the Trustee, repurchase such Loan for the Purchase Price.

     The Trustee must deposit in the Distribution Account on the day of receipt all amounts received from the FHA (to the extent payments are not sent by the FHA directly to the Master Servicer) or any other Person with respect to the FHA Loans or any other assets of the Trust.

     If prior to the liquidation of the last asset of the Trust pursuant to the Agreement, the FHA rejects an insurance claim, in whole or part, under the Contract of Insurance after previously paying such insurance claim and the FHA demands that the Contract of Insurance Holder repurchase such Loan from the FHA, the Master Servicer must pursue such appeals with the FHA as are reasonable. If the FHA continues to demand that the Contract of Insurance Holder repurchase such Loan from the FHA after the Master Servicer exhausts such administrative appeals as are reasonable, then notwithstanding that the Seller, the Master Servicer or any other person is required to repurchase such Loan, the Master Servicer must notify the Contract of Insurance Holder of such fact and the Contract of Insurance Holder shall cause the Trust to repurchase such Loan from funds available in the Distribution Account.

     The Seller will reimburse the Contract of Insurance Holder for any amounts paid by the Contract of Insurance Holder to the FHA in order to repurchase FHA Loans for which the FHA has rejected an insurance claim for any reason other than a failure to comply with FHA servicing requirements. The Master Servicer will reimburse the Contract of Insurance Holder for any amounts paid by the Contract of Insurance Holder to FHA in order to repurchase Loans for which the FHA has rejected an insurance claim as a result of a failure to service such Loan in accordance with Title I.

     In addition, with respect to any Loan, the Master Servicer is required to advance funds for the payment of certain expenses in connection with the foreclosure of a Property (the 'Foreclosure Property') relating to insurance, taxes, property protection, maintenance, third party expenses and similar expenses ('Foreclosure Advances'). The Master Servicer must advance the Foreclosure Advances but only if it has approved the foreclosure in writing and the Master Servicer would make such an advance if it or an affiliate held the affected Loan or Foreclosed Property for its own account and, in the Master Servicer's good faith judgment, such amounts will be recoverable from the related Loan. In making such assessment with respect to the institution of foreclosure proceedings, the Master Servicer shall not advance funds with respect to a Loan unless the appraised value of the related Property exceeds the sum of (i) with respect to any Loan, the amounts necessary to satisfy any liens prior to the Mortgage and (ii) the reasonably anticipated costs of foreclosure or similar proceedings.

     The Master Servicer may modify any provision of any Loan if, in the Master Servicer's good faith judgment, such modification (i) would minimize the loss that might otherwise be experienced with respect to such Loan and complies with the requirements of Title I or (ii) is required by Title I and, in either case, only in the event of a payment default with respect to such Loan or in the event that a payment default with respect to such Loan is reasonably foreseeable by the Master Servicer. The Master Servicer will agree to subordinate the position of the security interest in the Property which secures any FHA Loan upon the Master Servicer's receipt of written approval of HUD to such subordination and provided such subordination (i) would permit the borrower to refinance a senior lien to take advantage of a lower interest rate or (ii) would permit the borrower to extend the term of the senior lien.

HAZARD INSURANCE

     FHA regulations require borrowers to maintain flood insurance with respect to the Property securing a FHA Loan where the Property securing the FHA Loan is located in an area that has been identified by the Federal Emergency Management Agency (FEMA) as having special flood hazards in accordance with FHA regulations. The amount of such insurance shall be at least equal to the outstanding Principal Balance of the FHA Loan and the insurance must be maintained by the borrower for the full term of the FHA Loan or until the Property is either repossessed or foreclosed by the Master Servicer.

     With respect to any Manufactured Housing Contract, the Master Servicer will cause to be maintained hazard insurance with respect to each related Property in an amount which is at least equal to the outstanding Principal Balance on the Manufactured Housing Contract, except that the amount of insurance coverage shall not be less than the actual cash value of the Manufactured Home where State law precludes a higher amount.

REALIZATION UPON DEFAULTED LOANS

     The Master Servicer shall institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise, acquire possession of or title to any Property, by operation of law or otherwise only in the event that in the Master Servicer's reasonable judgment such action is likely to result in a positive economic benefit to the Trust by creating net liquidation proceeds (after reimbursement of all amounts owed with respect to such Loan to the Master Servicer or related Subservicer) and provided that prior to taking title to any Property, the Master Servicer has requested that the Trustee obtain, and the Trustee shall have obtained, a review to be performed on the Property by a company having appropriate experience and otherwise reasonably acceptable to the Trustee and the Certificate Insurer, the scope of which is limited to the review of public records and documents for information regarding whether such Property has on it, under it or is near, hazardous or toxic material or waste. If such review reveals that the Property has on it, under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Trustee shall provide a copy of the related report to the Master Servicer and the Certificate Insurer and title shall be taken to such Property only after obtaining the written consent of the Master Servicer and the Certificate Insurer.

     The Master Servicer, on behalf of the Trustee, may, at any time, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Property, by operation of law or otherwise. In such event the Master Servicer shall comply with the requirements under Title I, if applicable, the REMIC regulations and the Agreement, shall follow such practices and procedures in a manner which is consistent with the Master Servicer's procedure for foreclosure and operation of the foreclosed property with respect to Title I Loans or other loans, as applicable, held in the Master Servicer's portfolio for its own account or, if there are no such loans, such loans serviced by the Master Servicer for others, giving due consideration to accepted servicing practices of prudent lending institutions, and shall sell or liquidate the Loan or Property.

     The Master Servicer will also be required to advance certain amounts in respect of foreclosure expenses that the Master Servicer determines in its good faith judgment are recoverable from liquidation proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Due Period, the Master Servicer will receive from interest payments in respect of the Loans a portion of such interest payments as a monthly Master Servicing Fee in the amount equal to 0.12% per annum ('Master Servicing Fee Rate') on the Principal Balance of each Loan as of the first day of each such Due Period as to which such payment was made. Each Subservicer will receive from payments in respect of interest on the Loans a monthly subservicing fee (the 'Subservicing Fee') in an amount ranging from 1.00% to 1.125% per annum (the 'Subservicing Fee Rate'). All assumption fees, late payment charges, prepayment penalties and other fees and charges, to the extent collected from borrowers, will be retained by the Subservicers as additional servicing compensation.

EVIDENCE AS TO COMPLIANCE

     The Agreement provides for delivery to the Trustee, the Certificate Insurer and the Rating Agencies of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year, except as specified in such statement.

     Each year (within 120 days following the end of the Master Servicer's fiscal year), beginning in 1996, the Master Servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer or the Depositor) to the Trustee and the Certificate Insurer to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Agreement and such firm's conclusion that the Master Servicer is in compliance with respect thereto.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Certificate Insurer and the Rating Agencies or (ii) upon determination that by reason of a change in legal requirements the performance of its duties under the Agreement would cause it to be in violation
of such legal requirements in a manner which would result in a material adverse effect on the Master Servicer, and the Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) does not elect to waive the obligations of the Master Servicer to perform the duties which render it legally unable to act or to delegate those duties. Any such determination permitting the resignation of the Master Servicer by reason of a change in such legal requirements shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Trustee and the Certificate Insurer (unless an Insurer Default shall have occurred and be continuing). No resignation of the Master Servicer shall become effective until the Trustee or a successor servicer acceptable to the Certificate Insurer shall have assumed the Master Servicer's servicing responsibilities and obligations.

     The Master Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Master Servicer's business unless, after the merger or consolidation, the successor or surviving entity (i) shall be an Eligible Servicer (as defined in the Agreement), (ii) shall be capable of fulfilling the duties of the Master Servicer contained in the Agreement and (iii) shall have a long-term debt rating which is at least investment grade from each of the Rating Agencies. Any company into which the Master Servicer may be merged or consolidated, shall execute an agreement of assumption to perform every obligation of the Master Servicer under the Agreement and, shall be the successor to the Master Servicer under the Agreement.

     The Master Servicer has entered into subservicing agreements (the 'Subservicing Agreements') with certain lenders (each, a 'Subservicer'). No such subservicing agreement will relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of Certificateholders with respect to the servicing and administration of the Loans. The Master Servicer will be obligated with respect thereto to the same extent and under the same terms and conditions as if it alone were performing all duties and obligations in connection with the servicing and administration of such Loans.

     The Master Servicer will be required to verify that each Subservicer is collecting and appropriately accounting for Obligor payments of premium on FHA Insurance on Invoiced Loans, otherwise to monitor the performance by Subservicers under the related Subservicing Agreement and will be liable for the deposit by the respective Subservicers of payments on the Loans into the related Collection Account to the same extent as if such amounts were received or collected directly by the Master Servicer.

     The Certificate Insurer and the Master Servicer have various rights to terminate any Subservicing Agreement upon the occurrence of a Subservicer Termination Event, as defined in the related Subservicing Agreement. The Master Servicer is required to perform the obligations of any Subservicer that fails to perform its duties and obligations under its Subservicing Agreement.

     The Subservicing Fee to be paid to the related Subservicer will be withheld by such Subservicer from deposits required to be made by such Subservicer into the related Collection Account.

     The Agreement provides that neither the Master Servicer nor any of its directors, officers, employees or agents shall be under any liability to the Trust or to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in performing or failing to perform duties.

EVENTS OF MASTER SERVICING TERMINATION; TRIGGER EVENTS

     'Events of Master Servicing Termination' will consist of, among other things: (i) (A) any failure by the Master Servicer to make any required Interest Advance or (B) any other failure of the Master Servicer to deposit or cause the related Subservicer to deposit in the Collection Account any amount required to be made under the Agreement, which failure continues unremedied for two Business Days or (C) any failure by the Master Servicer to pay when due any amount payable by it under the Agreement and such failure results in a drawing under the Policy or (D) any failure by the Master Servicer to pay when due any amount payable by it under the Insurance Agreement, which failure continues unremedied for two Business Days; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement; (iii) the failure to maintain a long-term debt rating of BBB and Baa2 by Standard & Poor's and Moody's respectively; (iv) the loss and deliquency experience with respect to the Loans exceeds certain levels as specified in the Agreement; or (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations (an 'Insolvency Event') or the Master Servicer shall dissolve or liquidate, in whole or part, in any material respect.

     If an Event of Master Servicing Termination shall occur and be continuing, the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, the Trustee at the direction of the Certificateholders), by notice given in writing to the Master Servicer (and to the Trustee if given by the Certificate Insurer or the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under the Agreement. On or after the receipt by the Master Servicer of such written notice, and the appointment of and acceptance by a successor Master Servicer, all authority, power, obligations and responsibilities of the Master Servicer under the Agreement shall become obligations and responsibilities of the successor Master Servicer. After the Master Servicer receives a notice of termination or upon the resignation of the Master Servicer, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under the Agreement.

     Any successor Master Servicer shall be entitled to such compensation (whether payable out of the Distribution Amount or otherwise) as the Master Servicer would have been entitled to under the Agreement if the Master Servicer had not resigned or been terminated hereunder. The Certificate Insurer and a successor Master Servicer may agree on additional compensation to be paid to such successor Master Servicer. In addition, any successor Master Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Master Servicer.

     'Trigger Events' will consist of, among other things: (i) any failure by the Seller to pay when due any amount payable by it under the Agreement or Insurance Agreement and such failure results in a drawing under the Policy; (ii) any representation, warranty or statement of the Seller made in the Insurance Agreement or the Agreement shall prove to be incorrect in any material respect as of the time when made, and such circumstances or conditions in respect of which such representation, warranty or statement was incorrect have not been cured within the applicable cure period specified in the Insurance Agreement or Agreement, as the case may be; (iii) certain Insolvency Events relating to the Seller or the Seller shall dissolve or liquidate, in whole or part, in any material respect; (iv) the Insurance Agreement, the Agreement or the Purchase Agreement shall cease to be in full force and effect or (v) the loss and delinquency experience with respect to the Loans exceeds certain levels as specified in the Agreement. Upon the occurrence and continuance of any Trigger Event, the Certificate Insurer may require that all Excess Spread (net of certain fees and expenses) on each succeeding Distribution Date be distributed as principal of the Class A Certificates, pro rata, based on respective Class A Principal Balances.

AMENDMENT

     The Agreement may be amended from time to time by the Seller, the Master Servicer, the Depositor and the Trustee as specified in this paragraph and with the consent of the Certificate Insurer, provided that any amendment be accompanied by an opinion of counsel to the Trustee to the effect that such amendment complies with the provisions of the Agreement. If the purpose of the amendment (as detailed therein) is to correct any mistake, eliminate any inconsistency, cure any ambiguity or deal with any matter not covered (i.e. to give effect to the intent of the parties, and if applicable, the expectations of the Certificateholders), it shall not be necessary to obtain the consent of any Certificateholder, but the Trustee shall be furnished with a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Senior Certificates. If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Certificates are outstanding (i.e. technical in nature), it shall not be necessary to obtain the consent of any Certificateholder, but the Trustee shall be furnished with an opinion of counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Certificateholder. If the purpose of the amendment is to add or eliminate or change any provision of the Agreement other than as contemplated in the prior two sentences, the amendment shall require the consent of the Holders of Certificates evidencing at least 51% of the Percentage Interest of each Class affected thereby, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments on or payments received which are required to be made on any Certificate without the consent of the related Certificateholder or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Senior Certificates then outstanding. It shall not be necessary for the consent of the

Certificateholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

TERMINATION; RETIREMENT OF THE CERTIFICATES

     The Trust will terminate on the Distribution Date following the later of
(A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Loan in the Trust,
(iii) the optional purchase by the Master Servicer or Keystone of the Loans, as described below and (iv) the Distribution Date in November 2016, on which date the Policy will be available to pay the outstanding Aggregate Class A Principal Balance.

     At their option, the Master Servicer and Keystone, each with the consent of the Certificate Insurer, may each purchase from the Trust all (but not fewer than all) remaining Loans and other property acquired by foreclosure, deed in lieu of foreclosure, or otherwise then constituting property of the Trust, and thereby effect early retirement of the Certificates, on any Distribution Date when the aggregate outstanding Principal Balance of the Loans is less than 10%, in the case of a purchase by the Master Servicer, or 5%, in the case of a purchase by Keystone, of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount. The purchase price will be equal to the sum of the outstanding Pool Balance (subject to reductions as provided in the Agreement if the purchase price is based in part on the appraised value of any REO Property included in the Trust and such appraised value is less than the Principal Balance of the related Loan) and accrued and unpaid interest thereon at the weighted average of the Loan Rates through the day preceding the final Distribution Date together with all amounts due and owing to the Certificate Insurer.

     The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the Status of the Trust as a REMIC.

OPTIONAL PURCHASE OF DEFAULTED LOANS

     Keystone has the option to purchase from the Trust Fund any Loan which is 120 days or more delinquent at the Purchase Price; provided, that the aggregate of the initial Principal Balances of Loans purchased by the Seller at its option may not exceed 5% of the sum of (a) the initial Pool Balance and (b) the original Pre-Funded Amount on the Closing Date. Notwithstanding the foregoing, the Seller will select Loans for repurchase in the order of the number of days such Loans are past due, with the Loan which is the most number of days past due being selected first.

THE TRUSTEE

     First Bank National Association, a national banking association, has been named Trustee pursuant to the Agreement. Pursuant to the Agreement, the Depositor and the Trustee will appoint Coast Partners Acceptance Corporation, as a co-trustee generally for the limited purposes of facilitating claims under the Contract of Insurance and for holding record ownership of each mortgage or deed of trust with respect to which an assignment thereof is required to be recorded pursuant to the Agreement.

     The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and the Master Servicer.

     The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee, as approved by the Certificate Insurer. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Loans to be transferred to the Trust by the Depositor will be purchased by the Depositor from The First National Bank of Keystone (the 'Seller') pursuant to a purchase agreement to be entered into between the Depositor, as purchaser of the Loans, and the Seller, as seller of the Loans (the 'Purchase Agreement'). Under the Purchase Agreement, the Seller will agree to transfer the Initial Loans to the Depositor and the Subsequent Loans to the Trust. Pursuant to the Agreement, the Initial Loans will be immediately transferred by the Depositor to the Trust, and the Depositor has assigned its rights in, to and under the Purchase Agreement, to the Trust. The following summary describes certain terms of the form of the Purchase Agreement and is qualified in its entirety by reference to the form of Purchase Agreement.

TRANSFER OF LOANS

     Pursuant to the Purchase Agreement, the Seller will transfer and assign to the Depositor all of its right, title and interest in and to the Loans and the Related Documents. The purchase price of the Loans will be a specified percentage of the face amount thereof as of the time of transfer and will be paid by the Depositor in cash.

REPRESENTATIONS AND WARRANTIES

     The Seller will represent and warrant to the Depositor that, among other things, as of the Closing Date, it was duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement.

     The Seller will also represent and warrant to the Depositor, that, among other things, (a) the information with respect to each Loan set forth in the schedule attached to the Purchase Agreement is true and correct in all material respects, (b) immediately prior to the sale of the Loans to the Depositor, the

Seller was the sole owner and holder of the Loans free and clear of any and all liens and security interests and (c) each Loan complied, at the time of origination, in all material respects with applicable state and federal laws, including, without limitations, the requirements of Title I with respect to the FHA Loans. The Seller will make similar representations and warranties in the Agreement. The Seller also will represent and warrant to the Depositor, that, among other things, as of the Closing Date, the Purchase Agreement constitutes a legal, valid and binding obligation of the Seller. The Seller will covenant to sell Subsequent Loans to the Trust in accordance with the terms of the Agreement. In the event of a breach of any such representations and warranties of the Seller in the Purchase Agreement and the Agreement which has a material adverse effect on the interests of the Certificateholders or the Certificate Insurer, the Seller will repurchase or substitute for the Loans as described herein under 'DESCRIPTION OF THE CERTIFICATES--Assignment of Loans.' In addition, the Seller will repurchase Loans from, or substitute Loans from the Depositor if the Depositor is required to repurchase or substitute Loans pursuant to the terms of the Agreement.

     The Seller will also agree to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

ASSIGNMENT TO THE TRUST

     The Seller expressly acknowledges and consents to the Depositor's transfer of its rights relating to the Loans under the Agreement and its rights under the Purchase Agreement, to the Trust. The Seller also agrees to perform its obligations under the Purchase Agreement for the benefit of the Trust.

TERMINATION

     The Purchase Agreement will terminate upon the termination of the Trust.

                            THE CERTIFICATE INSURER

     CapMAC is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.

     CapMAC's claims-paying ability is rated 'Aaa' by Moody's Investors Service, Inc., 'AAA' by Standard & Poor's Corporation, 'AAA' by Duff & Phelps Credit Rating Co. and 'AAA' by Nippon Investors Service Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.


     CapMAC is wholly owned by CapMAC Holdings Inc. ('Holdings'), a company that is owned by a group of institutional and other investors, including CapMAC's management and employees. Neither Holdings nor any of its stockholders is obligated to pay any claims under any surety bond issued by CapMAC or any debts of CapMAC or to make additional capital contributions.

     CapMAC is regulated by the Superintendent of Insurance of the State of New York. In addition, CapMAC is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. Such insurance laws regulate, among other things, the amount of net exposure per risk that CapMAC may retain, capital transfers, dividends, investment of assets, changes in control, transactions with affiliates and consolidations and acquisitions. CapMAC is subject to periodic regulatory examinations by the same regulatory authorities.

     CapMAC's obligations under the Policy may be reinsured. Such reinsurance does not relieve CapMAC of any of its obligations under the Policy.

THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

     As of December 31, 1994 and 1993, CapMAC had qualified statutory capital (which consists of policyholders' surplus and contingency reserve) of approximately $170 million and $168 million, respectively, and had not incurred any debt obligations. Article 69 of the New York State Insurance Law requires CapMAC to establish and maintain the contingency reserve, which is available to cover claims under surety bonds issued by CapMAC.

     The financial statements of CapMAC prepared in accordance with generally accepted accounting principles for (i) the years ended December 31, 1994 and 1993 and the six months ended December 31, 1992 and (ii) the six months ended June 30, 1995 and 1994 are attached as exhibits to this document as Annex II. Copies of CapMAC's financial statements prepared in accordance with statutory accounting standards, which differ from generally accepted accounting principles, and filed with the Insurance Department of the State of New York are available upon request. CapMAC is located at 885 Third Avenue, New York, New York 10022, and its telephone number is (212) 755-1155.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor towards the purchase of the Initial Loans.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     An election will be made to treat the Trust (excluding the Pre-Funding Account and the Capitalized Interest Account) as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the 'Code'). The Senior Certificates will be designated as 'regular interests' in the REMIC and the Class R Certificates will be designated as the sole Class of residual interests in the REMIC. See 'CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of the REMIC and its Holders' in the Prospectus.


     The Senior Certificates generally will be treated as debt instruments issued by the REMIC for Federal income tax purposes. Income on the Senior Certificates must be reported under an accrual method of accounting.

     The Class A Certificates may be, and the Class S Certificates will be, issued with original issue discount ('OID') for federal income tax purposes. In such event, holders of such Certificates will be required to include OID in income as it accrues under a constant yield method and based on a prepayment assumption (described below), in advance of the receipt of cash attributable to such income.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption model used in this Prospectus is based on CPR. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans, and there is no assurance that the Loans will prepay at the specified CPR. The Depositor does not make any representation about the appropriateness of the CPR model.

     The yield used to calculate accruals of OID with respect to the Senior Certificates with OID will be the original yield to maturity of such Certificates, determined by assuming that the Loans will prepay in accordance with 14% of CPR. No representation is made as to the actual rate at which the Loans will prepay.

     The Senior Certificates will be treated as regular interests in a REMIC under section 860G of the Internal Revenue Code of 1986, as amended (the 'Code'). Accordingly, the Senior Certificates will be treated as (i) qualifying real property loans within the meaning of section 593(d)(1) of the Code, (ii) assets described in section 7701(a)(19)(C) of the Code, and (iii) 'real estate assets' within the meaning of section 856(c)(5) of the Code, in each case to the extent described in the Prospectus. Interest on the Senior Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(B) of the Code to the same extent that the Senior Certificates are treated as real estate assets. See 'Certain Federal Income Tax Consequences' in the Prospectus.

BACKUP WITHHOLDING

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Senior Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other 'reportable payments' (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

     The Trustee will be required to report annually to the IRS, and to each Senior Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Senior Certificates (and the amount of interest withheld for Federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only 'Class A Certificateholder' of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and Indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

FEDERAL INCOME TAX CONSEQUENCES TO FOREIGN INVESTORS

     The following information describes the United States federal income tax treatment of holders that are not United States persons ('Foreign Investors'). The term 'Foreign Investor' means any person other than (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any state or political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States federal income tax purposes, regardless of its source.

     The Code and Treasury regulations generally subject interest paid to a Foreign Investor to a withholding tax at a rate of 30% (unless such rate were changed by an applicable treaty). The withholding tax, however, is eliminated with respect to certain 'portfolio debt investments' issued to Foreign Investors. Portfolio debt investments include debt instruments issued in registered form for which the United States payor receives a statement that the beneficial owner of the instrument is a Foreign Investor. The Senior Certificates will be issued in registered form; therefore, if the information required by the Code is furnished (as described below) and no other exceptions to the withholding tax exemption are applicable, no withholding tax will apply to the Senior Certificates.

     For the Senior Certificates to constitute portfolio debt investments exempt from the United States withholding tax, the withholding agent must receive from the Certificate Owner an executed IRS Form W-8 signed under penalty of perjury by the Certificate Owner stating that the Certificate Owner is a Foreign Investor and providing such Certificate Owner's name and address. The statement must be received by the withholding agent in the calendar year in which the interest payment is made, or in either of the two preceding calendar years.

     A Certificate Owner that is a nonresident alien or foreign corporation will not be subject to United States federal income tax on gain realized on the sale, exchange, or redemption of such Senior Certificate, provided that (i) such gain is not effectively connected with a trade or business carried on by the Certificate Owner in the United States, (ii) in the case of a Certificate Owner that is an individual, such Certificate Owner is not present in the United States for 183 days or more during the taxable year in which such sale, exchange or redemption occurs and (iii) in the case of gain representing accrued interest, the conditions described in the immediately preceding paragraph are satisfied.

                                  STATE TAXES

     The Depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Senior Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Senior Certificates.

                              ERISA CONSIDERATIONS

     Any Plan fiduciary which proposes to cause a Plan to acquire any of the Senior Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ('ERISA'), and the Code, of the Plan's acquisition and ownership of such Certificates. See 'ERISA Consideration' in the Prospectus.

     In Prohibited Transaction Exemption 83-1 (the 'Exemption'), the Department of Labor ('DOL') exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ('Single Family Certificates') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee.

     Any Plan fiduciary considering whether to purchase any Class A Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Class A Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

     Because the Underwriters believe the Class S Certificates do not currently meet the requirements of the Exemption or any other issued exemption under ERISA, the purchase and holding of the Class S Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, transfer of the Class S Certificates will not be registered by the Trustee unless the Trustee receives: (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer; (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an 'insurance company general account' (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ('PTCE 95-60')) and that the purchase and holding of such Certificates are covered under PTCE 95-60; or (iii) an opinion of counsel satisfactory to the Trustee that the purchase or holding of such Certificate by a Plan, any person acting on behalf of a Plan or using such Plan's assets, will not result in the assets of the Trust Fund being deemed to be 'plan assets' and subject to the prohibited transaction requirements of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement. In the event that such representation is violated, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using such Plan's assets is attempted without such opinion of counsel, such attempted transfer or acquisition shall be void and of no effect.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Senior Certificates will be rated in the highest rating category of the Rating Agencies, the Senior Certificates will not constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'), because not all of the mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Senior Certificates, which because they evidence interests in a pool that includes junior mortgage loans are not 'mortgage related securities' under SMMEA. See 'LEGAL INVESTMENT' in the Prospectus.

                                  UNDERWRITING


     Subject to the terms and conditions set forth in the underwriting agreement, dated November 13, 1995 (the 'Underwriting Agreement'), among the Depositor and the underwriters named below (the 'Underwriters'), the Depositor has agreed to sell to the Underwriters and the Underwriters have agreed to purchase from the Depositor all of the Class A Certificates as set forth opposite their names below:

                                             CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5
               UNDERWRITER                  CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES   CERTIFICATES
------------------------------------------  ------------   ------------   ------------   ------------   ------------
Lehman Brothers Inc. .....................  $ 61,740,000   $ 29,106,000   $ 37,926,000   $ 11,466,000   $ 44,298,900
Coast Partners Securities, Inc. ..........     6,860,000      3,234,000      4,214,000      1,274,000      4,922,100
                                            ------------   ------------   ------------   ------------   ------------
          Total...........................  $ 68,600,000   $ 32,340,000   $ 42,140,000   $ 12,740,000   $ 49,221,000
                                            ------------   ------------   ------------   ------------   ------------
                                            ------------   ------------   ------------   ------------   ------------

     Pursuant to the Underwriting Agreement, the Depositor has agreed to sell to Lehman Brothers Inc., and Lehman Brothers Inc. has agreed to purchase from the Depositor, all of the Class S Certificates.

     Distribution of the Senior Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Senior Certificates will be $204,227,591, before deducting expenses payable by the Depositor expected to be $300,000. In connection with the purchase and sale of the Senior Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Depositor has been advised by the Underwriters that they or an affiliate thereof presently intends to make a market in the Senior Certificates offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Senior Certificates will develop.

     The Depositor is an affiliate of Lehman Brothers Inc.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Senior Certificates will be passed upon for the Depositor by Brown & Wood, New York, New York and for the

Underwriters by Brown & Wood, New York, New York.

                                    EXPERTS

     The financial statements of Capital Markets Assurance Corporation as of December 31, 1994 and 1993 and for the years ended December 31, 1994 and 1993, and the six-month period ended December 31, 1992, have been included herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     The report of KPMG Peat Marwick LLP covering the financial statements noted above refers to Capital Markets Assurance Corporation's adoption at December 31, 1993 of Financial Accounting Standard Board's Statement of Financial Accounting Standards No. 115, 'Accounting for Certain Investments in Debt and Equity Securities.'
                                    RATINGS

     It is a condition to the issuance of the Senior Certificates that the Class A Certificates receive ratings of 'AAA' by Standard & Poor's Rating Services, a division of the McGraw Hill Company ('Standard & Poor's') and 'Aaa' by Moody's Investors Service ('Moody's' and together with Standard & Poor's, each a 'Rating Agency') and that the Class S Certificates receive ratings of 'AAAr' by S&P and 'Aaa' by Moody's.

     A securities rating addresses the likelihood of the receipt by Senior Certificateholders of distributions on the Loans. The rating takes into consideration the characteristics of the Loans and the structural, legal and tax aspects associated with the Senior Certificates. The ratings on the Senior Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Loans or the possibility that Senior Certificateholders might realize a lower than anticipated yield due to prepayments.

     The ratings assigned to the Senior Certificates will depend primarily upon the creditworthiness of the Certificate Insurer. Any reduction in a rating assigned to the claims-paying ability of the Certificate Insurer below the ratings initially assigned to the Senior Certificates may result in a reduction of one or more of the ratings assigned to the Senior Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERMS                                                                                                         PAGE
-----                                                                                                         ----
1934 Act................................................................................                       S-2
Aggregate Class A Principal Balance.....................................................                       S-4
Agreement...............................................................................                  S-1, S-3
beneficial owner........................................................................                      S-38
Book-Entry Certificates.................................................................                      S-37
Capitalized Interest Account............................................................                S-12, S-48
CapMAC..................................................................................                      S-11
Cede....................................................................................                       S-5
CEDEL...................................................................................                 S-5, S-39
CEDEL Participants......................................................................                      S-39
Certificate Owners......................................................................                 S-5, S-37
Certificate Rate........................................................................            S-4, S-6, S-47
Certificate Register....................................................................                      S-44
Certificate Registrar...................................................................                      S-44
Certificateholder.......................................................................                      S-38
Certificate Insurer.....................................................................                 S-2, S-11
Certificates............................................................................                  S-1, S-3
Citibank................................................................................                       S-5
Claimable Amount........................................................................                      S-24
Claims Administrator....................................................................                       S-3
Class Interest Carryover Shortfall......................................................                       S-7
Class Interest Distribution.............................................................                 S-7, S-44
Class Monthly Interest Distributable Amount.............................................                 S-7, S-44
Class A Certificateholder...............................................................                      S-58
Class A Certificates....................................................................                  S-1, S-4
Class A Guaranteed Principal Distribution Amount........................................                S-11, S-47
Class A Monthly Principal Distributable Amount..........................................                 S-7, S-46
Class A Principal Balance...............................................................                 S-4, S-37
Class A Principal Distribution..........................................................                 S-7, S-45
Class R Certificates....................................................................                  S-1, S-4
Class S Certificates....................................................................                  S-1, S-4
Class S Notional Amount.................................................................                 S-4, S-37
Closing Date............................................................................                       S-4
Code....................................................................................                      S-57
Collection Account......................................................................                      S-42
Contract of Insurance...................................................................                       S-9
Contract of Insurance Holder............................................................                       S-3
Cooperative.............................................................................                      S-39
CPR.....................................................................................                S-31, S-58
Cram Down Loss..........................................................................                      S-46
Credit File.............................................................................                      S-41
Cut-Off Date............................................................................                       S-3
Cut-Off Date Principal Balance..........................................................                       S-3
Defaulted Loan..........................................................................                      S-45
Defective Loans.........................................................................                      S-42
Definitive Certificate..................................................................                      S-38

Depositor...............................................................................             S-1, S-3, S-6
Determination Date......................................................................                      S-12
Distributable Excess Spread.............................................................                 S-8, S-46
Distribution Account....................................................................                      S-43
Distribution Date.......................................................................                  S-2, S-6
DOL.....................................................................................                      S-59
DTC.....................................................................................          S-5, S-37, A-I-1

TERMS                                                                                                         PAGE
-----                                                                                                         ----
Due Date................................................................................                      S-43
Due Period..............................................................................                 S-8, S-46
Eligible Account........................................................................                      S-43
Eligible Substitute Loan................................................................                      S-42
ERISA...................................................................................                S-13, S-59
Euroclear...............................................................................                       S-5
Euroclear Operator......................................................................                      S-39
Euroclear Participants..................................................................                      S-39
European Depositaries...................................................................                      S-38
Events of Master Servicing Termination..................................................                      S-53
Excess Spread...........................................................................                 S-8, S-46
Exemption...............................................................................                      S-59
FHA.....................................................................................                 S-1, S-37
FHA Claims..............................................................................                      S-10
FHA Insurance...........................................................................                       S-8
FHA Insurance Amount....................................................................                      S-25
FHA Insurance Coverage Insufficiency....................................................                      S-50
FHA Insurance Coverage Reserve Account..................................................                 S-9, S-24
FHA Loans...............................................................................                 S-4, S-26
FHA Premium Account.....................................................................                S-10, S-49
FHA Premium Account Deposit.............................................................                S-10, S-49
Financial Intermediary..................................................................                      S-38
Foreclosure Advances....................................................................                      S-51
Foreclosure Property....................................................................                      S-51
Foreign Investors.......................................................................                      S-58
Global Securities.......................................................................                     A-I-1
Holdings................................................................................                      S-57
Initial FHA Loans.......................................................................                       S-8
Initial FHA Premium Account Deposit.....................................................                S-10, S-49
Initial Loans...........................................................................                  S-1, S-3
Insolvency Event........................................................................                      S-53
Insurance Agreement.....................................................................                S-10, S-47
Insurance Premium.......................................................................                      S-22
Insurer Default.........................................................................                      S-46
Interest Advance........................................................................                S-13, S-43
Interest Period.........................................................................                 S-6, S-48
Invoiced Loans..........................................................................                S-10, S-49
Keystone................................................................................                  S-1, S-3

Loans...................................................................................            S-1, S-3, S-26
Loan Rate...............................................................................                       S-4
Loan Schedule...........................................................................                      S-41
Lock-up.................................................................................                     A-I-1
Manufactured Home.......................................................................                 S-5, S-26
Manufactured Home Properties............................................................                 S-5, S-26
Manufactured Housing Contracts..........................................................                 S-5, S-26
Master Servicer.........................................................................                  S-3, S-6
Master Servicing Fee....................................................................                      S-12
Master Servicing Fee Rate...............................................................                S-12, S-52
Monthly Cut-Off Date....................................................................                 S-7, S-46
Moody's.................................................................................                S-14, S-61
Morgan..................................................................................                       S-5
Mortgage Loans..........................................................................                 S-5, S-26
Mortgaged Properties....................................................................                 S-4, S-25
Norwest.................................................................................                      S-25
Obligors................................................................................                      S-30

TERMS                                                                                                         PAGE
-----                                                                                                         ----
OID.....................................................................................                      S-58
Original Aggregate Class A Principal Balance............................................                 S-4, S-37
Originators.............................................................................                       S-6
Plan....................................................................................                      S-13
Policy..................................................................................      S-1, S-3, S-10, S-37
Pool Balance............................................................................                       S-3
Pre-Funded Amount.......................................................................                S-11, S-48
Pre-Funding Account.....................................................................      S-1, S-4, S-11, S-48
Principal Balance.......................................................................                       S-3
Properties..............................................................................                 S-4, S-26
PTCE 95-60..............................................................................                      S-60
Purchase Agreement......................................................................                      S-56
Purchase Price..........................................................................                S-13, S-42
Rating Agency...........................................................................                S-14, S-61
Record Date.............................................................................                       S-6
regular interests.......................................................................                S-12, S-57
Related Documents.......................................................................                      S-41
Related Series Trusts...................................................................                 S-9, S-25
Relevant Depositary.....................................................................                      S-37
REMIC...................................................................................           S-2, S-13, S-57
Required OC Amount......................................................................                      S-47
Residual Certificates...................................................................                      S-13
Rules...................................................................................                      S-38
Seller..................................................................................                 S-3, S-56
Senior Certificateholders...............................................................                       S-6
Senior Certificates.....................................................................                  S-1, S-3
Senior Interest Distribution............................................................                      S-45
Single Family Certificates..............................................................                      S-59

SMMEA...................................................................................                S-14, S-60
Standard & Poor's.......................................................................                S-14, S-61
Subsequent Loans........................................................................                  S-1, S-3
Subsequent Transfer Agreement...........................................................                      S-26
Subsequent Transfer Date................................................................          S-11, S-26, S-48
Subservicer.............................................................................                S-12, S-53
Subservicing Agreements.................................................................                      S-53
Subservicing Fee........................................................................                S-12, S-52
Subservicing Fee Rate...................................................................                S-12, S-52
Terms and Conditions....................................................................                      S-40
Title I Loans...........................................................................                      S-20
Title I Program.........................................................................                      S-37
Transfer Date...........................................................................          S-11, S-26, S-47
Trigger Events..........................................................................                      S-54
Trust...................................................................................                  S-1, S-3
Trustee.................................................................................                 S-3, S-12
Trustee Fee.............................................................................                      S-45
UCC.....................................................................................                      S-17
Underwriters............................................................................                      S-60
Underwriting Agreement..................................................................                      S-60
U.S. Person.............................................................................                     A-I-3
Weighted average life...................................................................                      S-31

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered FHA Title I Loan Asset Backed Certificates, Series 1995-6 (the 'Global Securities') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ('DTC'), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Improvement Loan Asset-Backed Certificates issues.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Improvement Loan Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Improvement Loan Asset-Backed Certificates issues in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or

                                     A-I-1

Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global

Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would

                                     A-I-2
automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;


          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds

(the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                     A-I-3

                     [This page intentionally left blank]

                                   ANNEX II

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                          DECEMBER 31, 1994 AND 1993

                  (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                                    A-II-1

                     [LETTERHEAD OF KPMG PEAT MARWICH LLP]

                         Independent Auditors' Report

The Board of Directors
Capital Markets Assurance Corporation:

We have audited the accompanying balance sheets of Capital Markets Assurance Corporation as of December 31, 1994 and 1993 and the related statements of income, stockholder's equity and cash flows for the years ended December 31, 1994 and 1993 and the six-month period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Markets Assurance Corporation as of December 31, 1994 and 1993 and the results of its operations and its cash flows for the years ended December 31, 1994 and 1993 and for the six-month period ended December 31, 1992, in conformity with generally accepted accounting principles.

As discussed in note 2, the Company changed its method of accounting for investments to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," at December 31, 1993.


                                        /s/ KPMG Peat Marwick LLP
January 13, 1995

                                    A-II-2

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)

                                    ASSETS

                                                     December 31     December 31
                                                            1994            1993
--------------------------------------------------------------------------------
Investments:

Bonds at fair value (amortized cost $178,882
at December 31, 1994 and $142,885 at
December 31, 1993)                                     $172,016         148,258

Short-term investments (at amortized cost which
approximates fair value)                                  2,083           5,797

Mutual funds at fair value (cost $16,434 at
December 31, 1994 and $30,818 at December 31, 1993)      14,969          30,899
--------------------------------------------------------------------------------
     Total investments                                  189,068         184,954
--------------------------------------------------------------------------------

Cash                                                         85             253
Accrued investment income                                 2,746           1,898
Deferred acquisition costs                               24,860          15,249
Premiums receivable                                       3,379           1,276
Prepaid reinsurance                                       5,551             199
Other assets                                              3,754           2,811
--------------------------------------------------------------------------------
     Total assets                                      $229,443         206,640
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                     LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

Unearned premiums                                       $25,905          10,062

Reserve for losses and loss adjustment expenses           5,191           3,762

Ceded reinsurance                                         1,497             638

Accounts payable and other accrued expenses              10,372           6,646

Deferred income taxes                                     3,599           5,442
--------------------------------------------------------------------------------
    Total liabilities                                    46,564          26,550
--------------------------------------------------------------------------------

Stockholder's Equity:

Common stock                                             15,000          15,000

Additional paid-in capital                              146,808         146,808

Unrealized (depreciation) appreciation
on investments, net of tax                               (5,499)          3,600

Retained earnings                                        26,570          14,682

--------------------------------------------------------------------------------
     Total stockholder's equity                         182,879         180,090
--------------------------------------------------------------------------------
     Total liabilities and stockholder's equity       $ 229,443         206,640
--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                    A-II-3

                     Capital Markets Assurance Corporation
                             Statements of Income
                            (Dollars in thousands)



                               Year Ended          Year Ended  Six Months Ended
                        December 31, 1994   December 31, 1993  December 31, 1992
--------------------------------------------------------------------------------
Revenues:

Direct premiums written          $ 43,598             24,491              7,237

Assumed premiums written            1,064                403              1,352

Ceded premiums written            (11,069)            (3,586)            (1,628)

--------------------------------------------------------------------------------

    Net Premiums written           33,593             21,308              6,961
Increase in unearned premiums     (10,490)            (3,825)              (708)

--------------------------------------------------------------------------------

    Net premiums earned            23,103             17,483              6,253

Net investment income              10,072             10,010              4,748

Net realized capital gains             92              1,544                182

Other income                          120                354                563

--------------------------------------------------------------------------------

     Total revenues                33,387             29,391             11,746
--------------------------------------------------------------------------------

Expenses:

Losses and loss adjustment expenses      1,429           902                422

Underwriting and operating expenses     11,833        11,470              5,969

Policy acquisition costs                 4,529         2,663                143

--------------------------------------------------------------------------------

      Total expenses                    17,791        15,035              6,534

--------------------------------------------------------------------------------

      Income before income taxes        15,596        14,356              5,212

--------------------------------------------------------------------------------

Income Taxes:

Current federal income tax                 865         1,002                  -

Deferred federal income tax              2,843         2,724              1,160
--------------------------------------------------------------------------------

     Total income taxes                  3,708         3,726              1,160

--------------------------------------------------------------------------------

     NET INCOME                       $11, 888        10,630              4,052
--------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                    A-II-4

                     Capital Markets Assurance Corporation
                      Statements of Stockholder's Equity
                            (Dollars in thousands)


                               Year ended          Year Ended   Six months Ended
                        December 31, 1994   December 31, 1993  December 31, 1992
--------------------------------------------------------------------------------

Common stock:

Balance at beginning
of period                        $ 15,000              15,000             2,526

Transfer from paid-in
capital                                 -                   -            12,474

--------------------------------------------------------------------------------

    Balance at end of period       15,000              15,000            15,000

--------------------------------------------------------------------------------

Additional paid-in capital:

Balance at beginning of
period                            146,808             146,808           159,282

Reduction due to transfer
to common stock                         -                   -           (12,474)

--------------------------------------------------------------------------------

    Balance at end of period      146,808             146,808           146,808
--------------------------------------------------------------------------------

Unrealized (deprecation)
appreciation on investments,
net of tax:

Balance at beginning of period      3,600                  -                  -

Unrealized (depreciation)
appreciation on investments        (9,099)             3,600                  -

--------------------------------------------------------------------------------

    Balance at end of year         (5,499)             3,600                  -

--------------------------------------------------------------------------------

Retained earnings:

Balance at beginning of
period                             14,682              4,052                  -

Net income                         11,888             10,630              4,052

--------------------------------------------------------------------------------

    Balance at end of period       26,570             14,682              4,052
--------------------------------------------------------------------------------

    Total stockholder's equity  $ 182,879            180,090            165,860
================================================================================

                See accompanying notes to financial statements.

                                    A-II-5

                     Capital Markets Assurance Corporation
                           Statements of Cash Flows
                            (Dollars in thousands)

                                                               Year Ended             Year Ended           Six Months Ended
                                                        December 31, 1994      December 31. 1993          December 31, 1992
-----------------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:

Net income                                                       $ 11,888                 10,630                      4,052

Adjustments to reconcile net income to net cash provided (used) by operating activities:

  Reserve for losses and loss adjustment
  expenses                                                          1,429                    902                        422

  Unearned premiums                                                15,843                  4,024                        708

  Deferred acquisition costs                                       (9,611)                (9,815)                    (5,434)

  Depreciation                                                        220                    641                        392

  Amortization of bond premium and
  discount                                                            541                    683                        413

  Premiums receivable                                              (2,103)                  (432)                      (154)

  Accrued investment income                                          (848)                  (110)                       266

  Income taxes payable                                              2,611                  2,872                      1,079

  Net realized capital gains                                          (92)                (1,544)                      (182)

  Accounts payable and other accrued expenses                       3,726                  1,079                     (1,925)

  Other, net                                                       (5,424)                  (322)                      (832)
------------------------------------------------------------------------------------------------------------------------------------
    Total adjustments                                               6,292                 (2,022)                    (5,287)
------------------------------------------------------------------------------------------------------------------------------------
  Net cash provided (used) by operating
  activities                                                       18,180                  8,608                     (1,235)
------------------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:

Purchases of investments                                          (77,980)              (139,061)                   (75,613)

Proceeds from sale of investments                                  39,967                 24,395                     21,241

Proceeds from maturities of investments                            19,665                106,042                     55,709
------------------------------------------------------------------------------------------------------------------------------------
  Net cash (used) provided by investing
  activities                                                      (18,348)                (8,624)                     1,337
------------------------------------------------------------------------------------------------------------------------------------
Net (decrease) increase in cash                                      (168)                   (16)                       102

Cash balance at January 1, 1994 and 1993
and July 1, 1992                                                      253                    269                        167
------------------------------------------------------------------------------------------------------------------------------------
  Cash balance at December 31, 1994,
  1993 and 1992                                                  $     85                    253                        269
------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosures of cash flow
information:

Income taxes paid                                                $  1,063                    833                        368

Tax and loss bonds purchased                                     $     34                     47                         -
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                See accompanying notes to financial statements.

                                    A-II-6

                  Capital Markets Assurance Corporation
                      Notes to Financial Statements
                       December 31, 1994 and 1993

 1)  Background

     Capital Markets Assurance Corporation (the "Company" or "CapMAC") is a New York-domiciled monoline stock insurance company which engages only in the business of financial guarantee and surety insurance. CapMAC is licensed in 50 states in addition to the District of Columbia, the Commonwealth of Puerto Rico and the territory of Guam. CapMAC insures structured asset-backed, corporate, municipal and other financial obligations in the U.S. and international capital markets. CapMAC also provides financial guarantee reinsurance for structured asset-backed, corporate, municipal and other financial obligations written by other major insurance companies.



     CapMAC's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. ("Moody's"), "AAA" by Standard & Poor's Corporation ("Standard & Poor's"), "AAA" by Duff & Phelps Credit Rating Co. ("Duff & Phelps") and "AAA" by Nippon Investors Service, Inc., a Japanese rating agency. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

     CapMAC commenced operations on December 24, 1987 as a direct, wholly-owned subsidiary of CapMAC Holdings Inc. ("Original Holdings"), which in turn was a wholly-owned subsidiary of Citibank (New York State) ("Citibank"), a wholly-owned subsidiary of Citicorp. On June 25, 1992, Citibank sold Original Holdings to CapMAC Acquisition Corp. (the "Sale") a newly formed corporation owned by a group of institutional investors and led by Original Holdings' management and employees and Saratoga Partners II, L.P. The aggregate purchase price of Original Holdings was based on the total Consolidated Stockholders' Equity as of June 25, 1992 as defined by the Purchase Agreement. On June 26, 1992, Original Holdings was merged into CapMAC Acquisition Corp. CapMAC Acquisition Corp. changed its name to CapMAC Holdings Inc. ("Holdings") As a result, CapMAC is wholly owned by the new CapMAC Holdings Inc.

     In connection with the Sale, CapMAC made a special distribution (the "Distribution") to Holdings in an aggregate amount that caused the total of CapMAC's statutory capital and surplus to decline to approximately $150 million. Holdings applied substantially all of the proceeds of the Distribution to repay the debt owed to Citicorp that was incurred in connection with the initial capitalization of CapMAC. The Sale, including the Distribution, was approved by the New York State Insurance Department, and the Company's triple-A claims-paying ability rating was reaffirmed by Moody's, Standard & Poor's, and Duff & Phelps.


 2)  Significant Accounting Policies

     Significant accounting policies used in the preparation of the accompanying financial statements are as follows:

     a)  Basis of Presentation

         The accompanying financial statements are prepared on the basis of generally accepted accounting principles ("GAAP"). Such accounting principles differ from statutory reporting practices used by insurance companies in reporting to state regulatory authorities.

                                  A-II-7

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

         The acquisition of Original Holdings was recorded using the "Purchase Method" of accounting. The Purchase Method of accounting requires the assets and liabilities to be recorded at fair value. The adjustments to the carrying value of such assets and liabilities were "pushed down" and reflected in CapMAC's July 1, 1992 balance sheet. As a result, the investment portfolio was marked to market. In addition, the excess of fair value of the assets and liabilities over the purchase price was offset against Original Holdings' intangible assets and deferred acquisition costs.

     b)  Investments

         At December 31, 1993, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No.115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS No. 115, the Company can classify its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the securities until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale. As of December 31, 1994 and 1993 all of the Company's securities have been classified as available-for-sale. Prior to December 31, 1993, bonds and short-term investments were stated at amortized cost. Short-term investments are those investments having a maturity of less than one year at purchase date.

         Available-for-sale securities are recorded at fair value. Fair value is based upon quoted market prices. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholder's equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

         A decline in the fair value of any available-for-sale security below cost that is deemed other than temporary is charged to earnings resulting in the establishment of a new cost basis for the security.

         Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale are included in earnings and are derived using the FIFO (first-in, first-out) method for determining the cost of securities sold.

     c)  Revenue Recognition

         Premiums which are payable monthly are reflected in income when due, net of amounts payable to reinsurers. Premiums which are payable quarterly, semi-annually or annually are reflected in income, net of amounts payable to reinsurers, on an equal monthly basis over the corresponding policy term. Premiums for structured asset transactions that are collected as a single premium at the inception of the policy and have a term longer than one year are earned net of amounts payable to reinsurers, on a basis proportionate to the scheduled periodic maturity of principal and payment of interest ("debt service") to the original total debt service insured. All

                                      A-II-8

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

         other premiums which are collected as a single premium at the inception of the policy and have a term longer than one year are earned, net of amounts payable to reinsurers, by allocating premium to each bond maturity based on the principal amount and earning it straight-line over the term of each bond maturity. For the year ended December 31, 1994, 96% of net premiums earned was attributable to premiums payable in installments and 4% was attributable to premiums collected on an upfront basis.

     d)  Deferred Acquisition Costs

         Certain costs incurred, which vary with and are primarily related to the production of new business, are deferred. These costs include direct and indirect expenses related to underwriting, marketing and policy issuance, rating agency fees and premium taxes. The deferred acquisition costs are amortized over the period in proportion to the related premium earnings.

     e)  Reserve for Losses and Loss Adjustment Expenses

         The reserve for losses and loss adjustment expenses consists of a supplemental loss reserve for expected levels of defaults resulting from credit failures on currently insured issues. This supplemental loss reserve is based on estimates of the portion of earned premiums required to cover those claims. The supplemental loss reserve amounted to $5,191,000 at December 31, 1994 and $3,762,000 at December 31, 1993.

         A case basis loss reserve is established for insured obligations when, in the judgement of management, a default in the timely payment of debt service is imminent. For defaults considered temporary, a case basis loss reserve is established in an amount equal to the present value of the anticipated defaulted debt service payments over the expected period of default. If the default is judged not to be temporary, the present value of all remaining defaulted debt service payments is recorded as a case basis loss reserve. Anticipated salvage recoveries are considered in establishing case basis loss reserves when such amounts are reasonably estimable. The Company has experienced no defaults on its book of business since inception. Management believes that no such defaults existed at December 31, 1994 and 1993.

     f)  Depreciation

         Leasehold improvements, furniture and fixtures are being depreciated over the lease term or useful life, whichever is shorter, using the straight-line method.

     g)  Income Taxes

         In February 1992, the Financial Accounting Standards Board
         ("FASB") issued SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 required a change from the deferred method of accounting for income taxes of Accounting Principles Board Opinion No. 11 ("APB 11") to the asset and liability method of accounting for income taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

                                    A-II-9

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

         Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Effective July 1, 1992, the Company adopted SFAS No. 109. There was no cumulative effect as a result of making this change in the method of accounting for income taxes.

     h)  Recent Accounting Pronouncement

         In October 1994, the FASB issued SFAS No. 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial

         Instruments." SFAS No 119 amends SFAS Nos. 105 and 107 and provides specific disclosure requirements for derivative instruments. SFAS No. 119 is effective for financial statements issued for fiscal years ending after December 15, 1994. Due to the immaterial balance of derivatives held in the Company's investment portfolio, this statement had no effect on the notes to the financial statements.

     i)  Reclassifications

         Certain prior year balances have been reclassified to conform to the current year presentation.

 3)  Pro Forma Results of Operations

     Presented below is unaudited pro forma information relating to the results of operations for the year ended December 31, 1992. The pro forma information was prepared assuming the Sale had occurred on January 1, 1992.


                                                    Pro Forma Information
                                                      for the Year Ended
                                                      December 31, 1992
     $ in thousands                                      (Unaudited)
     --------------------------------------------------------------------
     Revenues:
     Net premiums earned                                        $ 12,222
     Net investment income                                         9,898
     Net realized capital gains                                      182
     Other income                                                    965
     --------------------------------------------------------------------
       Total revenues                                             23,267
     --------------------------------------------------------------------
     Expenses:
     Losses and loss adjustment expenses                             882
     Underwriting and operating expenses                          11,382
     Policy acquisition costs                                        368
     --------------------------------------------------------------------
       Total expenses                                             12,632
     --------------------------------------------------------------------
       Income before income taxes                                 10,635
     Income taxes                                                  2,397
     --------------------------------------------------------------------
       Net Income                                               $  8,238
     ====================================================================

                                    A-II-10

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements


     The pro forma information reflects adjustments relating to (a) lower investment income due to the reduction in the investment portfolio as a result of the Distribution made in connection with the Sale; (b) higher benefits expense due to the establishment of the Employee Stock Ownership Plan ("ESOP"); and (c) lower policy acquisition costs due to the assumed write-off of the deferred acquisition costs at January 1, 1992.

     The pro forma information does not purport to represent what the results of operations would actually have been if the Sale had occurred on January 1, 1992 or to be indicative of the future results of operations of the Company.

 4)  Insured Portfolio

     At December 31, 1994, 1993 and 1992, the principal amount of financial obligations insured by the Company was $11.6 billion, $6.7 billion and $4.2 billion, respectively, and net of reinsurance (net principal outstanding), was $9.4 billion, $5.6 billion and $3.7 billion, respectively, with a remaining weighted average life of 5.0 years, 4.8 years and 6.7 years, respectively. The Company's insured portfolio was broadly diversified by geographic distribution and type of insured obligations, with no single insured obligation in excess of statutory single risk limits, which are a function of the Company's statutory qualified capital (the sum of statutory capital and surplus and mandatory contingency reserve). At December 31, 1994, 1993 and 1992, the statutory qualified capital was approximately $170 million, $168 million and $164 million, respectively.



                                                        Net Principal Outstanding
     Type of Obligations Insured
     ($ in millions)                   December 31, 1994     December 31, 1993    December 31, 1992
     ----------------------------------------------------------------------------------------------
     Consumer receivables                   $4,740                2,950                1,983
     Trade and other corporate
     obligations                             4,039                2,275                1,437
     Municipal/government
     obligations                               618                  381                  231
     ----------------------------------------------------------------------------------------------
       Total                                $9,397                5,606                3,651
     ==============================================================================================


     At December 31, 1994, approximately 88% of the Company's insured portfolio was comprised of structured asset-backed transactions. Under these structures, a pool of assets covering at least 100% of the principal amount guaranteed under its insurance contract is sold or pledged to a special purpose bankruptcy remote entity. The Company's primary risk from such insurance contracts is the impairment of cash flows due to delinquency or loss on the underlying assets. The Company, therefore, evaluates all the factors affecting past and future asset performance by studying historical data on losses, delinquencies and recoveries of the underlying assets. Each transaction is reviewed to ensure that an appropriate legal structure is used to protect against the bankruptcy risk of the originator of the assets. Along with the legal structure, an additional level of first loss protection is also created to protect against losses due to credit or dilution. This first level of loss protection is usually available from reserve funds, excess cash flows, or overcollateralization. The level of first loss protection depends upon the historical losses and dilution of the underlying assets, but is typically several times the normal historical loss experience for the underlying type of assets.

                                    A-II-11

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

5)  Investments

    At December 31, 1994 and 1993, all of the Company's investments were classified as available-for-sale securities. The amortized cost, gross unrealized gains, gross unrealized losses and estimated fair value for available-for-sale securities by major security type at December 31, 1994 and l993, were as follows ($ in thousands):

    1994
    -----------------------------------------------------------------------------------------------
                                                              Gross            Gross      Estimated
                                           Amortized     Unrealized       Unrealized           Fair
    Securities Available-for-Sale               Cost          Gains           Losses          Value
    -----------------------------------------------------------------------------------------------
    U.S. Treasury obligations                 $4,295              -              153          4,142
    Mortgage-backed securities of
     U.S. government corporations
     and agencies                              40,973              -            2,986         37,987
    Obligations of states,
     municipalities and political
     subdivisions                            128,856            364            3,994        125,226
    Corporate and asset-backed
     securities                                6,841             15              112          6,744
    Mutual funds                              16,434              -            1,465         14,969
    -----------------------------------------------------------------------------------------------
         Total                              $197,399            379            8,710        189,068
    ===============================================================================================

    1993
    -----------------------------------------------------------------------------------------------
                                                              Gross            Gross      Estimated
                                           Amortized     Unrealized       Unrealized           Fair
    Securities Available-for-Sale               Cost          Gains           Losses          Value
    -----------------------------------------------------------------------------------------------
    U.S. Treasury obligations                 $4,337            163                -          4,500
    Mortgage-backed securities of
     U.S. government corporations
     and agencies                             52,549            634                16        53,167
    Obligations of states,
     municipalities and political
     subdivisions                             82,142          4,569                23        86,688
    Corporate and asset-backed
     securities                                9,654             59                13         9,700
    Mutual funds                              30,818            443               362        30,899
    -----------------------------------------------------------------------------------------------
         Total                              $179,500          5,868               414       184,954
    -----------------------------------------------------------------------------------------------

                                    A-II-12

                 Capital Markets Assurance Corporation
                     Notes to Financial Statements

    The Company's investment in the mutual fund in 1994 represents an investment in an open-end management investment company which invests primarily in investment-grade fixed-income securities denominated in foreign and United States currencies. In 1993, the Company's investment in mutual funds also included an investment in an open-end management investment company which invested primarily in United States fixed-income securities.

    The amortized cost and estimated fair value of investments in debt securities at December 31, 1994 by contractual maturity are shown below ($ in thousands):

    1994
    -----------------------------------------------------------------------------------------------
                                                       Amortized                          Estimated
    Securities Available-for-Sale                           Cost                         Fair Value
    -----------------------------------------------------------------------------------------------
    Less than one year to maturity                     $   3,548                              3,549
    One to five years to maturity                         38,612                             38,441
    Five to ten years to maturity                         65,703                             63,162
    Greater than ten years to maturity                    32,129                             30,960
    -----------------------------------------------------------------------------------------------
         Sub-total                                       139,992                            136,112
    Mortgage-backed securities                            40,973                             37,987
    -----------------------------------------------------------------------------------------------
             Total                                      $180,965                            174,099
    ===============================================================================================

    Actual maturities may differ from contractual maturities because borrowers may call or prepay obligations with or without call or prepayment penalties.

    The change in unrealized holdings appreciation (depreciation) on available-for-sale securities that is included in the separate component of stockholder's equity is shown below:

    -----------------------------------------------------------------------------------------------
                                                      Year Ended                         Year Ended
    $ in thousands                             December 31, 1994                  December 31, 1993
    -----------------------------------------------------------------------------------------------
    Balance at beginning year                          $   3,600                                  -
        Change in unrealized
        (depreciation)/appreciation                      (13,786)                             5,455
        Income tax effect                                  4,687                             (1,855)
    -----------------------------------------------------------------------------------------------
        Net change                                        (9,099)                             3,600
    -----------------------------------------------------------------------------------------------
            Ending balances                            $  (5,499)                             3,600
    ===============================================================================================

    No single issuer, except for investments in U.S. Treasury and U.S. government agency securities, exceeds 10% of stockholder's equity as of December 31, 1994.

    Proceeds from sale of investment securities were approximately $40 million in 1994, $24 million in 1993 and $21 million for the six months ended December 31, 1992. Gross realized capital gains of $714,000, $l,621,000 and $230,000 and gross realized capital losses of $622,000, $77,000 and $48,000 were realized on those sales in 1994 and 1993 and for the six months ended December 31, 1992, respectively.

                                    A-II-13

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

    Investments include bonds having a fair value of approximately $3,873,000 and $4,855,000 (amortized cost of $4,011,000 and
    $4,474,000) which were on deposit at December 31, 1994 and 1993, respectively, with state regulators as required by law. Investment income was comprised of interest and dividends, net of related expenses, and is applicable to the following sources:

    -----------------------------------------------------------------------------------------------
                                           Year Ended            Year Ended              Year Ended
    $ in thousands                  December 31, 1994     December 31, 1993       December 31, 1992
    -----------------------------------------------------------------------------------------------
    Bonds                                     $ 9,193                 7,803                   3,771
    Short-term investments                        484                   572                     474
    Mutual funds                                  579                 1,801                     594
    Investment expenses                          (184)                 (166)                    (91)
    -----------------------------------------------------------------------------------------------
        Total                                $ 10,072                10,010                   4,748
    ===============================================================================================

6)  Deferred Acquisition Costs

    The following table reflects acquisition costs deferred and amortized in proportion to the related premium earnings:

    -----------------------------------------------------------------------------------------------
                                           Year Ended            Year Ended              Year Ended
    $ in thousands                  December 31, 1994     December 31, 1993       December 31, 1992
    -----------------------------------------------------------------------------------------------
    Balance at beginning of period           $ 15,249                 5,434                       -
    Additions                                  14,140                12,478                   5,577
    Amortization (policy
     acquisition costs)                        (4,529)               (2,663)                   (143)
    -----------------------------------------------------------------------------------------------
        Balance at end of period             $ 24,860                15,249                   5,434
    ===============================================================================================

7)  Related Party Transactions - Employee Benefits


    On June 25, 1992, CapMAC entered into a Service Agreement with CapMAC Management Services Corporation, which was then a newly formed wholly-owned subsidiary of Holdings. In 1994, CapMAC Management Services changed its name to CapMAC Financial Services, Inc. ("CapMAC Services"). Under the Service Agreement, CapMAC Services has agreed to provide various services, including underwriting, reinsurance, data processing and other services to CapMAC in connection with the operation of CapMAC's insurance business. CapMAC pays CapMAC Services an arm's length fee for providing such services, but not in excess of CapMAC Services' cost for such services. CapMAC Services incurred on behalf of CapMAC total expenses of $11,081,000 and $9,789,000 in 1994 and 1993, respectively, and $4,218,000 for the six months ended December 31, 1992 for such services.

                                    A-II-14

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

    CapMAC Services maintains an incentive compensation plan for its employees. The plan is an annual discretionary bonus award based upon Holdings' and an individual's performance. CapMAC Services also has a health and welfare plan to cover substantially all of its employees. CapMAC reimburses CapMAC Services for all out-of-pocket expenses incurred by CapMAC Services in providing services to CapMAC, including awards given under the incentive compensation plan and benefits provided under the health and welfare plan. In 1994 and 1993 and for the six months ended December 31, 1992, the Company had provided approximately $5,253,000, $3,528,000 and $2,081,000, respectively, for the annual discretionary bonus plan. In connection with the Sale, certain officers of CapMAC were granted 121,755 restricted stock units at $20 a share in respect of certain deferred compensation. The units will be converted into shares of common stock of Holdings upon the occurrence of certain events, including an initial public offering of the stock of Holdings or change in ownership of the Company, as defined by the Restricted Stock Plan Agreement.

8)  Employee Stock Ownership Plan

    On June 25, 1992, Holdings adopted an ESOP to provide its employees the opportunity to obtain beneficial interests in the stock of Holdings through a trust (the AESOP Trust). The ESOP Trust purchased 500,000 shares at $20 per share of Holdings' stock. The ESOP Trust financed its purchase of common stock with a loan in the amount of $10 million from Holdings.

    CapMAC Services is required to make contributions to the ESOP Trust which enables the ESOP Trust to service its loan. The ESOP expense is calculated using the shares allocated method. Shares are released for allocation to the participants and held in trust for the employees based upon the ratio of the current year's principal and interest payment to the sum of principal and interest payments estimated over the life of the loan. As of December 31, 1994, approximately 142,000 shares were allocated to the participants. Compensation expense allocated to CapMAC related to the ESOP was approximately $2,086,000, $1,652,000 and $1,186,000 for 1994 and
    1993 and for the six months ended December 31, 1992, respectively.

9)  Income Taxes

    Pursuant to a tax sharing agreement with Holdings, the Company is included in Holdings' consolidated U.S. Federal income tax return. The Company's annual Federal income tax liability is determined by computing its pro rata share of the consolidated group Federal income tax liability.

    As discussed in note 2, the Company adopted SFAS No. 109 as of July 1, 1992. There were no differences between deferred taxes previously reported by the Company under APB 11 and those determined under SFAS No. 109. Accordingly, the cumulative effect of the change in accounting for income taxes was zero.

                                    A-II-15

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

Federal income tax expense differed from the amount computed by applying the U.S. Federal income tax rate of 34 percent as a result of the following:

                                          Year ended       Year Ended       Six Months Ended
                                      December 31, 1994  December 31, 1993  December 31, 1992

$ in thousands                        Amount          %  Amount          %  Amount          %
---------------------------------------------------------------------------------------------
Expected tax expense computed
 at the statutory rate               $ 5,303       34.0   4,881       34.0   1,772       34.0
Increase (decrease) in tax
 resulting from:
Tax exempt interest                   (1,646)     (10.6) (1,140)      (7.9)   (622)     (11.9)
Other, net                                51        0.4     (15)      (0.1)     10        0.2
---------------------------------------------------------------------------------------------
  Total Federal income
   tax expense                        $3,708       23.8   3,726       26.0   1,160       22.3
=============================================================================================

The tax effects of temporary differences that give rise to significant portions of the deferred Federal income tax liability are as follows:

$ in thousands                        December 31, 1994  December 31, 1993  December 31, 1992
---------------------------------------------------------------------------------------------
Deferred Federal income tax
 assets:
Unrealized capital losses                      $(2,833)                 -                  -
Deferred compensation                           (1,233)            (1,133)              (762)
Net operating loss                                   -                  -               (755)
Losses and loss adjustment
 expenses                                         (936)            (1,279)              (973)
Unearned premiums                                 (762)              (506)              (392)
Other, net                                        (228)              (188)               (88)
---------------------------------------------------------------------------------------------
  Total gross deferred Federal
   income tax assets                            (5,992)            (3,106)            (2,970)
---------------------------------------------------------------------------------------------
Deferred Federal income tax
 liabilities:
Deferred acquisition costs                       8,453              5,185              1,848
Unrealized capital gains                             -              1,855                  -
Deferred capital gains                             726                962              1,666
Other, net                                         412                546                320

---------------------------------------------------------------------------------------------
  Total gross deferred Federal
   income tax liabilities                        9,591              8,548              3,834
---------------------------------------------------------------------------------------------
  Net deferred Federal
   income tax liability                         $3,599              5,442                864
=============================================================================================

                                    A-II-16

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

A valuation allowance is provided when it is more likely than not that some portion of the deferred Federal income tax assets will not be realized. Management believes that the deferred Federal income tax assets will be fully realized in the future.

At December 31, 1992, the Company had a net operating loss carryforward for Federal income tax purposes of approximately $2,200,000 which was used entirely to offset taxable income in 1993.

10)  Insurance Regulatory Restrictions

     The Company is subject to insurance regulatory requirements of the State of New York and other states in which it is licensed to conduct business. Generally, New York insurance laws require that dividends be paid from earned surplus and restrict the amount of dividends in any year that may be paid without obtaining approval for such dividends from the Superintendent of Insurance to the lower of (i) net investment income as defined or (ii) 10% of statutory surplus as of December 31 of the preceding year. No dividends were paid during 1994 and 1993 and for the six months ended December 31, 1992. In connection with the Sale, CapMAC had agreed with the New York State Insurance Department to pay any dividends until June 25, 1994. Statutory surplus at December 31, 1994, 1993 and 1992 was approximately $139,739,000, $146,439,000 and $148,006,000, respectively.
     Statutory surplus differs from stockholder's equity determined under GAAP principally due to the mandatory contingency reserve required for statutory accounting purposes, differences in accounting for investments, and net deferred acquisition costs provided under GAAP. Statutory net income was $4,543,000 and $4,528,000 for the years ended December 31, 1994 and 1993, respectively, and $222,000 for the six months ended December 31, 1992. Statutory net income differs from net income determined under GAAP principally due to deferred acquisition costs and deferred income taxes.

11)  Commitments and Contingencies

     On January 1, 1988, the Company assumed from Citibank, N.A. the obligations of a sublease agreement for space occupied in New York that expires on June 29, 1996. On November 21, 1993, the sublease was terminated and a new lease was negotiated which expires on November 20, 2008. CapMAC has a lease agreement for its London office beginning October 1, 1992 and expiring October 1, 2002. At December 31, 1994, future minimum payments under the lease agreements are as follows:


$ in thousands                                                       Payment
----------------------------------------------------------------------------
1995                                                                 $ 2,192
1996                                                                   2,246
1997                                                                   2,250
1998                                                                   2,309
1999 and thereafter                                                   29,908
----------------------------------------------------------------------------
 Total                                                               $38,905
============================================================================
Rent expense, commercial rent taxes and electricity for 1994 and 1993 and the six months ended December 31, 1992 amounted to $2,243,000, $2,065,000 and $1,056,000, respectively.

                                    A-II-17

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

CapMAC has available a $100,000,000 standby corporate liquidity facility (the "Liquidity Facility") provided by a group of banks rated A1+ and P1 by Standard & Poor's and Moody's, respectively. Under the Liquidity Facility, CapMAC will be able to, subject to satisfying certain conditions, borrow funds from time to time in order to enable it to fund any claim payments or payments made in settlement or mitigation of claim payments under its insurance contracts. For the years ended December 31, 1994 and 1993 and the six month period ended December 31, 1992, no draws had been made under the Liquidity Facility.

12)  Reinsurance

     In the ordinary course of business, CapMAC cedes exposure under various treaty, pro rata and excess of loss reinsurance contracts primarily designed to minimize losses from large risks and protect the capital and surplus of CapMAC.

     Although the reinsurance of risk does not relieve the ceding insurer of its original liability to its policyholders, it is the industry practice of insurers for financial statement purposes to treat reinsured risks as though they were risks for which the ceding insurer was only contingently liable. A contingent liability exists with respect to the aforementioned reinsurance arrangements which may become a liability of CapMAC in the event the reinsurers are unable to meet obligations assumed by them under the reinsurance contracts. At December 31, 1994, 1993 and 1992, CapMAC had no ceded loss reserves and had ceded unearned premiums of $5,551,000, $199,000 and $4,000, respectively. As of December 31, 1993, the Company adopted SFAS No. 113, "Accounting for Reinsurance of Short-Duration and Long-Duration Contracts." The adoption of this SFAS had no impact on the results of operations.

     In 1994, CapMAC entered into a new Reinsurance agreement with Luxembourg European Reinsurance LURECO S.A. ("LURECO"), a European-based reinsurer, covering the period from April 1, 1994 through December 31, 1994. The agreement reinsured and indemnified the Company for any loss incurred by CapMAC during the agreement period up to the limits of the agreement. The agreement is renewable annually at the Company's option, subject to satisfying certain conditions.

     The loss limits under the agreement for 1994 were $7 million, plus an additional $4 million for losses in excess of 200% of CapMAC's net retained earned premium for the agreement period. Gross ceded premiums for 1994 were $2,075,000. No losses were ceded to the reinsurer in 1994, and the Company has recorded return premiums in the amount of $2,000,000 as of December 31, 1994 which the Company is entitled to receive under the terms of the contract.

     In addition to its capital (including contingency reserves) and other reinsurance available to pay claims under its insurance contracts, CapMAC entered into a Stop Loss Reinsurance Agreement (the "Stop Loss Agreement") on June 25, 1992 with Winterthur Swiss Insurance Company (the "Reinsurer"), which is rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The Reinsurer will be required to pay any losses incurred by CapMAC during the term of the Stop Loss Agreement on the insurance contracts covered under the Stop Loss Agreement in excess of a specified amount of losses incurred by CapMAC under such insurance contracts (such specified amount initially being $100 million and increasing annually by an amount equal to 66-2/3% of the increase in CapMAC's statutory capital and surplus) up to an aggregate limit payable under the Stop Loss Agreement of $50 million.

                                    A-II-18

                     Capital Markets Assurance Corporation
                         Notes to Financial Statements

     The Stop Loss Agreement's initial term was seven years and was extendable for one-year periods, subject to early termination upon the occurrence of certain events. At December 31, 1994, the expiration date of the Stop Loss Agreement was extended from June 25, 2000 to June 25, 2001.

13)  Disclosures About Fair Value of Financial Instruments

     The following estimated fair values have been determined by the Company using available market information and various valuation methodologies. However, considerable judgment is necessary to interpret market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amount the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

     Installment Revenue/Expense

     The fair value of installment revenue is derived by calculating the present value of the estimated future cash inflow to the Company of policies in force having premiums net of amounts payable to reinsurers, ceding commission and other income payable in future installments, at a discount rate of 7% and 6% at December 31, 1994 and 1993, respectively. The amount calculated is equivalent to the consideration that would be paid under market conditions prevailing at the reporting dates to transfer the Company's installment revenue-related financial guarantee business to a third party under a reinsurance agreement. The fair value of installment expense is an estimate of the ceding commission that would be paid to the Company to compensate the Company for originating and servicing the insurance contracts. In constructing estimated future cash inflows, management makes assumptions regarding prepayments for amortizing asset-backed securities which are consistent with relevant historical experience. For revolving programs, assumptions are made regarding program utilization. The actual amount of installment revenue and expense may differ from the projections due to various factors such as renewal or early termination of insurance contracts or different runoff patterns of exposure.

                             December 31, 1994             December 31, 1993

                          Carrying   Estimated         Carrying    Estimated
$ in thousands             Amount   Fair Value          Amount    Fair Value
----------------------------------------------------------------------------
Off-Balance-Sheet
 Instruments:

Installment revenue       $     -     77,705                 -       54,165
Installment expense       $     -     23,312                 -       16,250
----------------------------------------------------------------------------

14)  Capitalization

     The Company's certificate of incorporation, as amended during 1992 to conform to the financial guaranty law passed by the State of California, authorizes the issuance of 15,000,000 shares of common stock, par value $l.00 per share.

     Authorized, issued and outstanding shares at December 31, 1994 and 1993 were 15,000,000 at $1.00 per share.

                                    A-II-19

                     CAPITAL MARKETS ASSURANCE CORPORATION

                             FINANCIAL STATEMENTS

                                MARCH 31, 1995

                                  (Unaudited)


                                    A-II-20

                     Capital Markets Assurance Corporation
                                Balance Sheets
                            (Dollars in thousands)

                                               March 31, 1995  December 31, 1994
                                               --------------  -----------------
                                                 (Unaudited)
                  ASSETS
                  ------
Investments:
Bonds at fair value (amortized cost
 $181,186 at March 31, 1995 and
 $178,882 at December 31, 1994)............          $179,545           172,016
Short-term investments (at amortized cost
 which approximates fair value)............            10,673             2,083
Mutual funds at fair value (cost $16,226
 at March 31, 1995 and $16,434 at
 December 31, 1994)........................            15,202            14,969
                                                     --------           -------
  Total investments........................           205,420           189,068
                                                     --------           -------
Cash.......................................               614                85
Accrued investment income..................             2,346             2,746
Deferred acquisition costs.................            27,522            24,860
Premiums receivable........................             6,620             3,379
Prepaid reinsurance........................             6,828             5,551
Other assets...............................             3,132             3,754
                                                     --------           -------
  Total assets.............................          $252,482           229,443
                                                     ========           =======
   LIABILITIES AND STOCKHOLDER'S EQUITY
   -----------------------------------
Liabilities:
Unearned premiums..........................          $ 33,980            25,905
Reserve for losses and loss adjustment
 expenses..................................             5,887             5,191
Ceded reinsurance..........................             2,398             1,497
Accounts payable and other accrued
 expenses..................................            14,736            10,372
Deferred income taxes......................             6,101             3,599
                                                     --------           -------
  Total liabilities........................            63,102            46,564
                                                     --------           -------

Stockholder's Equity:
Common stock..............................             15,000            15,000
Additional paid-in capital................            146,808           146,808
Unrealized depreciation on investments,
 net of tax...............................             (1,815)           (5,499)
Retained earnings.........................             29,387            26,570
                                                     --------           -------
  Total stockholder's equity..............            189,380           182,879
                                                     --------           -------
  Total liabilities and stockholder's
    equity................................           $252,482           229,443
                                                     ========           =======

                See accompanying notes to financial statements.

                                    A-II-21

                       Capital Markets Assurance Corporation
                               Statements of Income
                                    (Unaudited)
                              (Dollars In thousands)

                                         Three Months Ended  Three Months Ended
                                           March 31, 1995      March 31, 1996
                                         ------------------  ------------------
Revenues:
Direct premiums written.................            $16,838              12,096
Assumed premiums written................                154                   4
Ceded premiums written..................             (3,093)             (3,560)
                                                    -------              ------
  Net premiums written..................             13,899               8,540
Increase in unearned premiums...........             (6,798)             (3,302)
                                                    -------              ------
  Net premiums earned...................              7,101               5,238
Net investment income...................              2,637               2,311
Net realized capital gains..............                 65                  83
Other income............................                 12                  16
                                                    -------              ------
  Total revenues........................              9,815               7,648
                                                    -------              ------
Expenses:
Losses and loss adjustment expenses.....                696                 270
Underwriting and operating expenses.....              3,738               3,413
Policy acquisition costs................              1,725               1,446
                                                    -------              ------
  Total expenses........................              6,159               5,129
                                                    -------              ------
  Income before income taxes............              3,656               2,519
                                                    -------              ------
Income Taxes:
Current federal income tax..............                320                 316
Deferred federal income tax.............                519                 239
                                                    -------              ------
  Total income taxes....................                839                 555
                                                    -------              ------
  NET INCOME............................            $ 2,817               1,964
                                                    =======              ======

                See accompanying notes to financial statements

                                    A-II-22

                     Capital Markets Assurance Corporation
                       Statement of Stockholder's Equity
                                  (Unaudited)
                            (Dollars in thousands)

                                                           Three Months Ended
                                                             March 31, 1995
                                                           ------------------
Common stock:
Balance at beginning of period...........................            $ 15,000
                                                                     --------
  Balance at end of period...............................              15,000
                                                                     --------
Additional paid-in capital:
Balance at beginning of period...........................             146,808
                                                                     --------
  Balance at end of period...............................             146,808
                                                                     --------
Unrealized (depreciation) appreciation on
 investments, net of tax:
Balance at beginning of period...........................              (5,499)
Unrealized appreciation on investments...................               3,684
                                                                     --------
  Balance at end of period...............................              (1,815)
                                                                     --------
Retained earnings:
Balance at beginning of period...........................              26,570
Net income...............................................               2,817
                                                                     --------
  Balance at end of period...............................              29,387
                                                                     --------
  Total stockholder's equity.............................            $189,380
                                                                     ========

                See accompanying notes to financial statements

                                    A-II-23

                     Capital Markets Assurance Corporation
                            Statement of Cash flows
                                  (Unaudited)
                            (Dollars in thousands)

                                         Three Months Ended  Three Months Ended
                                           March 31, 1995      March 31, 1994
                                         ------------------  ------------------
Cash flows from operating activities:
Net income..............................           $  2,817               1,964
Adjustments to reconcile net income
  to net cash provided (used) by
    operating activities:
  Reserve for losses and loss
    adjustment expenses.................                696                 270
  Unearned premiums.....................              8,075               5,683
  Deferred acquisition costs............             (2,662)             (1,683)
  Depreciation..........................                 43                  64
  Amortization of bond premium
    and discount........................                150                 307
  Premiums receivable...................             (3,241)                197
  Accrued investment income.............                400                  19
  Income taxes payable..................                839                 433
  Net realized capital gains............                (65)                (83)
  Accounts payable and other
    accrued expenses....................              4,364               2,437
  Other, net............................               (115)               (623)
                                                   --------              ------
    Total adjustments...................              8,484               7,021
                                                   --------              ------
  Net cash provided by operating
    activities..........................             11,301               8,985
                                                   --------              ------
Cash flows from investing activities:
Purchases of investments................            (18,235)            (56,856)
Proceeds from sale of investments.......              4,072              37,429
Proceeds from maturities of
  investments...........................              3,391              10,849
                                                   --------              ------
  Net cash used in investing
    activities..........................            (10,772)             (8,578)
                                                   --------              ------
Net increase in cash....................                529                 407
Cash balance at January 1, 1995
  and 1994..............................                 85                 253
                                                   --------              ------
  Cash balance at March 31, 1995
    and 1994............................           $    614                 660
                                                   ========              ======

Supplemental disclosures of cash flow
   information:
Income taxes paid.......................           $      -                 122
                                                   ========              ======

                See accompanying notes to financial statements.

                                    A-II-24

                     Capital Markets Assurance Corporation
                    Notes to Unaudited Financial Statements
                                March 31, 1995

1) Capital Markets Assurance Corporation ("CapMAC") is wholly owned by CapMAC Holdings Inc., a company that is owned by a group of institutional and other investors, including CapMAC's management and employees.

2) The March 31, 1995 financial statements of CapMAC are unaudited. In the opinion of management, the interim financial statements reflect all adjustments necessary for a fair presentation of financial position and results of operations. Results for interim periods are not necessarily indicative of results for the full year.

3) Certain prior period balances have been reclassified to conform to the current period presentation.

                                    A-II-25

                     [This page intentionally left blank]

PROSPECTUS
                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (ii) manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts' and together with the Home Improvement Contracts, the 'Contracts') secured by either security interests in the Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located and/or (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Contracts, which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.


    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Contracts or Underlying Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

    FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES, SEE PAGE 12.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES
 EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER, THE
    TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR,
    UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY
     OTHER PERSON OR ENTITY. THE DEPOSITOR'S ONLY OBLIGATIONS WITH RESPECT
      TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN
       REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED AGREEMENT
        AS DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT. SEE
        'RISK FACTORS' FOR CERTAIN FACTORS TO BE CONSIDERED IN
                           PURCHASING THE SECURITIES.
                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.
                            ------------------------

                                LEHMAN BROTHERS

November 13, 1995

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, Room 1102, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the

Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

SECURITIES OFFERED...................  Asset-Backed Certificates (the
                                        'Certificates') and Asset-Backed Notes
                                        (the 'Notes'). Certificates are issuable
                                        from time to time in Series pursuant to
                                        a Pooling and Servicing Agreement or
                                        Trust Agreement. Each Certificate of a
                                        Series will evidence an interest in the
                                        Trust Fund for such Series, or in an
                                        Asset Group specified in the related
                                        Prospectus Supplement. Notes are
                                        issuable from time to time in Series
                                        pursuant to an Indenture. Each Series of
                                        Securities will consist of one or more
                                        Classes, one or more of which may be
                                        Classes of Compound Interest Securities,
                                        Planned Amortization Class ('PAC')
                                        Securities, Variable Interest
                                        Securities, Zero Coupon Securities,
                                        Principal Only Securities, Interest Only
                                        Securities, Participating Securities,
                                        Senior Securities or Subordinate
                                        Securities. Each Class may differ in,
                                        among other things, the amounts
                                        allocated to and the priority of
                                        principal and interest payments, Final
                                        Scheduled Distribution Dates,
                                        Distribution Dates and interest rates.
                                        The Securities of each Class will be
                                        issued in fully registered form in the
                                        denominations specified in the related
                                        Prospectus Supplement. If so specified
                                        in the related Prospectus Supplement,
                                        the Securities or certain Classes of
                                        such Securities offered thereby may be
                                        available in book-entry form only.

DEPOSITOR............................  Lehman ABS Corporation (the 'Depositor')
                                        was incorporated in the State of
                                        Delaware on January 29, 1988, and is a
                                        wholly-owned, special purpose subsidiary
                                        of Lehman Commercial Paper Inc.
                                        ('LCPI'), which itself is a wholly-owned
                                        subsidiary of Lehman Brothers Inc.
                                        ('Lehman Brothers'), which is a
                                        wholly-owned subsidiary of Lehman
                                        Brothers Holdings Inc. ('Holdings').
                                        None of Lehman Brothers, LCPI, Holdings

                                        nor any other affiliate of the
                                        Depositor, the Servicer, the Trustee or
                                        the Seller has guaranteed or is
                                        otherwise obligated with respect to the
                                        Securities of any Series. See 'THE
                                        DEPOSITOR.'

INTEREST PAYMENTS....................  Interest payments on the Securities of a Series entitled by their terms to
                                        receive interest will be made on each
                                        Distribution Date, to the extent set
                                        forth in, and at the applicable rate
                                        specified in (or determined in the
                                        manner set forth in), the related
                                        Prospectus Supplement. The interest rate
                                        on Securities of a Series may be
                                        variable or change with changes in the
                                        rates of interest on the related
                                        Contracts or Underlying Contracts
                                        relating to the Private Securities, as
                                        applicable and/or as prepayments occur
                                        with respect to such Contracts or
                                        Underlying Contracts, as applicable.
                                        Interest Only Securities may be assigned
                                        a 'Notional Amount' set forth in the
                                        related Prospectus Supplement which is
                                        used solely for convenience in
                                        expressing the calculation of interest
                                        and for certain other purposes and does
                                        not represent the right to receive any
                                        distributions allocable to principal.
                                        Principal Only Securities may not be
                                        entitled to receive any interest
                                        payments or may be entitled to receive
                                        only nominal interest payments. Interest
                                        payable on the Securities of a Series on
                                        a Distribution Date will include all
                                        interest accrued during the period
                                        specified in the related Prospectus

                                        Supplement. See 'DESCRIPTION OF THE
                                        SECURITIES--Payments of Interest.'

PRINCIPAL PAYMENTS...................  All payments of principal of a Series of
                                        Securities will be made in an aggregate
                                        amount determined as set forth in the
                                        related Prospectus Supplement and will
                                        be paid at the times and will be
                                        allocated among the Classes of such

                                        Series in the order and amounts, and
                                        will be applied either on a pro rata or
                                        a random lot basis among all Securities
                                        of any such Class, all as specified in
                                        the related Prospectus Supplement.

FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES..................  The Final Scheduled Distribution Date
                                        with respect to each Class of Notes is
                                        the date no later than which principal
                                        thereof will be fully paid and with
                                        respect to each Class of Certificates is
                                        the date after which no Certificates of
                                        such Class are expected to remain
                                        outstanding, in each case calculated on
                                        the basis of the assumptions applicable
                                        to such Series described in the related
                                        Prospectus Supplement. The Final
                                        Scheduled Distribution Date of a Class
                                        may equal the maturity date of the
                                        Primary Asset in the related Trust Fund
                                        which has the latest stated maturity or
                                        will be determined as described herein
                                        and in the related Prospectus
                                        Supplement.

                                       The actual final Distribution Date of
                                        the Securities of a Series will depend
                                        primarily upon the rate of payment
                                        (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Contracts or
                                        Underlying Contracts relating to the
                                        Private Securities, as applicable, in
                                        the related Trust Fund. Unless otherwise specified in the related Prospectus
                                        Supplement, the actual final
                                        Distribution Date of any Security is
                                        likely to occur earlier and may occur
                                        substantially earlier or may occur later than its Final Scheduled Distribution
                                        Date as a result of the application of
                                        prepayments to the reduction of the
                                        principal balances of the Securities and as a result of defaults on the Primary
                                        Assets. The rate of payments on the
                                        Contracts or Underlying Contracts
                                        relating to the Private Securities, as
                                        applicable, in the Trust Fund for a
                                        Series will depend on a variety of
                                        factors, including certain
                                        characteristics of such Contracts or

                                        Underlying Contracts, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK FACTORS--Prepayment and Yield Considerations' and
                                        'DESCRIPTION OF THE SECURITIES--
                                        Weighted Average Life of the Securities' herein.

OPTIONAL TERMINATION.................  One or more Classes of Securities of any
                                        Series may be redeemed or repurchased in
                                        whole or in part, at the Depositor's or
                                        the Servicer's option, at such time and
                                        under the circumstances specified in the
                                        related Prospectus Supplement, at the
                                        price set forth therein. If so specified
                                        in the related Prospectus Supplement for
                                        a Series of Securities, the Depositor,
                                        the Servicer, or such other entity that
                                        is specified in the related Prospectus
                                        Supplement, may, at its option, cause an
                                        early termination of the related Trust
                                        Fund by repurchasing all of the Primary
                                        Assets remaining in the Trust Fund on or
                                        after a specified date, or on or after
                                        such time as the aggregate principal
                                        balance of the Securities of the Series
                                        or the Primary Assets relating to

                                        such Series, as specified in the related
                                        Prospectus Supplement, is less than the
                                        amount or percentage specified in the
                                        related Prospectus Supplement. See
                                        'DESCRIPTION OF THE SECURITIES--Optional
                                        Redemption, Purchase or Termination.'

                                       In addition, the Prospectus Supplement
                                        may provide other circumstances under
                                        which Holders of Securities of a Series
                                        could be fully paid significantly
                                        earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related
                                        Primary Assets.


THE TRUST FUND.......................  The Trust Fund for a Series of
                                        Securities will consist of one or more
                                        of the assets described below, as
                                        described in the related Prospectus
                                        Supplement.

     A. PRIMARY ASSETS...............  The Primary Assets for a Series may
                                        consist of any combination of the
                                        following assets, to the extent and as
                                        specified in the related Prospectus
                                        Supplement. The Primary Assets will be
                                        purchased from the Seller or may be
                                        purchased by the Depositor in the open
                                        market or in privately negotiated
                                        transactions, including transactions
                                        with entities affiliated with the
                                        Depositor.

          (1) CONTRACTS..............  Primary Assets for a Series will consist, in whole or in part, of
                                        Contracts. Some Contracts may be
                                        delinquent or non-performing as
                                        specified in the related Prospectus
                                        Supplement. Contracts may be originated
                                        by or acquired from an affiliate of the
                                        Depositor and an affiliate of the
                                        Depositor may be an obligor with respect
                                        to any such Contracts. The Contracts
                                        will be conventional contracts or
                                        contracts incurred by the Federal
                                        Housing Administration ('FHA') or
                                        partially guaranteed by the Veterans
                                        Administration ('VA'). To the extent
                                        provided in the related Prospectus
                                        Supplement, additional Contracts may be
                                        periodically added to the Trust Fund, or
                                        may be removed from time to time if
                                        certain asset value tests are met, as
                                        described in the related Prospectus
                                        Supplement.

                                       The 'Contracts' for a Series will
                                        consist of (i) home improvement
                                        installment sales contracts and
                                        installment loan agreements (the 'Home
                                        Improvement Contracts') and (ii)
                                        manufactured housing installment sales
                                        contracts and installment loan
                                        agreements (the 'Manufactured Housing
                                        Contracts' and together with the Home
                                        Improvement Contracts, the 'Contracts').
                                        Contracts may, as specified in the
                                        related Prospectus Supplement, have
                                        various payment characteristics,

                                        including balloon or other irregular
                                        payment features, and may accrue
                                        interest at a fixed rate or an
                                        adjustable rate.

                                       As specified in the related Prospectus
                                        Supplement, the Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a residential property (each, a 'Mortgaged Property'), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related Prospectus Supplement. As specified in the related Prospectus
                                        Supplement, Contracts may be unsecured
                                        or secured by purchase money security
                                        interests in the Home Improvements
                                        financed thereby and the Manufactured
                                        Housing Contracts may be secured by
                                        security interests in Manufactured
                                        Homes. The Mortgaged Properties, the
                                        Home Improvements and the Manufactured
                                        Homes are collectively referred to
                                        herein as the 'Properties.'

                                       The related Prospectus Supplement will
                                        describe certain characteristics of the
                                        Contracts for a Series, including,
                                        without limitation, and to the extent
                                        relevant: (a) the aggregate unpaid
                                        principal balance of the Contracts (or
                                        the aggregate unpaid principal balance
                                        included in the Trust Fund for the
                                        related Series) and the average
                                        outstanding principal balance of the
                                        Contracts; (b) the weighted average Loan
                                        Rate on the Contracts as of the Cut-off
                                        Date; (c) the Combined Loan-to-Value
                                        Ratios or Loan-to-Value Ratios, as
                                        applicable, of the Contracts, computed
                                        in the manner described in the related
                                        Prospectus Supplement; (d) the
                                        percentage (by principal balance as of
                                        the Cut-off Date) of Contracts that
                                        accrue interest at adjustable or fixed
                                        interest rates; (e) any enhancement
                                        relating to the Contracts; (f) the
                                        percentage (by principal balance as of
                                        the Cut-off Date) of Contracts that are

                                        secured by Mortgaged Properties, Home
                                        Improvements, Manufactured Homes, the
                                        real estate on which the Manufactured
                                        Homes are located or are unsecured; (g)
                                        the geographic distribution of the
                                        Properties securing the Contracts; (h)
                                        the use and type of each Property
                                        securing the Contracts; (i) the lien
                                        priority of the Contracts and (j) the
                                        delinquency status and year of
                                        origination of the Contracts.

          (2) PRIVATE SECURITIES.....  Primary Assets for a Series may consist, in whole or in part, of Private
                                        Securities which include (a)
                                        pass-through certificates representing
                                        beneficial interests in loans of the
                                        type that would otherwise be eligible to
                                        be Contracts (the 'Underlying
                                        Contracts') or (b) collateralized
                                        obligations secured by Underlying
                                        Contracts. Such pass-through
                                        certificates or collateralized
                                        obligations will have previously been
                                        (a) offered and distributed to the
                                        public pursuant to an effective
                                        registration statement or (b) purchased
                                        in a transaction not involving any
                                        public offering from a person who is not
                                        an affiliate of the issuer of such
                                        securities at the time of sale (nor an
                                        affiliate thereof at any time during the
                                        three preceding months); provided a
                                        period of three years has elapsed since
                                        the later of the date the securities
                                        were acquired from the issuer or an
                                        affiliate thereof. Although individual
                                        Underlying Contracts may be insured or
                                        guaranteed by the United States or an
                                        agency or instrumentality thereof, they
                                        need not be, and the Private Securities
                                        themselves will not be so insured or
                                        guaranteed. See 'THE TRUST
                                        FUNDS--Private Securities.' Unless
                                        otherwise specified in the Prospectus
                                        Supplement relating to a Series of
                                        Securities, payments on the Private
                                        Securities will be distributed directly
                                        to the Trustee as registered owner of
                                        such Private Securities.

                                       The related Prospectus Supplement for a
                                        Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date
                                        specified in the related Prospectus
                                        Supplement) to the extent relevant and
                                        to the extent such information is
                                        reasonably available to the Depositor
                                        and the Depositor reasonably believes
                                        such information to be reliable: (i) the aggregate approximate principal amount and type of any Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Contracts including (A) the payment features of such Underlying
                                        Contracts (i.e., whether they are fixed
                                        rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such Underlying
                                        Contracts which are insured or
                                        guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying
                                        Contracts, (D) the minimum and maximum
                                        stated maturities of such Underlying
                                        Contracts at

                                        origination, (E) the lien priority and
                                        the credit utilization rates, if any, of such Underlying Contracts, and (F) the delinquency status and year of origination of such Underlying
                                        Contracts; (iii) the maximum original
                                        term-to-stated maturity of the Private
                                        Securities; (iv) the weighted average
                                        term-to-stated maturity of the Private
                                        Securities; (v) the pass-through or
                                        certificate rate or ranges thereof for
                                        the Private Securities; (vi) the sponsor or depositor of the Private Securities
                                        (the 'PS Sponsor'), the servicer of the
                                        Private Securities (the 'PS Servicer')
                                        and the trustee of the Private
                                        Securities (the 'PS Trustee'); (vii)
                                        certain characteristics of enhancement,
                                        if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Contracts underlying the Private Securities, or to such Private Securities themselves;
                                        (viii) the terms on which the Underlying
                                        Contracts may, or are required to, be
                                        repurchased prior to stated maturity;
                                        and (ix) the terms on which substitute
                                        Underlying Contracts may be delivered to replace those initially deposited with the PS Trustee. See 'THE TRUST
                                        FUNDS--Additional Information' herein.

     B. COLLECTION AND
          DISTRIBUTION
          ACCOUNTS...................  Unless otherwise provided in the related
                                        Prospectus Supplement, all payments on
                                        or with respect to the Primary Assets
                                        for a Series will be remitted directly
                                        to an account (the 'Collection Account')
                                        to be established for such Series with
                                        the Trustee or the Servicer, in the name
                                        of the Trustee. Unless otherwise
                                        provided in the related Prospectus
                                        Supplement, the Trustee shall be
                                        required to apply a portion of the
                                        amount in the Collection Account,
                                        together with reinvestment earnings from
                                        eligible investments specified in the
                                        related Prospectus Supplement, to the
                                        payment of certain amounts payable to
                                        the Servicer under the related Agreement
                                        and any other person specified in the
                                        Prospectus Supplement, and to deposit a
                                        portion of the amount in the Collection
                                        Account into a separate account (the
                                        'Distribution Account') to be
                                        established for such Series, each in the
                                        manner and at the times established in
                                        the related Prospectus Supplement. All
                                        amounts deposited in such Distribution
                                        Account will be available, unless
                                        otherwise specified in the related
                                        Prospectus Supplement, for (i)
                                        application to the payment of principal
                                        of and interest on such Series of
                                        Securities on the next Distribution
                                        Date, (ii) the making of adequate
                                        provision for future payments on certain
                                        Classes of Securities and (iii) any
                                        other purpose specified in the related
                                        Prospectus Supplement. After applying
                                        the funds in the Collection Account as
                                        described above, any funds remaining in
                                        the Collection Account may be paid over
                                        to the Servicer, the Depositor, any
                                        provider of Enhancement with respect to

                                        such Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus Supplement.

ENHANCEMENT..........................  If stated in the Prospectus Supplement relating to a Series, the Depositor will
                                        obtain an irrevocable letter of credit,
                                        surety bond, certificate insurance
                                        policy, insurance policy or other form
                                        of credit support (collectively,
                                        'Enhancement') in favor of the Trustee
                                        on behalf of the Holders of such Series
                                        and any other person specified in such
                                        Prospectus Supplement from an
                                        institution acceptable to the rating
                                        agency or agencies identified in the
                                        related Prospectus Supplement as rating
                                        such Series of Securities (collectively,
                                        the 'Rating Agency') for the purposes
                                        specified in such Prospectus Supplement.
                                        The

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                                        Enhancement will support the payments
                                        on the Securities and may be used for
                                        other purposes, to the extent and under
                                        the conditions specified in such
                                        Prospectus Supplement. See
                                        'ENHANCEMENT.'

                                       Enhancement for a Series may include one
                                        or more of the following types of
                                        Enhancement, or such other type of
                                        Enhancement specified in the related
                                        Prospectus Supplement.

     A. SUBORDINATE
          SECURITIES.................  If stated in the related Prospectus
                                        Supplement, Enhancement for a Series may
                                        consist of one or more Classes of
                                        Subordinate Securities. The rights of
                                        Holders of such Subordinate Securities
                                        to receive distributions on any
                                        Distribution Date will be subordinate in
                                        right and priority to the rights of
                                        holders of Senior Securities of the
                                        Series, but only to the extent described
                                        in the related Prospectus Supplement.


     B. INSURANCE....................  If stated in the related Prospectus
                                        Supplement, Enhancement for a Series may
                                        consist of special hazard insurance
                                        policies, bankruptcy bonds and other
                                        types of insurance supporting payments
                                        on the Securities.

     C. RESERVE FUNDS................  If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter
                                        or letters of credit, short-term
                                        investments, or other instruments
                                        acceptable to the Rating Agency in one
                                        or more reserve funds to be established
                                        in the name of the Trustee (each, a
                                        'Reserve Fund'), which will be used, as
                                        specified in such Prospectus Supplement,
                                        by the Trustee to make required payments
                                        of principal of or interest on the
                                        Securities of such Series, to make
                                        adequate provision for future payments
                                        on such Securities or for any other
                                        purpose specified in the Agreement, with
                                        respect to such Series, to the extent
                                        that funds are not otherwise available.
                                        In the alternative or in addition to
                                        such deposit, a Reserve Fund for a
                                        Series may be funded through application
                                        of all or a portion of the excess cash
                                        flow from the Primary Assets for such
                                        Series, to the extent described in the
                                        related Prospectus Supplement.

     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT..........  If stated in the Prospectus Supplement relating to a Series of Securities, the
                                        Depositor will enter into a minimum
                                        principal payment agreement (the
                                        'Minimum Principal Payment Agreement')
                                        with an entity meeting the criteria of
                                        the Rating Agency, pursuant to which
                                        such entity will provide funds in the
                                        event that aggregate principal payments
                                        on the Primary Assets for such Series
                                        are not sufficient to make certain
                                        payments, as provided in the related
                                        Prospectus Supplement. See
                                        'ENHANCEMENT--Minimum Principal Payment
                                        Agreement.'

     E. DEPOSIT
          AGREEMENT..................  If stated in the Prospectus Supplement, the Depositor and the Trustee will enter
                                        into a guaranteed investment contract or
                                        an investment agreement (the 'Deposit

                                        Agreement') pursuant to which all or a
                                        portion of amounts held in the
                                        Collection Account, the Distribution
                                        Account or in any Reserve Fund will be
                                        invested with the entity specified in
                                        such Prospectus Supplement. The Trustee
                                        will be entitled to withdraw amounts so
                                        invested, plus interest at a rate equal
                                        to the Assumed Reinvestment Rate, in the manner specified in the Prospectus
                                        Supplement. See 'ENHANCEMENT--Deposit
                                        Agreement.'

SERVICING............................  The Servicer will be responsible for servicing, managing and making
                                        collections on the Contracts for a
                                        Series. In addition, the Servicer, if so
                                        specified in the related Prospectus
                                        Supplement, will act as custodian and
                                        will be responsible for maintaining
                                        custody of the Contracts and

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                                        related documentation on behalf of the
                                        Trustee. Advances with respect to
                                        delinquent payments of principal or
                                        interest on a Contract will be made by
                                        the Servicer only to the extent
                                        described in the related Prospectus
                                        Supplement. Such advances will be
                                        intended to provide liquidity only and,
                                        unless otherwise specified in the
                                        related Prospectus Supplement,
                                        reimbursable to the Servicer from
                                        scheduled payments of principal and
                                        interest, late collections, or from the
                                        proceeds of liquidation of the related
                                        Contracts or from other recoveries
                                        relating to such Contracts (including
                                        any insurance proceeds or payments from
                                        other credit support). In performing
                                        these functions, the Servicer will
                                        exercise the same degree of skill and
                                        care that it customarily exercises with
                                        respect to similar receivables or
                                        Contracts owned or serviced by it. Under
                                        certain limited circumstances, the
                                        Servicer may resign or be removed, in
                                        which event either the Trustee or a
                                        third-party servicer will be appointed
                                        as successor servicer. The Servicer will

                                        receive a periodic fee as servicing
                                        compensation (the 'Servicing Fee') and
                                        may, as specified herein and in the
                                        related Prospectus Supplement, receive
                                        certain additional compensation. See
                                        'SERVICING OF CONTRACTS--Servicing
                                        Compensation and Payment of Expenses'
                                        herein.

FEDERAL INCOME
  TAX CONSIDERATIONS

     A. DEBT SECURITIES AND
          REMIC RESIDUAL
          SECURITIES.................  If (i) an election is made to treat all or a portion of a Trust Fund for a
                                        Series as a 'real estate mortgage
                                        investment conduit' (a 'REMIC') or (ii)
                                        so provided in the related Prospectus
                                        Supplement, a Series of Securities will
                                        include one or more Classes of taxable
                                        debt obligations under the Internal
                                        Revenue Code of 1986, as amended (the
                                        'Code'). Stated interest with respect to
                                        such Classes of Securities will be
                                        reported by a Holder in accordance with
                                        the Holder's method of accounting except
                                        that, in the case of Securities
                                        constituting 'regular interests' in a
                                        REMIC ('Regular Interests'), such
                                        interest will be required to be reported
                                        on the accrual method regardless of a
                                        Holder's usual method of accounting.
                                        Securities that are Compound Interest
                                        Securities, Zero Coupon Securities or
                                        Interest Only Securities will, and
                                        certain other Classes of Securities may,
                                        be issued with original issue discount
                                        that is not de minimis. In such cases,
                                        the Holder will be required to include
                                        original issue discount in gross income
                                        as it accrues, which may be prior to the
                                        receipt of cash attributable to such
                                        income. If a Security is issued at a
                                        premium, the holder may be entitled to
                                        make an election to amortize such
                                        premium on a constant yield method.

                                       In the case of a REMIC election, a
                                        Class of Securities may be treated as
                                        REMIC 'residual interests' ('Residual
                                        Interests'). A holder of a Residual
                                        Interest will be required to include in
                                        its income its pro rata share of the

                                        taxable income of the REMIC. In certain
                                        circumstances, the holder of a Residual
                                        Interest may have REMIC taxable income
                                        or tax liability attributable to REMIC
                                        taxable income for a particular period
                                        in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual
                                        Interest (i) except in certain
                                        circumstances with respect to a Holder
                                        classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a

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                                        Holder that is subject to tax under the
                                        Code on unrelated business taxable
                                        income, may be treated as unrelated
                                        business taxable income and (iii) for a
                                        foreign holder, may not qualify for
                                        exemption from or reduction of
                                        withholding. In addition, (i) Residual
                                        Interests are subject to transfer
                                        restrictions and (ii) certain transfers
                                        of Residual Interests will not be
                                        recognized for federal income tax
                                        purposes. Further, individual holders
                                        are subject to limitations on the
                                        deductibility of expenses of the REMIC.
                                        See 'CERTAIN FEDERAL INCOME TAX
                                        CONSIDERATIONS.'

     B. NON-REMIC
          PASS-THROUGH
          SECURITIES.................  If so specified in the related
                                        Prospectus Supplement, the Trust Fund
                                        for a Series will be treated as a
                                        grantor trust and will not be classified
                                        as an association taxable as a
                                        corporation for federal income tax
                                        purposes and Holders of Securities of
                                        such Series ('Pass-Through Securities')
                                        will be treated as owning directly
                                        rights to receive certain payments of
                                        interest or principal, or both, on the
                                        Primary Assets held in the Trust Fund

                                        for such Series. All income with respect to a Stripped Security (as defined herein) will be accounted for as original issue discount and, unless otherwise specified in the related
                                        Prospectus Supplement, will be reported
                                        by the Trustee on an accrual basis,
                                        which may be prior to the receipt of
                                        cash associated with such income.

                                       The holder of a Pass-Through Security
                                        must include in income its share of all
                                        income of the Trust Fund to the extent
                                        such income is allocable to it and may,
                                        subject to certain limitations for
                                        individual Holders, deduct its share of
                                        all expenses of the Trust Fund. See
                                        'CERTAIN FEDERAL INCOME TAX
                                        CONSIDERATIONS.'

     C. OWNER TRUST
          SECURITIES.................  If so specified in the Prospectus
                                        Supplement, the Trust Fund will be
                                        treated as a partnership for purposes of
                                        federal and state income tax. Each
                                        Noteholder, by the acceptance of a Note
                                        of a given series, will agree to treat
                                        such Note as indebtedness, and each
                                        Certificateholder, by the acceptance of
                                        a Certificate of a given series, will
                                        agree to treat the related Trust as a
                                        partnership in which such
                                        Certificateholder is a partner for
                                        federal income and state tax purposes.
                                        Alternative characterizations of such
                                        Trust and such Certificates are
                                        possible, but would not result in
                                        materially adverse tax consequences to
                                        Certificateholders. See 'CERTAIN FEDERAL
                                        INCOME TAX CONSIDERATIONS.'

ERISA CONSIDERATIONS.................  A fiduciary of any employee benefit plan subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ('ERISA'), or the Code should carefully
                                        review with its own legal advisors
                                        whether the purchase or holding of
                                        Securities could give rise to a
                                        transaction prohibited or otherwise
                                        impermissible under ERISA or the Code.
                                        See 'ERISA CONSIDERATIONS.'

LEGAL INVESTMENT.....................  Unless otherwise specified in the related Prospectus Supplement,

                                        Securities of each Series offered by
                                        this Prospectus and the related
                                        Prospectus Supplement will not
                                        constitute 'mortgage related securities' under the Secondary Mortgage Market
                                        Enhancement Act of 1984 ('SMMEA').
                                        Investors whose investment authority is
                                        subject to legal restrictions should
                                        consult their own legal advisors to
                                        determine whether and to what extent the Securities constitute legal investments for them. See 'LEGAL INVESTMENT.'

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USE OF PROCEEDS......................  The Depositor will use the net proceeds from the sale of each Series for one or
                                        more of the following purposes: (i) to
                                        purchase the related Primary Assets,
                                        (ii) to repay indebtedness which has
                                        been incurred to obtain funds to acquire
                                        such Primary Assets, (iii) to establish
                                        any Reserve Funds described in the
                                        related Prospectus Supplement and (iv)
                                        to pay costs of structuring and issuing
                                        such Securities, including the costs of
                                        obtaining Enhancement, if any. If so
                                        specified in the related Prospectus
                                        Supplement, the purchase of the Primary
                                        Assets for a Series may be effected by
                                        an exchange of Securities with the
                                        Seller of such Primary Assets. See 'USE
                                        OF PROCEEDS.'

RATINGS..............................  It will be a requirement for issuance of any Series that the Securities offered
                                        by this Prospectus and the related
                                        Prospectus Supplement be rated by at
                                        least one Rating Agency in one of its
                                        four highest applicable rating
                                        categories. The rating or ratings
                                        applicable to Securities of each Series
                                        offered hereby and by the related
                                        Prospectus Supplement will be as set
                                        forth in the related Prospectus
                                        Supplement. A securities rating should
                                        be evaluated independently of similar
                                        ratings on different types of
                                        securities. A securities rating does not
                                        address the effect that the rate of
                                        prepayments on Contracts or Underlying

                                        Contracts relating to Private
                                        Securities, as applicable, for a Series
                                        may have on the yield to investors in
                                        the Securities of such Series. See 'RISK
                                        FACTORS--Rating of Securities.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and
(iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Contracts or Underlying Contracts, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Contract, together with any senior financing on the related Mortgaged Property, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Contracts could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of a Mortgaged Property.

     Certain Other Legal Considerations Regarding the Contracts. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Contract to damages and administrative enforcement.

     The Contracts are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Contracts;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS' herein.

     The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.


     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each

Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related

Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate', if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Contracts or Underlying Contracts relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Contracts or Underlying Contracts, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable,

to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Contracts or Underlying Contracts, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series, such contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Contracts or Underlying Contracts, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. If any Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Contracts relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.


     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE CONTRACTS

     Contracts. The Primary Assets for a Series may consist, in whole or part, of (i) conventional manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), originated by a manufactured housing dealer in the ordinary course of business and (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts' and together with Manufactured Housing Contracts, the 'Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the 'Manufactured Homes') securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter.'

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Contract. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Contracts secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Contracts are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the

Contract either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Contracts, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Contracts for a Series may include Contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Contracts for a Series may include Contracts that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Contracts that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Contracts (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Contracts, and, in the case of adjustable rate Contracts, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Contracts; (d) the weighted average original and remaining term-to-stated maturity of the Contracts and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Contracts, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Contracts that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Contracts; (h) the percentage (by principal balance as of the Cut-off Date) of Contracts that are secured by Mortgaged Properties, Home Improvements, Manufactured Homes, the real estate on which the Manufactured Homes are located or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Contracts; (j) the percentage of Contracts (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Contracts; and (l) the delinquency status and year of origination of the Contracts. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Contracts for a Series.

     If information of the nature described above respecting the Contracts is not known to the Depositor at the time the Securities are initially offered,

approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Contracts (the 'Underlying Contracts') or (b) collateralized obligations secured by Underlying Contracts. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Contracts may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Contracts will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Contracts. Underlying Contracts will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS

Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Contracts after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. As further described in the related Prospectus Supplement, such Underlying Contracts will generally be secured by Mortgages on Mortgaged Properties, purchase money security interests in Home Improvements, security interests in Manufactured Homes, Mortgages on the real estate on which the Manufactured Homes are located or unsecured.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Contracts or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Contracts and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Contracts including (A) the payment features of such Underlying Contracts (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Contracts insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Contracts and (D) the minimum and maximum stated maturities of such Underlying Contracts at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Contracts underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Contracts may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a

Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Contract at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.


     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Contract secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Contract at an amount less than the then outstanding principal balance of such Contract. The amount of the secured debt could be reduced to such value, and the holder of such Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Contract exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Contract can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Contract or a reduction by such court of the principal amount of a Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Contracts, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                             SERVICING OF CONTRACTS

GENERAL

     Customary servicing functions with respect to Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Contract and (ii) to the extent provided in the related Agreement,

arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Contract.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the

     Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Contract, together with accrued and unpaid interest thereon to the Due Date for such Contract next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Contract;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Contracts. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Contracts will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Contracts typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Contracts declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Contract. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted

Contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Contract or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Contract available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Contract, a modification of such Contract (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Contract under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Contract. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Contract may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Contracts.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Contracts, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER


     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS--The Contracts.'

     With respect to Contracts secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Contracts for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Contracts. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Contract the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Contract will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Contract Schedule'). Such Contract Schedule will specify with respect to each Contract: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Contract is an adjustable rate Contract, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying

Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and


          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Contracts. See 'SERVICING OF CONTRACTS--Evidence as to Compliance' herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Contracts include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Contracts, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero

Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

CONTRACTS SECURED BY MORTGAGES

     Mortgages

     Certain Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

     Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.


     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

     Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

     Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

     Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Due-on-Sale Clauses

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

     Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

     Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

CONTRACTS NOT SECURED BY MORTGAGES

     General

     The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Security Interests in the Manufactured Homes

     The Manufactured Homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactered Home in such state, and if steps are not taken to re-perfect a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

     Enforcement of Security Interest in Manufactured Homes and Home
Improvements

     So long as the Manufactured Home or Home Improvement has not become subject to the real estate law, a creditor can repossess a Manufactured Home or Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Contracts may also consist of installment sales contracts. Under certain types of installment sales contracts ('Installment Sales Contracts') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Contracts) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Contract included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the

Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Contracts or Underlying Contracts in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Contracts or Underlying Contracts had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ('REMIC') under the Internal Revenue Code of 1986, as amended (the 'Code'); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.


TAXATION OF DEBT SECURITIES

     Status as Real Property Contracts. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood will have advised the Depositor that: (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code section 593(d); (ii) Securities held by a domestic building and loan association will constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code section 856(c)(5)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code section 856(c)(3)(B) and (iv) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in 'qualified mortgages' as defined in Code Section 860G(a)(3).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general,

OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public

(excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Contracts, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Contracts will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Contracts, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under '--Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Contracts, underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under
Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See '--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Contracts underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Contracts underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Contracts), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the Underlying Contracts) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an Underlying Contract). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a

Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a mutual savings bank or domestic building and loan association will represent interests in 'qualifying real property loans' within the meaning of Code Section 593(d) (assuming that at least 95% of the REMIC's assets are 'qualifying real property loans'); (ii) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (iii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code
Section 856(c)(6)(B), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of the REMIC.

     Under Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31,

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1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, special counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'qualifying real property loans' under Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(5)(A) of the Code, and 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the

Residual Interest

Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. An exception applies to organizations to which Code Section 593 applies (generally, certain thrift institutions); however, such exception will not apply if the aggregate value of the Residual Interest Securities is not considered to be 'significant,' as described below. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.' Regulations provide that a Residual Interest Security has significant value only if (i) the aggregate issue price of the Residual Interest Security is at least 2% of the aggregate of the issue prices of all Regular Interest Securities and Residual Interest Securities in the REMIC and (ii) the anticipated weighted average life (determined as specified in the Proposed Regulations) of the Residual Interest Securities is at least 20% of the weighted average life of the REMIC.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual

Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that on December 28, 1993, the Internal Revenue Service released temporary regulations (the 'Temporary Mark to Market Regulations') relating to the requirement that a securities dealer mark-to-market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Temporary Mark to Market Regulations provide that for purposes of this mark-to-market requirement, a 'negative value' REMIC residual interest is not treated as a security and thus may not be marked to market. In addition, a dealer is not required to identify such REMIC Residual Interest Security as held for investment. In general, a REMIC Residual Interest Security has negative value if, as of the date a taxpayer acquires the REMIC Residual Interest Security, the present value of the tax liabilities associated with holding the REMIC Residual Interest Security exceeds the sum of (i) the present value of the expected future distributions on the REMIC Residual Interest Security, and (ii) the present value of the anticipated tax savings associated with holding the REMIC Residual Interest Security as the REMIC generates losses. The amounts and present values of the anticipated tax liabilities, expected future distributions and anticipated tax savings are all to be determined using (i) the prepayment and reinvestment assumptions adopted under Section 1272(a)(6), or that would have been adopted had the REMIC's regular interests been issued with OID, (ii) any required or permitted clean up calls, or required qualified liquidation provided for in the REMIC's organizational documents and (iii) a discount rate equal to the 'applicable Federal rate' (as specified in Section 1274(d)(1) that would apply to a debt instrument issued on the date of acquisition of the REMIC Residual Interest Security. Furthermore, the Temporary Mark to Market Regulations provide the IRS with the authority to treat any REMIC Residual Interest Security having substantially the same economic effect as a 'negative value' residual interest as a 'negative value' residual interest.

     On January 3, 1995, the IRS released proposed regulations under section 475 (the 'Proposed Mark-to-Market Regulations'). The Proposed Mark-to-Market Regulations provide that any REMIC Residual Interest acquired after January 3, 1995 cannot be marked to market, regardless of the value of such REMIC residual interest. The Temporary Mark-to-Market Regulations described above still apply to any REMIC Residual Interest acquired on or prior to Janaury 3, 1995. Thus, holders of positive value REMIC Residual Interests acquired on or prior to January 3, 1995 may continue to mark such residual interests to market for the entire economic life of such interests.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.


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
TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Contracts. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Contracts. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Contracts.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Contracts (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Contracts directly, received directly its share of the amounts received with respect to the Contracts, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Contracts and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Contracts in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Contract as having a fair market value proportional to the share of the aggregate principal balances of all of the Contracts that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Contract (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Contract allocable to the Security, the interest in the Contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Contracts underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Contracts, a right to receive only principal payments on the Contracts, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Contract principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Contract by Contract basis, which could result in some Contracts being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the Underlying Contracts, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Contracts as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Contract underlying a Security.

     Under certain circumstances, if the Contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of


                                       58
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the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Contracts. The IRS could take the position that the Contracts' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'qualifying real property loans' within the meaning of Section 593(d) of the Code, 'real estate assets' within the meaning of Section 856(c)(6)(B) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent 'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. For taxable years beginning after December 31, 1993, the maximum tax rate on ordinary income for individual taxpayers is 39.6% and the maximum tax rate on long-term capital gains reported after December 31, 1990 for such taxpayers is 28%. The maximum tax rate on both ordinary income and long-term capital gains of corporate taxpayers is 35%.


MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

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TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Contracts were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.


     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.


     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contract will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Contract by Contract basis.)

     If the Trust Fund acquires the Contracts at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Under Section 708 of the Code, the Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Trust Fund as a new partnership. The Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Trust Fund might not be able to comply due to lack of data.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the

Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ('Plans'), and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ('prohibited transactions') involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('DOL') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered

Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;


          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be 'plan assets' for purposes of ERISA under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to purchase the Securities.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ('Lehman Brothers') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Company by Brown & Wood, New York, New York.

                                    EXPERTS

     The financial statements and schedules for the fiscal years ended December 31, 1991, December 31, 1992 and December 31, 1993, audited by Ernst & Young, independent auditors, are included or incorporated by reference in the Depositor's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 (the '1993 Form 10-K'). The 1993 Form 10-K is incorporated by reference in this Prospectus in reliance upon the opinions of such firms appearing therein given upon the authority of those firms as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See 'Available Information.'

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Contract and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Contract, the lesser of the appraised value determined in an appraisal obtained at origination of the Contract or sales price of such mortgaged property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.


     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Contracts' means Home Improvement Contracts and Manufactured Housing Contracts, collectively.


     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Contract during a specified period over the amount of interest required to be paid by an obligor on such Contract on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Lehman ABS Corporation.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.


     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Contract, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contract or installment loan agreement which may be unsecured or secured by purchase money security interests in the Home Improvement financed thereby or by a mortgage on the related Mortgaged Property.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Index' means the index applicable to any adjustments in the Loan Rates of any adjustable rate Contracts.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Contracts.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Contract or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.


     'Lifetime Rate Cap' means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Contract.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Contract, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Contract.

     'Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement.

     'Manufactured Housing Contract' means any conventional manufactured housing installment sales contract or installment loan agreement originated by a manufactured housing dealer in the ordinary course of business secured either by the related Manufactured Home or by a Mortgage on the real estate on which the Manufactured Home is located.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Contract.

     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Contract.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Contract.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.


     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Contracts) and the Trustee.

     'Primary Assets' means the Private Securities and/or Contracts, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Contract, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Contracts or collateralized obligations secured by Underlying Contracts. Such pass-through securities or collateralized obligations will have previously been offered and distributed to the public pursuant to an effective registration statement.

     'Property' means either a Home Improvement, a Manufactured Home or a Mortgaged Property securing a Contract, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     'PS Servicer' means the servicer of the Underlying Contracts.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Contract, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Contracts, the

Person if any, designated in the related Prospectus Supplement to service Contracts for that Series, or the successors or assigns of such Person.

     'Single Family Property' means property securing a Contract consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Contracts' means loans of the type eligible to be Contracts underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

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

            ------------------------------------------------------
            ------------------------------------------------------

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                             ---------------------

                               TABLE OF CONTENTS

                                                  PAGE
                                                ---------
PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference...................................        S-2
Summary.......................................        S-3
Risk Factors..................................       S-15
The First National Bank of Keystone...........       S-18
Origination and Underwriting Guidelines.......       S-19
The Title I Loan Program and the Contract of
  Insurance...................................       S-19
The Master Servicer and Claims
  Administrator...............................       S-25
Contract of Insurance Holder..................       S-25
Description of the Loans......................       S-25
Prepayment and Yield Considerations...........       S-30
Description of the Certificates...............       S-37
Description of the Purchase Agreement.........       S-56
The Certificate Insurer.......................       S-56
Use of Proceeds...............................       S-57
Certain Federal Income Tax Consequences.......       S-57
State Taxes...................................       S-59
ERISA Considerations..........................       S-59
Legal Investment Considerations...............       S-60
Underwriting..................................       S-60
Legal Matters.................................       S-61
Experts.......................................       S-61
Ratings.......................................       S-61
Index of Defined Terms........................       S-62
Annex I--Global Clearance, Settlement and Tax

  Documentation Procedures....................      A-I-1
Annex II--Capital Markets Assurance
  Corporation Financial Statements............     A-II-1
PROSPECTUS
Prospectus Supplement.........................          2
Available Information.........................          2
Reports to Holders............................          2
Summary of Terms..............................          3
Risk Factors..................................         12
Description of the Securities.................         15
The Trust Funds...............................         18
Enhancement...................................         23
Servicing of Contracts........................         25
The Agreements................................         31
Certain Legal Aspects of the Contracts........         39
The Depositor.................................         47
Use of Proceeds...............................         47
Certain Federal Income Tax Considerations.....         48
State Tax Considerations......................         65
ERISA Considerations..........................         66
Legal Investment..............................         68
Plan of Distribution..........................         68
Legal Matters.................................         68
Experts.......................................         68
Additional Information........................         68
Glossary of Terms.............................         69

            ------------------------------------------------------
            ------------------------------------------------------

            ------------------------------------------------------
            ------------------------------------------------------

                                  $205,041,000
                               LEHMAN FHA TITLE I
                               LOAN TRUST 1995-6

                                FHA TITLE I LOAN
                           ASSET BACKED CERTIFICATES,
                                 SERIES 1995-6

                    $68,600,000 CLASS A-1 6.68% CERTIFICATES
                    $32,340,000 CLASS A-2 6.63% CERTIFICATES
                    $42,140,000 CLASS A-3 6.68% CERTIFICATES
                    $12,740,000 CLASS A-4 7.06% CERTIFICATES
                    $49,221,000 CLASS A-5 7.32% CERTIFICATES
                          0.4925% CLASS S CERTIFICATES

                      THE FIRST NATIONAL BANK OF KEYSTONE,
                                   AS SELLER

                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR

                   -----------------------------------------
                             PROSPECTUS SUPPLEMENT
                               NOVEMBER 13, 1995
                   -----------------------------------------

                                LEHMAN BROTHERS
                        COAST PARTNERS SECURITIES, INC.


            ------------------------------------------------------
            ------------------------------------------------------

       =================================================================

No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Supplement, the Prospectus Supplement or the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Supplement, the Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Supplement, the Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to their respective dates.

                        _______________

                       TABLE OF CONTENTS

SUPPLEMENT                                                 Page
Incorporation of Certain
  Documents by Reference.................................  S1-2
Available Information....................................  S1-2
General..................................................  S1-3
Risk Factors.............................................  S1-3
The First National Bank of Keystone......................  S1-5
Description of the Certificates..........................  S1-5
Description of the Loans.................................  S1-7
Certain Statistical Characteristics of the Loans.........  S1-8
Historical Payments of Principal......................... S1-11
Sensitivity of the Pre-Tax Yield and Weighted
  Average Life of the Class S Certif1cates............... S1-12
The Certificate Insurer.................................. S1-16
Certain Federal Income Tax Consequences.................. S1-16
Experts.................................................. S1-17
Ratings.................................................. S1-17
Annex A Capital Markets Assurance Corporation
  Financial Statements

PROSPECTUS SUPPLEMENT
Incorporation of Certain Documents by
  Reference..............................................   S-2
Summary..................................................   S-3
Risk Factors.............................................  S-15
The First National Bank of Keystone......................  S-18
Origination and Underwriting Guidelines..................  S-19
The Title I Loan Program and the Contract of
  Insurance..............................................  S-19
The Master Servicer and Claims Administrator.............  S-25
Contract of Insurance Holder.............................  S-25
Description of the Loans.................................  S-25
Prepayment and Yield Considerations......................  S-30

Description of the Certificates..........................  S-37
Description of the Purchase Agreement....................  S-56
The Certificate Insurer..................................  S-56
Use of Proceeds..........................................  S-57
Certain Federal Income Tax Consequences..................  S-57
State Taxes..............................................  S-59
ERISA Considerations.....................................  S-59
Legal Investment Considerations..........................  S-60
Underwriting.............................................  S-60
Legal Matters............................................  S-61
Experts..................................................  S-61
Ratings..................................................  S-61
Index of Defined Terms...................................  S-62
Annex I Global Clearance, Settlement and Tax
  Documentation Procedures............................... A-I-1
Annex II Capital Markets Assurance Corporation
  Financial Statements................................... A-II-1

PROSPECTUS
Prospectus Supplement....................................     2
Available Information....................................     2
Reports to Holders.......................................     2
Summary of Terms.........................................     3
Risk Factors.............................................    12
Description of the Securities............................    15
The Trust Funds..........................................    18
Enhancement..............................................    23
Servicing of Contracts...................................    25
The Agreements...........................................    31
Certain Legal Aspects of the Contracts...................    39
The Depositor............................................    47
Use of Proceeds..........................................    47
Certain Federal Income Tax Considerations................    48
State Tax Considerations.................................    65
ERISA Considerations.....................................    66
Legal Investment.........................................    68
Plan of Distribution.....................................    68
Legal Matters............................................    68
Experts..................................................    68
Additional Information...................................    68
Glossary of Terms........................................    69

       =================================================================



       =================================================================


                              LEHMAN FHA TITLE I

                               LOAN TRUST 1995-6


                               FHA TITLE I LOAN
                                 ASSET-BACKED
                                 CERTIFICATES,
                                 SERIES 1995-6

               Notional Amount Class S 0.4925% Certificate Rate


                          THE FIRST NATIONAL BANK OF
                                   KEYSTONE,
                                   AS SELLER



                               -----------------

                                  SUPPLEMENT
                               November 20, 1996

                               -----------------


                                LEHMAN BROTHERS

       =================================================================